As filed with the Securities and Exchange Commission on February 13, 2006
An Exhibit List can be found on page II-11.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_____________________________

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

INFINIUM LABS, INC.
(Name of small business issuer in its charter)

Delaware	7389	65-1048794
(State or other	(Primary Standard Industrial	(I.R.S. Employer
Jurisdiction of	Classification Code Number)	Identification No.)
Incorporation or
Organization)

1191 2ND Avenue, Suite 500
Seattle, WA 98101
(206) 393-3000
(Address and telephone number of principal executive offices and principal place of business)

Greg Koler, Chief Executive Officer and Interim Chief Financial Officer
INFINIUM LABS, INC.
1191 2ND Avenue, Suite 500
Seattle, WA 98101
(206) 393-3000
(Name, address and telephone number of agent for service)

Copies to:
Darrin Ocasio, Esq. Eric A. Pinero, Esq. Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas, 21st Flr. New York, New York 10018 (212) 930-9700 (212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock issuable upon conversion of debentures	49,000,000 (2)	$.02(3)	$980,000	$104.86
Common Stock issuable upon exercise of warrants	1,000,000 (4)	$1.09(5)	$1,090,000	$116.63
Total	50,000,000			$221.49

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes a good faith estimate of the number of shares issuable upon conversion of the debentures. The amount to be registered also includes shares of common stock issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. Should the conversion ratio of our convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 10, 2006, which was $.02 per share.

(4) Includes shares underlying warrants exercisable at $1.09 per share.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.09.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2006

INFINIUM LABS, INC.
50,000,000 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholder of up to 50,000,000 shares of our common stock, including up to 49,000,000 shares of common stock underlying convertible debentures, and up to 1,000,000 issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures being converted multiplied by 110, less the product of the conversion formula multiplied by 100 times the dollar amount of the debenture being converted, which is divided by the conversion formula. The conversion formula for the convertible debentures is the lesser of (i) $0.10, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion. The warrant is exercisable into 5,000,000 shares of common stock for a period of three years at an exercise price of $1.09 per share. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an underwriter of the shares of common stock, which it is offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "IFLB". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 10, 2006, was $.02.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Infinium Labs, Inc., with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Table Of Contents

Prospectus Summary	3

Risk Factors	5

Use of Proceeds	14

Market for Common Equity and Related Stockholder Matters	14

Management’s Discussion and Analysis of Financial Condition and Results of Operations	15

Description of Business	20

Description of Property	23

Legal Proceedings	23

Directors, Executive Officers, Promoters and Control Persons	24

Executive Compensation	27

Certain Relationships and Related Transactions	29

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	30

Security Ownership of Certain Beneficial Owners and Management	31

Description of Securities Being Registered	31

Indemnification for Securities Act Liabilities	32

Plan of Distribution	32

Selling Stockholder	34

Legal Matters	37

Experts	37

Available Information	37

Financial Statements	F-1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

INFINIUM LABS, INC.

We are developing and seeking to commercialize the Phantom Lapboard, a wireless, rotating custom keyboard/turntable with integrated mousepad. After establishing the Phantom Lapboard, we may seek to develop and commercialize the Phantom Game Service, a video game delivery system designed to allow consumers to search, preview and play a large selection of video games on demand via a broadband Internet connection. We have not yet generated any revenue from operations. Our ability to generate revenue in the future is dependent on our ability to successfully develop and commercialize the Phantom Lapboard.

For the three months ended September 30, 2005 and 2004, we generated no revenues and a net loss of $5,168,061 and $7,735,696, respectively. For the year ended December 31, 2004 and the two-month period ended December 31, 2003, we generated no revenues and a net loss of $33,819,787 and $674,945, respectively. As a result of our substantial need for working capital and other factors, our auditors in their report dated April 14, 2005, except for Note 2, 7, 8(G), 9, 10 as to which date is December 16, 2005, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 1191 2ND Avenue, Suite 500, Seattle, Washington 98101 and our telephone number is (206) 393-3000. We are a Delaware corporation.

The Offering
Common stock offered by selling stockholder
Up to 50,000,000 shares, including up to 49,000,000 shares of common stock underlying convertible debentures in the amount of $50,000 and up to 1,000,000 issuable upon the exercise of common stock purchase warrants at an exercise price of $1.09 per share, based on current market prices and assuming full conversion of the convertible debentures and the full exercise of the warrants (includes a good faith estimate of the shares underlying convertible debentures and shares underlying warrants). This number represents 12.16% of our then current outstanding stock.

Common stock to be outstanding after the offering	Up to 461,209,612 shares assuming the full exercise of our warrants and conversion of our convertible debentures
Use of proceeds
We will not receive any proceeds from the sale of the common stock However, we will receive up to $1,090,000 upon exercise of 1,000,000 warrants by the selling stockholder being registered in this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. We received an aggregate of $50,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $50,000 for the general working capital purposes.

Over-The-Counter Bulletin Board Symbol	IFLB

The above information regarding common stock to be outstanding after the offering is based on 411,209,612 shares of common stock outstanding as of February 9, 2006 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

On January 25, 2006, we completed a private placement pursuant to which we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (“Golden Gate”) dated as of January 24, 2006, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of January 24, 2006, for the sale of (i) a $50,000 principal amount convertible debenture and (ii) a warrant to purchase 5,000,000 shares of our common stock. Golden Gate provided us with an aggregate of $130,000 in gross proceeds upon the execution of final definitive agreements. Upon notification that the registration statement (as described below) has been filed with the SEC by February 14, 2006, Golden Gate shall wire us $150,000. If the registration statement is filed later than February 14, 2006, Golden Gate shall wire us $50,000. These amounts shall represent a prepayment towards the exercise of the warrant.

The debenture bears interest at 5¼%, mature three years from the date of issuance, is convertible into our common stock, at Golden Gate’s option. The convertible debenture is convertible into the number of our shares of common stock equal to the dollar amount of the debenture being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, which is divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $0.10, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion. Beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, Golden Gate is obligated to convert at least 5%, but no more than 10%, of the face value of the debenture per calendar month into shares of our common stock, so long as the shares are available, registered and freely tradable. If Golden Gate converts more than 5% of the face value of the debenture in any calendar month, the excess over 5% shall be credited against the next month’s minimum conversion amount. In the event that Golden Gate does not convert at least 5% of the face value of the debenture in any calendar month, Golden Gate shall not be entitled to collect interest on the debenture for that month and shall not be entitled to receive shares of our common stock issuable upon conversion of the debenture, provided that we provide Golden Gate with written notice of such failure to convert the minimum monthly conversion amount. However, in the event that our volume weighted average price is less than $.01, we will have the option to prepay the debenture at 130% rather than have the debenture converted. If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.

In addition, beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, Golden Gate is obligated to exercise the warrant concurrently with the submission of a conversion notice by Golden Gate with respect to the debenture, in the same percentage of the debenture being converted. If Golden Gate exercises more than 5% of the warrants in any calendar month, the excess over 5% shall be credited against the next month’s minimum exercise amount. In the event Golden Gate does not exercise the warrant concurrently with the conversion of the debenture, it shall not be entitled to receive shares of our common stock for the portion of the debenture being simultaneously converted. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share. Accordingly, if all warrants are exercised by Golden Gate which we are registering in this prospectus, we will receive $1,090,000 in proceeds.

Golden Gate has contractually agreed to restrict its ability to convert its debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

In addition, on January 24, 2006, we entered into a Registration Rights Agreement with Golden Gate pursuant to which we are obligated to file a registration statement on Form SB-2 to effect the registration of our common stock issuable upon conversion of the debenture and exercise of the warrant as soon as practicable following the closing date. We are obligated to cause such registration statement to be declared effective no later than 150 days after the closing date.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Golden Gate was an accredited investor and/or qualified institutional buyer, Golden Gate had access to information about us and their investment, Golden Gate took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

We incurred net losses of $33,819,787 for the year ended December 31, 2004 and $674,945 for the two-month period ended December 31, 2003. Our monthly burn rate is approximately $250,000 per month and, accordingly, we will need to raise approximately $1,600,000 over the next 12 months in order to sustain our current operations. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to market and sell our products. Our possible success is dependent upon the successful development and marketing of our products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on our current funding arrangement with Golden Gate, upon the effectiveness of this prospectus, which will allow Golden Gate to convert its convertible debenture and exercise its warrants and, in turn, provide us with funding, we do not anticipate that we will require additional funds to continue our operations for the next 9 months. In the event that our financing arrangement with Golden Gate is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated April 14, 2005, except for Note 2, 7, 8(G), 9, 10 as to which date is December 16, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraint, an accumulated deficit of $36,764,861 at December 31, 2004 and recurring losses from operations. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders’ deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE WILL REQUIRE ADDITIONAL FUNDING TO LAUNCH OUR PHANTOM LAPBOARD AND IF WE ARE UNSUCCESSFUL IN OBTAINING ADDITIONAL FUNDING, WE WILL BE UNABLE TO EXECUTE OUR BUSINESS PLAN AND GO OUT OF BUSINESS.

We will need to obtain additional funding in order to:

☐	fund product development and launch of our Phantom Lapboard;

☐	finance additional growth and working capital requirements;

☐	respond to competitive pressures; and

☐	respond to other opportunities or challenges as they arise.

We expect that additional equity financing will result in substantial dilution of our stockholders. Debt financing will result in higher interest expense. The amount of any such debt cannot be predicted at this time, nor can our ability to obtain or service such debt be predicted. Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to us. Failure to obtain additional financing could cause us to go out of business.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE ARE UNABLE TO ACCURATELY FORECAST OUR REVENUES, AND A SHORTFALL IN REVENUES COULD CAUSE A MATERIAL ADVERSE EFFECT IN OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

We currently intend to increase our operating expenses substantially in order to, among other things:

☐	expand our current operating activities;

☐	fund sales and marketing activities;

☐	manufacture inventory; and

☐	incur capital expenditures.

Our expense levels are based, in part, on our expectations with regard to potential future revenues, and to a large extent such expenses will be fixed, particularly in the short term. To the extent we are not successful in generating such revenues, we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue-generating activities, either of which could cause us to go out of business. In addition, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing or marketing decisions that may adversely affect our revenues. Retail sales revenue is also subject to seasonal fluctuations. These factors add to the difficulty in accurately forecasting revenue.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND THE PC ACCESSORY INDUSTRY IS RAPIDLY CHANGING, WE ARE UNABLE TO ACCURATELY FORECAST OUR ACTUAL COSTS OF OPERATIONS, AND INCREASED COSTS OF OPERATIONS COULD CAUSE US TO GO OUT FO BUSINESS.

Because we have a limited operating history and because the PC accessory is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands, our costs may change dramatically over time. For example, in the event that the cost to manufacture the Phantom Lapboard is higher than projected or our manufacturing costs increase dramatically, we may not be able to generate profit, which may cause us to go out of business.

WE WILL DEPEND ON A LIMITED NUMBER OF THIRD PARTIES TO MANUFACTURE, DISTRIBUTE, AND SUPPLY CRITICAL COMPONENTS AND SERVICES FOR THE PHANTOM LAPBOARD. WE MAY BE UNABLE TO OPERATE OUR BUSINESS IF THESE PARTIES DO NOT PERFORM THEIR OBLIGATIONS.

We expect our Phantom Lapboard to be manufactured by a third party contract manufacturer. We expect to rely on sole suppliers for a number of key components for the Phantom Lapboard. We will not control the time and resources that these third parties devote to our business. We cannot be certain that these parties will perform their obligations as expected or that any revenue, cost savings, or other benefits will be derived from the efforts of these parties. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform their obligations in a timely manner, we may be delayed or prevented from commercializing our Phantom Lapboard. Because our relationships with these parties are expected to be non-exclusive, they may also support products and services that compete directly with us, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our Phantom Lapboard. This outcome would harm our ability to compete effectively and achieve increased market acceptance and brand recognition.

If our manufacturing relationships are not successful, we may be unable to satisfy demand for our Phantom Lapboard,. The ability of our manufacturers to reach sufficient production volume of the Phantom Lapboard to satisfy anticipated demand is subject to delays and unforeseen problems such as defects, shortages of critical components and cost overruns.

Moreover, our manufacturers will require substantial lead times to produce anticipated quantities of the Phantom Lapboard. Delays, product shortages and other problems could impair our retail distribution and brand image and make it difficult for us to attract customers. In addition, the loss of a manufacturer would require us to identify and contract with alternative sources of manufacturing, which we may be unable to do and which could prove time-consuming and expensive.

WE HAVE LIMITED EXPERIENCE IN OVERSEEING MANUFACTURING PROCESSES AND MANAGING INVENTORY AND FAILURE TO DO SO EFFECTIVELY MAY RESULT IN SUPPLY IMBALANCES OR PRODUCT RECALLS.

We intend to contract the production of the Phantom Lapboard to a third-party manufacturer. We expect to sell these units direct to consumers as well as through retailers and distributors. As part of this effort, we expect to maintain some finished goods inventory of the units throughout the year. Overseeing manufacturing processes and managing inventory are outside of our core business and our experience in these areas is limited. If we fail to effectively oversee the manufacturing process and manage inventory, we may suffer from insufficient inventory to meet consumer demand or excess inventory. Ineffective oversight of the manufacturing process could also result in product recalls.

WE EXPECT TO DISTRIBUTE THE PHANTOM LAPBOARD THROUGH RETAIL DISTRIBUTION AND IF RETAILERS ARE NOT SUCCESSFUL OR ARE UNWILLING TO SELL OUR PRODUCTS, WE MAY BE UNABLE TO SELL TO SUCH BRICK AND MORTAR RETAIL CONSUMERS.

We may depend on retail distribution to sell the Phantom Lapboard. In the event that retailers are reluctant to sell our products or in the event that their proposed financial terms are unacceptable to us, we may be unable to sell to traditional brick and mortar retail consumers, which may cause us to go out of business.

OUR PHANTOM LAPBOARD, WHILE COSTLY TO DEVELOP, MAY FAIL TO GAIN MARKET ACCEPTANCE. IF OUR PHANTOM LAPBOARD DOES NOT GAIN MARKET ACCEPTANCE, WE MAY BE UNABLE TO OPERATE OUR BUSINESS.

Subject to availability of financing, we plan to invest a considerable amount of money and resources in the launch of our Phantom Lapboard. However, our Phantom Lapboard is unproven and may fail to gain market acceptance. Because the market for our Phantom Lapboard is evolving, it is difficult to predict the size of the market and its rate of growth, if any. We cannot assure you that the market for PC accessories will continue to develop or be sustainable. If the market for the Phantom Lapboard fails to develop, develops more slowly than expected or becomes more competitive than is currently expected, we may no be able to keep up and go out of business.

WE MAY BE UNABLE TO ANTICIPATE CHANGES IN CONSUMER DEMANDS, AND IF WE ARE UNABLE TO EFFECTIVELY MEET CONSUMER DEMAND, WE WILL NOT MAKE SALES AND GO OUT OF BUSINESS.

We anticipate that the Phantom Lapboard will appeal primarily to children, teenagers and young adults, whose preferences cannot be predicted with certainty and are subject to rapid change. Our success will depend on our ability to identify gaming and entertainment trends as well as to anticipate, interpret, and react to changing consumer demands in a timely manner.

If we misjudge the market for our Phantom Lapboard, we may not be successful in achieving meaningful revenue, which may lead us to go out of business.

WE WILL FACE COMPETITION FROM A NUMBER OF SOURCES, WHICH MAY IMPAIR OUR REVENUES, INCREASE OUR CUSTOMER ACQUISITION COST, AND HINDER OUR ABILITY TO GENERATE NEW CUSTOMERS.

While we are not aware of any direct competitors to our Phantom Lapboard, we will compete indirectly with a large number of hardware manufacturers, Internet sites, and other companies providing gaming and entertainment services. Our competitors may include hardware manufactures, Internet sites, and other companies providing gaming and entertainment accessories; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own accessories to which they would direct their customers.

Our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. We cannot be certain that we will be able to successfully compete against current or future competitors. In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies or companies to provide or enhance such capabilities. Any of these efforts will take resources we may not have, which may force us to go out of business.

WE DEPEND ON A NUMBER OF KEY PERSONNEL, AND THEIR LOSS MAY CAUSE US TO GO OUT OF BUSINESS.

Our success will depend upon our senior management and technical personnel, particularly Greg Koler, our Chief Executive Officer and Interim Chief Financial Officer. The loss of the services of this or other persons may cause us to go out of business. Our success also depends on our ability to attract and retain qualified technical, sales, marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel in the PC accessories industry can be intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future.

WE MAY BE UNABLE TO SUCCESSFULLY MANAGE RAPID GROWTH, AND THE FAILURE TO DO SO COULD HARM OUR BUSINESS.

Subject to availability of financing, we plan to dramatically increase the scope of our operations in both sales and marketing as well as technological development. We expect that we will need to expand and improve our financial and managerial controls, reporting procedures and systems. Rapid growth and expansion in operations will place a significant strain on our managerial, operational and financial resources. Subject to availability of financing, we expect the number of our employees to increase in the future. To successfully compete in the PC accessory industry, we must implement financial and management controls; maintain our reporting systems and procedures; continue to scale our serving systems and upgrade their functional capabilities; and expand, train, retain and manage our work force. We cannot be certain that our systems, procedures or controls will be adequate to support our operations, or that management will be able to respond effectively to growth. Our future results of operations will also depend on the expansion of our sales, marketing and customer support departments.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO SECURE AND PROTECT PATENTS, TRADEMARKS AND OTHER PROPRIETARY RIGHTS.

Our success and ability to compete will be substantially dependent on our internally developed technologies and trademarks, which we plan to protect through a combination of patent, copyright, trade secret and trademark law. Our patent applications or trademark applications may not be approved. Even if they are approved, such patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of such trademarks will be restricted unless we enter into arrangements with such third parties that may be unavailable on commercially reasonable terms.

We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may license in the future elements of our trademarks, trade dress and similar proprietary rights to third parties. While we attempt to ensure that the quality of our brand is maintained by these business partners, such partners may take actions that could materially and adversely affect the value of our proprietary rights or our reputation. Our proprietary rights may not be viable or of value in the future since the validity, enforceability and scope of protection of certain proprietary rights is uncertain and still evolving.

WE ARE CURRENTLY IN DEFAULT ON CERTAIN OBLIGATIONS RELATING TO OUR DECEMBER 2004 SECURITIES PURCHASE AGREEMENT RELATING TO THE RESERVATION OF WARRANTS AND ISSUANCE OF SHARES REQUESTED IN DECEMBER 2005 FOR CONVERSION OF THE CONVERTIBLE DEBENTURES. ALTHOUGH THE INVESTORS HAVE NOT DELIVERED A NOTICE OF DEFAULT TO US TO COLLECT PENALTIES, NO ASSURANCE CAN BE GIVEN THAT WE WILL RESOLVE THIS MATTER OR THAT WE WILL NOT BE REQUIRED TO PAY PENALTIES. IF WE DO NOT RESOLVE THIS MATTER, IT COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

We are currently in default on certain obligations relating to our December 2004 Securities Purchase Agreement relating to the reservation of warrants and issuance of shares of our common stock requested by the investors in December 2005 upon delivery of notices of conversion to us with respect to the convertible debentures. We are in negotiation with certain parties representing all of the debtholders to workout payment of penalties and interest, and issuance of the remaining shares subject to the December 2005 conversion request. Although the investors have not delivered a notice of default to us to collect penalties, no assurance can be given that we will resolve this matter or that we will not be required to pay penalties. If we do not resolve this matter, it could result in legal action against us, which could require the sale of substantial assets.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of February 9, 2006, we had 411,209,612 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 489,604,317 shares of common stock at current market prices, and outstanding warrants to purchase 5,000,0000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of February 10, 2006 of $0.02.

		Effective	Number	% of
% Below	Price Per	Conversion	of Shares	Outstanding
Market	Share	Price	Issuable	Stock

25%	$.015	$.012	453,333,333	50.68%
50%	$.01	$.008	682,500,000	60.74%
75%	$.005	$.004	1,370,000,000	75.64%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Golden Gate is contractually required to exercise its warrants on a concurrent basis. The issuance of shares in connection with the exercise of the warrants and conversion of the convertible debentures results in the issuance of shares at an effective 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE UNABLE TO ISSUE SHARES OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE DEBENTURE FOR ANY REASON, WE ARE REQUIRED TO PAY PENALTIES TO GOLDEN GATE, REDEEM THE CONVERTIBLE DEBENTURE AT 130% AND/OR COMPENSATE GOLDEN GATE FOR ANY BUY-IN THAT IT IS REQUIRED TO MAKE.

If we are unable to issue shares of common stock upon conversion of the convertible debenture as a result of our inability to increase our authorized shares of common stock or as a result of any other reason, we are required to:

1
pay late payments to Golden Gate for late issuance of common stock upon conversion of the convertible debenture, in the amount of $100 per business day after the delivery date for each $10,000 of convertible debenture principal amount being converted or redeemed.

2
in the event we are prohibited from issuing common stock, or fail to timely deliver common stock on a delivery date, or upon the occurrence of an event of default, then at the election of Golden Gate, we must pay to Golden Gate a sum of money determined by multiplying up to the outstanding principal amount of the convertible debenture designated by Golden Gate by 130%, together with accrued but unpaid interest thereon.

3
if ten days after the date we are required to deliver common stock to Golden Gate pursuant to a conversion, Golden Gate purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Golden Gate of the common stock which it anticipated receiving upon such conversion (a "Buy-In"), then we are required to pay in cash to Golden Gate the amount by which its total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the convertible debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

In the event that we are required to pay penalties to Golden Gate or redeem the convertible debentures held by Golden Gate, we may be required to curtail or cease our operations.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In January 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $50,000 principal amount of convertible debentures, which are presently outstanding. The convertible debentures are due and payable, with 5¼ % interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 130% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1	that a broker or dealer approve a person's account for transactions in penny stocks; and
2	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

1	obtain financial information and investment experience objectives of the person; and
2
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

1	sets forth the basis on which the broker or dealer made the suitability determination; and
2	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants which we are registering in this prospectus in the amount up to $1,090,000 and we received an aggregate of $50,000 in connection with the issuance of the convertible debenture to the selling stockholder. We have used the $50,000 for the general working capital purposes. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "IFLB". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High Bid Price	Low Bid Price
First Quarter 2003	N/A	N/A
Second Quarter 2003	$1.26	$.001
Third Quarter 2003	$1.56	$ .00
Fourth Quarter 2003	$ .01	$ .01

First Quarter 2004	$2.50	$ .30
Second Quarter 2004	$2.02	$ .92
Third Quarter 2004	$1.81	$ .31
Fourth Quarter 2004	$1.45	$ .19

First Quarter 2005	$1.60	$ .24
Second Quarter 2005	$ .28	$ .09
Third Quarter 2005	$ .12	$ .04
Fourth Quarter 2005	$ .04	$ .001

HOLDERS

As of February 9, 2006, we had approximately 324 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

We are developing and seeking to commercialize the Phantom Lapboard, a wireless, rotating custom keyboard/turntable with integrated mousepad. We have not yet generated any revenue from operations. Our ability to generate revenue in the future is dependent on our ability to successfully develop and commercialize the Phantom Lapboard.

With adequate financing, we will launch the Phantom Lapboard in 2006 for sale directly through our Internet website. The Phantom Lapboard is designed with a pc gamer in mind, and is intended to transform the way gamers think about computer keyboards.

Some features of the Phantom Lapboard are: (1) a 360 degree rotating keyboard for left or right-handed users; (2) the first keyboard with a lap board for maximum comfort; (3) the first keyboard with mouse integrated 45 degree lift; (4) wireless functionality from approximately 30 feet; (5) gaming and media optimized key layout; (6) customized gamer keys for the competitive edge, (7) extended spacebar and (8) intended to have maximum durability to keep up with significant game play.

The Phantom Lapboard’s integrated mousepad provides a mousing surface anywhere the keyboard is used. This feature enhances the game experience by bringing the user’s hands closer together. The Phantom Lapboard turntable feature enables the user to find their individual “comfort zone” and the turntable and key layout optimizes use by left-handed and right-handed users.

Media coverage

The Phantom Lapboard was featured at the tenth anniversary of the E 3 game show in Los Angeles, California in 2004.

Marketing Objectives & Strategies

Our objective is to increase awareness and build buzz for Phantom Lapboard launch. To do this, we intend to intercept pc gamers virally by inhabiting their communities and informing them about the Phantom Lapboard in an informal and provocative manner and leveraging PR assets to create incremental industry and consumer buzz.

Viral Marketing

We intend to heavily rely on viral marketing and viral advertising to achieve our marketing objectives. Viral Marketing and viral advertising refer to marketing techniques that seek to exploit pre-existing social networks to produce exponential increases in brand awareness, through viral processes similar to the spread of an epidemic. It is word-of-mouth delivered and enhanced online; it harnesses the network effect of the Internet and can be very useful in reaching a large number of people rapidly. Viral marketing is sometimes used to describe some sorts of Internet-based stealth marketing campaigns, including the use of blogs, seemingly amateur web sites, to create word of mouth for a new product or service. Often the ultimate goal of viral marketing campaigns is to generate media coverage via "offbeat" stories worth many times more than the campaigning company's advertising budget. The term "viral advertising" refers to the idea that people will pass on and share cool and entertaining content; this is often sponsored by a brand, which is looking to build awareness of a product or service. Viral marketing is popular because of the ease of executing the marketing campaign, relative low-cost (compared to direct mail), good targeting, and the high and rapid response rate. The main strength of viral marketing is its ability to obtain a large number of interested people at a low cost.

Tactics we intend to utilize are one-to-one and online/viral techniques to identify, communicate and drive hardcore gamers (who are the most likely early adopters) to the Phantom Internet website. We also intend to infiltrate best-in-class video game communities with simple, easy to understand message and seeding on tech blogs, gaming sites and on-line player forums with compelling imagery and links to lapboard eye candy.

We intend to utilize low cost guerilla event/stunts to demo the product, reward involvement and interest from core target groups and to draw media attention to the Phantom Lapboard introduction. We will schedule PR announcements and interviews at appropriate times and intend to introduce highly limited and targeted print and web advertising to support launch and key promotional tentpoles (GDC, E3, Grads & Dads).

After initial launch, we intend to use database marketing and relationship marketing techniques to build loyalty and increase sales, roll out targeted advertising and promotions to grow initial interest/purchase of lapboard and to support new retailer partnerships, and leverage contract and content partnerships for presence at key industry events - i.e. E3 at Blizzard booth, gaming tournaments, etc.

Liquidity and Plan of Operations

We have incurred recurring losses from operations since inception. Our loss from operations for the year ended December 31, 2004 was $33,819,787 and our loss from operations for the nine-months ended September 30, 2005 was $25,973,923. At September 30, 2005, we had a working capital deficit of $11,012,265 and an accumulated deficit of $62,738,784. At December 31, 2004, we had a working capital deficit of $12,988,409 and an accumulated deficit of $36,764,861. In their report on our audited financial statements for the year ended December 31, 2004, our independent auditors expressed substantial doubt about our ability to continue as a going concern.

Our activities to date have been funded by equity and debt investments.  As of September, 2005, we had received approximately $3.6 million in equity investments and $13.5 million in debt and convertible debt financings.  As of December 31, 2004, we had received approximately $3.6 million in equity investments and $11.2 million in debt and convertible debt financings. At September 30, 2005, we were in default on payment of promissory notes aggregating $4,060,000 in principal amount, of which $1,400,000 is collateralized by a lien on our assets.  At December 31, 2004, we were in default on payment of a promissory note with a principal amount of $350,000. Our outstanding debt for borrowed money has generally been provided on a short-term basis, bears interest at rates ranging from 8% to 17% and, in many cases, was accompanied by the grant of common stock or warrants to purchase common stock, which contributed to the costs of the financings.  As of September 30, 2005, we have recorded an aggregate of $5,574,900 in debt discount, of which $5,085,338 was amortized as interest expense.   As of December 31, 2004, we have recorded an aggregate of $4,979,500 in debt discount, of which $2,175,588 was amortized as interest expense. In connection with financings aggregating $2.16 million in December 2004, we committed to pay penalties of 2% per month for each month after an agreed upon period (approximately three months) during which we fail to cause a resale registration statement covering the underlying shares to be declared effective by the Securities and Exchange Commission.

We do not have sufficient cash to continue operations for the next 12 months and are in immediate need of additional capital to fund our plan of operation. We presently have no commitments for additional financing and may not be able to obtain such financing. To support our working capital needs pending receipt of sufficient financing, we are seeking to settle outstanding liabilities through issuance of equity, and anticipate continuing to grant common stock to fund payroll and certain other ongoing costs.  During the year ended December 31, 2004 and nine months ended September 30, 2005, we issued an aggregate of 19,215,321 and 59,968,478, respectively, shares of common stock in settlement of payroll and certain other ongoing costs, of which 12,118,601 and 39,168,478, respectively, shares were issued under a registration statement and are freely tradable.  Unless and until we receive sufficient financing, we expect to continue to be forced to rely on issuances of common stock under similar arrangements in settlement of payroll and such other costs.   Issuances of equity will dilute existing stockholder’s ownership and will have a depressive effect on our stock price, which will result in greater dilution for subsequent equity issuances and further downward pressure on our stock price.  If we are unable to obtain additional financing as and when needed, we will need to scale back and/or reprioritize our planned operations, our assets may be foreclosed upon by secured lenders and we may be forced to cease operations completely.

Our development activities have been and continue to be constrained by shortages in working capital. As a result, we have experienced delays in bringing our Phantom Game Service to market, which in turn has triggered the need for additional efforts to address changing design and engineering standards, as well as the need for renegotiation of arrangements with game content providers as existing arrangements lapse in advance of commercial launch. Subject to obtaining sufficient financing, we anticipate focusing our efforts over the next 12 months on the following principal activities:

Completing Development of the Phantom Lapboard - The Phantom Lapboard was originally intended for retail launch in 2004 and its design was based upon that premise. We are currently in the process of revising and updating the hardware to take advantage of newer technology to ensure that the product is technically compelling and that we are able to have an adequate supply of components.  We have engaged third parties to assist with product engineering and design work.  Due to working capital shortages, efforts by these groups on our behalf have been delayed.

Completing Development of the Lapboard Distribution Network - Working with our partners we intend to finalize the design, testing and roll-out of Phantom Lapboard .

Prior to the commercial launch of the Phantom Lapboard, we will need to enter into arrangements with third party manufacturers which we anticipate would entail investing in pre-manufacturing activities, including the purchase of tooling and components, as well as ancillary operations around the manufacturing and distribution of the Phantom Lapboard such as logistics, service and support.

The commercial launch of the Phantom Lapboard will require investment in marketing and sales activities. We expect to sell these units direct to consumer. We may also secure distribution agreements with retail partners as well as promoting consumer awareness of the Phantom Lapboard through typical marketing channels: advertising, public relations, and in-store promotions.

Critical Accounting Policies

STOCK-BASED COMPENSATION

We believe that stock-based compensation is a critical accounting policy that affects our financial condition and results of operations. Statement of Financial Account Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation defines a fair-value based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share-Based Payment”, which addresses the accounting for share-based payment transactions. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB 25, and instead, generally requires that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123R will be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. SFAS No. 123R offers us alternative methods of adopting this standard. We have not yet determined which alternative method it will use. Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on our financial position and results of operations.

IMPAIRMENT OF GOODWILL AND LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), we review our non-amortizable long-lived assets, including intangible assets and goodwill for impairment annually, or sooner whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Other depreciable or amortizable assets are reviewed when indications of impairment exist. Upon such an occurrence, recoverability of these assets is determined as follows. For long-lived assets that are held for use, we compare the forecasted undiscounted net cash flows to the carrying amount. If the long-lived asset is determined to be unable to recover the carrying amount, then it is written down to fair value. For long-lived assets held for sale, assets are written down to fair value. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature or the assets. Intangibles with indefinite lives are tested by comparing their carrying amounts to fair value. Impairment within goodwill is tested using a two step method. The first step is to compare the fair value of the reporting unit to its book value, including goodwill. If the fair value of the unit is less than its book value, we then determines the implied fair value of goodwill by deducting the fair value of the reporting unit’s net assets from the fair value of the reporting unit. If the book value of the goodwill is greater than its implied fair value, we write down goodwill to its implied fair value.

INCOME TAXES

Income taxes are provided for using the liability method whereby future tax assets and liabilities are recognized using current tax rates on the difference between the financial statement carrying amounts and the respective tax basis of the assets and liabilities. The Company provides a valuation allowance on future tax assets when it is more likely than not that such assets will not be realized.

RESEARCH AND DEVELOPMENT COSTS

Research costs are expensed as incurred. Development costs are also generally expensed as incurred unless such costs meet the criteria necessary for deferral and amortization. To qualify for deferral, the costs must related to a technically feasible, identifiable product that the Company intends to produce and market, there must be a clearly defined market for the product and Company must have the resources, or access to the resources, necessary to complete the development. The Company has not deferred any development costs to date.

Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

BUSINESS

General Overview

We are developing and seeking to commercialize the Phantom Lapboard, a wireless, rotating custom keyboard/turntable with integrated mousepad. After establishing the Phantom Lapboard, we may seek to develop and commercialize the Phantom Game Service.

We have not yet generated any revenue from operations. Our ability to generate revenue in the future is dependent on our ability to successfully develop and commercialize the Phantom Lapboard.

Since inception through December 31, 2004, we have incurred aggregate losses of $36,764,861. Our loss from operations for year ended December 31, 2004 was $33,819,787; our loss from operations for the two months ended December 31, 2003 was $674,945. In addition, as of December 31, 2004, we had an accumulated deficit of $36,764,861 and for the three months ended September 30, 2005 and 2004, we generated no revenues and a net loss of $5,168,061 and $7,735,696, respectively. We need immediate additional capital to continue operations. Given our limited resources, and the delays experienced thusfar, we are not in a position to anticipate a completion date for development of our product or a launch date for the Phantom Lapboard.

In their report dated April 14, 2005, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in our financial statements for the year ended December 31, 2004. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan.

Phantom Lapboard

Currently our business activities are almost entirely dedicated to the development of the Phantom Lapboard. The Phantom Lapboard is comprised of the following key features: (1) a 360-degree rotating keyboard for left left or right-handed users; (2) the first keyboard with a lap board for maximum comfort; (3) the first keyboard with mouse integrated 45 degree lift; (4) wireless functionality from approximately 30 feet; (5) gaming and media optimized key layout; (6) customized gamer keys for the competitive edge, (7) extended spacebar and (8) intended to have maximum durability to keep up with significant game play.

The Phantom Lapboard’s integrated mousepad provides a mousing surface anywhere the keyboard is used. This feature enhances the game experience by bringing the user’s hands closer together. The Phantom Lapboard turntable feature enables the user to find their individual “comfort zone” and the turntable and key layout optimizes use by left-handed and right-handed users.

Media coverage

The Phantom Lapboard was featured at the tenth anniversary of the E 3 game show in Los Angeles, California in 2004.

Marketing Objectives & Strategies

Our objective is to increase awareness and build buzz for Phantom Lapboard launch. To do this, we intend to intercept pc gamers virally by inhabiting their communities and informing them about the Phantom Lapboard in an informal and provocative manner and leveraging PR assets to create incremental industry and consumer buzz.

Viral Marketing

We intend to heavily rely on viral marketing and viral advertising to achieve our marketing objectives. Viral Marketing and viral advertising refer to marketing techniques that seek to exploit pre-existing social networks to produce exponential increases in brand awareness, through viral processes similar to the spread of an epidemic. It is word-of-mouth delivered and enhanced online; it harnesses the network effect of the Internet and can be very useful in reaching a large number of people rapidly. Viral marketing is sometimes used to describe some sorts of Internet-based stealth marketing campaigns, including the use of blogs, seemingly amateur web sites, to create word of mouth for a new product or service. Often the ultimate goal of viral marketing campaigns is to generate media coverage via "offbeat" stories worth many times more than the campaigning company's advertising budget. The term "viral advertising" refers to the idea that people will pass on and share cool and entertaining content; this is often sponsored by a brand, which is looking to build awareness of a product or service. Viral marketing is popular because of the ease of executing the marketing campaign, relative low-cost (compared to direct mail), good targeting, and the high and rapid response rate. The main strength of viral marketing is its ability to obtain a large number of interested people at a low cost.

Tactics we intend to utilize are one-to-one and online/viral techniques to identify, communicate and drive hardcore gamers (who are the most likely early adopters) to the Phantom Internet website. We also intend to infiltrate best-in-class video game communities with simple, easy to understand message and seeding on tech blogs, gaming sites and on-line player forums with compelling imagery and links to lapboard eye candy.

We intend to utilize low cost guerilla event/stunts to demo the product, reward involvement and interest from core target groups and to draw media attention to the Phantom Lapboard introduction. We will schedule PR announcements and interviews at appropriate times and intend to introduce highly limited and targeted print and web advertising to support launch and key promotional tentpoles (GDC, E3, Grads & Dads).

After initial launch, we intend to use database marketing and relationship marketing techniques to build loyalty and increase sales, roll out targeted advertising and promotions to grow initial interest/purchase of lapboard and to support new retailer partnerships, and leverage contract and content partnerships for presence at key industry events - i.e. E3 at Blizzard booth, gaming tournaments, etc.

Distribution Strategy

We intend to market and sell the Phantom Lapboard direct to consumer through our Internet website. We may establish other sales and marketing distribution channels through brick and mortar retailers.

We may establish a retail partner program designed to generate new recurring revenue streams for retailers from the sale of the Phantom Lapboard. Retailers may receive a percentage of the sales revenue.

We do not have a direct sales force. As such, we intend to rely on direct to consumer sales on our Internet website and possibly on third parties to identify and help us secure retail channel distribution for the Phantom Lapboard. We anticipate that these third party arrangements will require us to pay commissions in respect of any revenue generated through retail partners identified and covered thereby.

Competition

While we are not aware of any direct competitors to our Phantom Lapboard, we will compete indirectly with a large number of hardware manufacturers, Internet sites, and other companies providing gaming and entertainment services. Our competitors may include hardware manufactures, Internet sites, and other companies providing gaming and entertainment accessories; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own accessories to which they would direct their customers.

Intellectual Property Strategy

We will rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property rights.

With respect to patents, we intend to protect aspects of technologies associated with the make and use of the Phantom Lapboard through both design and utility patent applications in the United States and potentially in other countries in which we intend to market our products and services.  As of February 9, 2006, we had a total of 6 pending domestic patent applications with the US Patent and Trademark Office, entitled:

(1)	METHOD AND APPARATUS FOR BACKLIGHTING OF A KEYBOARD FOR USE WITH A GAME DEVICE APPLICATION FILED AUGUST 2, 2004

(2)	METHOD FOR AUTOMATIC PATCHING OF A SPARSELY STREAMED APPLICATION APPLICATION FILED SEPTEMEBER 29, 2004

(3)	MODIFIED KEYBOARD AND SYSTEMS CONTAINING THE KEYBOARD APPLICATION FILED MAY 6, 2005

(4)	MULTI-MODE POINTING DEVICE AND SYSTEMS AND METHODS USING THE POINTING DEVICE APPLICATION FILED MAY 6, 2005

(5)	MULTIPOSITION MULTILEVEL USER INTERFACE SYSTEM APPLICATION FILED MAY 6, 2005

(6)	SYSTEM FOR SECURELY BOOTING A COMPUTER DEVICE APPLICATION FILED JULY 6, 2005

The Phantom Lapboard and Game Service may also utilize proprietary firmware and/or software that we develop in order to enhance the gamer’s experience.

We are pursuing federal registration of our trademarks and service marks in the United States with the U.S. Patent and Trademark Office. As of February 9, 2006, we had 2 independent federal trademarks registered, the design of the Phantom logo which expires on December 21, 2014 and the word "Phantom" which expires on June 14, 2015 and 6 applications pending.

Although we do not believe that our claimed intellectual property rights infringe the rights of third parties, third parties have in the past asserted trademark infringement claims, and may in the future assert, patent and/or trademark infringement claims against us which may result in costly litigation or which would require us to either settle or obtain a license to use third-party intellectual property rights.

EMPLOYEES

At February 9, 2006, we had 14 full-time employees, three of whom are in marketing, 8 of whom are in research and development and 6 of whom are general and administrative personnel. There is no collective bargaining agreement in place.

DESCRIPTION OF PROPERTIES

Our corporate headquarters are located in Seattle, Washington. We have leased 22,284 square feet of office in Seattle, Washington from which we oversee product development. Our lease for this space expires on August 30, 2006 and our monthly rent expense for this office space is $25,070. We are currently in default on the lease in the aggregate amount of approximately $127,000.  We are currently in negotiations with the landlord to leave the premises at the end of February 2006.  We intend to secure alternate corporate office space in Seattle, WA.

We believe that the facilities are well maintained. We also believe that these leased facilities are not unique and could be replaced, if necessary, when we leave the premises in February 2006.

LEGAL PROCEEDINGS

CDW Corporation v. Infinium Labs Corporation, No. 05-M1-131484. In May 2005, CDW sued us in the Circuit Court of Cook County, Illinois, alleging breach of contract and seeking damages in the amount of $26,958.24. Due to financial constraints, we may not be able to replace local counsel. We have recorded $25,737 in accounts payable related to vendor payments due CDW Corporation.

Black Rocket Euro RSCG, LLC v. Infinium Labs, Inc., No. 2005 CA 5008 NC. In May 2005, Black Rocket sued us in the Circuit Court for Sarasota County, Florida, alleging breach of contract and seeking damages in the amount of $95,272.00. On January 25, 2006, Black Rocket obtained a default judgment in the amount of $104,629.25. We have recorded $95,272 in accounts payable related to vendor payments due Black Rocket Euro RSCG, LLC.

Beshara v. Infinium Labs Corporation, No. 2005 CA 5103 NC. In May 2005, Beshara sued us in the Circuit Court for Sarasota County, Florida, alleging default of a promissory note and seeking damages of approximately $1,400,000.00. We expect to enter into a negotiated settlement with Beshara.   On October 25, 2005, we settled accrued interest through October 31, 2005, together with reasonable attorneys’ fees, in the amount of $384,192 through issuance of 7,114,667 shares of our stock.

Baytree Associates, Inc. v. Infinium Labs, Inc.,No. 2004 CA 11716 NC.  In December 2004, Baytree sued us in the Circuit Court for Sarasota County, Florida, alleging breach of contract and seeking damages in the amount of $54,391.95.  On October 7, 2005, an order granting Baytree’s motion for default judgment was entered in the aforementioned court.

SBI USA, LLC v. Infinium Labs, Inc.,No. 05CC10694.  In November 2005, SBI USA, LLC, sued us in the Superior Court of California, Orange County, alleging breach of contract and seeking damages in the amount of $58,000.  We were served in February 2006 and plan to vigorously defend against this lawsuit.

Infinium Labs, Inc. v. Digital Interactive Streams, Inc., No. 2004 CA 8193 NC. In August 2004 we sued DiStream alleging breach of a settlement agreement and conversion and seeking damages of an unspecified amount. The parties currently are conducting discovery.

In the Matter of Certain Fax Blasts, SF-2926.,In approximately January 2005, we received subpoenas for documents from the Securities and Exchange Commission (“SEC”) in an investigation entitled In the Matter of Certain Fax Blasts.  In compliance with other SEC issued subpoenas, several former employees, including our Chairman of the Board of Directors, have given testimony to the SEC’s staff while several current employees have participated in off-record interviews with the SEC staff.  Additionally, Timothy M. Roberts, our Chairman of the Board of Directors, has received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission (please see our 8-K filing on October 28, 2005 for more information).   We are unable to determine what, if any, actions may result from the ongoing investigation.

Oracle USA, Inc. v. Infinium Labs, Inc., No. C05-5049. In December 2005, Oracle USA sued us in the United States District Court, Northern District of California, San Francisco Division, alleging breach of contract and seeking damages in the amount of $198,818. We will defend ourselves vigorously in this suit.

GMR Marketing, LLC, v. Infinium Labs, Inc., No. 20050CA-10535NC. In January 2006, GMR sued us in the District Court of Florida, Sarasota County, alleging breach of contract and seeking damages in the amount of $107,544. Due to an error with our Florida counsel an answer to the complaint was not filed and on February 1, 2005 GMR received a default judgment in the amount of $107,883. As of February 9, 2006, our Florida counsel has indicated he will seek to set aside the order on grounds for medical reasons.

Motley Fool v. Infinium Labs, Inc., No. CL05001480. In October 2005, Motley Fool sued us in the Circuit Court for Alexandria, Virginia, Civil Division, alleging breach of contract and seeking damages in the amount of $70,000. We expect to enter into a negotiated settlement with Motley Fool.

M. Tyler Boles v. Infinium Labs,Inc., No. V06-30. In January 2006, M. Tyler Boles sued us in the General District Court for Nelson County, Delaware, alleging a claim for money and seeking damages in the amount of $1,200. We will defend ourselves vigorously in this suit.

Walter Dorwin Teague Associates v. Infinium Labs, Inc., No. 05-9-35846-2. In December 2005, Teague Associates entered an arbitration award in the Superior Court for King County, Washington. The judgment is for $51.843.

Amscot Corporation v. Infinium Labs, Inc. and Gregory E. Hawkins, No. 05-00069, Div J.  In April 2005, Amscot obtained a default judgment in the Circuit Court for Hillsborough County, Florida associated with an action to enforce a negotiable instrument.  We dispute the judgment and may seek to reopen the matter in the future.  The judgment is for $50,873.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We may become involved in material legal proceedings in the future.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

Name	Age	Office
Greg Koler	49	Chief Executive Officer and Interim Chief Financial Officer
Timothy Roberts	35	Chairman of the Board
Richard Angelotti	61	Director

Greg Koler, Chief Executive Officer and Interim Chief Financial Officer.

From January 2000 to December 2003, Mr. Koler was general manager at Infomedia S.A., Luxembourg, a European subsidiary of Gemstar TV Guide International, Inc., where he was responsible for five sales business units in Europe of the US parent company. Prior to that, from April 1997 until he joined Infomedia, Mr. Koler served as strategic sales director for TDK Recording Media Europe, a global publisher of entertainment software for consoles and PCs. Prior to joining Infinium in June 2004, and since December 2003, Mr. Koler served as a consultant to a number of companies including Softbank Broadband, FTC Communication Technologies and Vox Mobile Communications.

Timothy Roberts, Chairman of the Board of Directors.

TIMOTHY M. ROBERTS was the founder of our predecessor, Infinium Labs Operating Corporation, and has been our Chairman and a member of our board of directors since the merger of our subsidiary into Infinium Labs Operating Corporation. He was also the Chief Executive Officer and Chief Financial Officer from inception through August 15, 2005. Prior to founding Infinium Labs in December 2002, Mr. Roberts was Chairman and Chief Executive Officer for Broadband Investment Group from 1999 through 2000. Broadband Investment Group was a holding company which owned a portfolio of service companies which handled technology layers 1-7. Prior to that, he was Chairman and Chief Executive Officer for Intira Corporation from 1997 through 1999 of which Mr. Roberts was a co-founder, which provided network-based computing and communication services on an outsourced basis for its customers. Mr. Roberts was also a co-founder of broadband services provider Savvis Communications (NASDAQ SVVS). Mr. Roberts co-founded Savvis in 1995 and left Savvis 2 years later to start Intira Corporation.

Richard Angelotti, Director.

RICHARD ANGELOTTI was a director of our predecessor, Infinium Labs Operating Corporation, since its formation and has been a member of our board of directors since the merger. Mr. Angelotti has been the CEO of Angelotti & Rosenberg Financial Group from March 2004 through the present. Mr. Angelotti served as the Principal of Global Financial Asset Management from August 2003 through February 2004 and was a Senior Vice President of Morgan Keegan from February 1999 through August 2003. He has over 12 years of experience as a financial advisor, and has held executive positions for major investment firms such as Northern Trust Bank of Sarasota, Bank of Boston in Florida, UBS Paine Webber, and Morgan Keegan. Mr. Angelotti holds Series 6, 7, 63, 65 Insurance and Annuity licenses.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Key Employees

TYROL R. GRAHAM became our Vice President of Product Development in February 2004. Prior to joining us, Mr. Graham was at Microsoft Corporation from 1991 through 1999. While at Microsoft, Ty worked on projects such as the Windows Hardware Quality Labs and DirectX.  In 2000 Ty was a founder of Wildseed Ltd., a technology start-up funded in part by Ignition Partners.

ADAM GOLDBLATT became our General Counsel in September 2005.  Prior to joining us, Mr. Goldblatt was General Counsel and Corporate Secretary for Pacific Edge Software from 2001 through 2005, a start-up funded, in part, by Foundation Capital and Sequoia Capital.

Compliance with Section 16(a) of the Securities Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons holding 10% or more of our common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Registrant's common stock with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2004, our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements, except for the following:

With respect to our Directors or Executive Officers, we are aware that personal obligations to file Form 4s during 2004 existed, but no Form 4s were filed.

Code of Ethics

Our board of directors adopted a Code of Business Conduct and Ethics and Compliance Program that applies to, among other persons, our Company’s President and Chief Executive Officer (being our principal executive officer), our Company’s Chief Financial Officer and principal accounting officer, as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

(1)	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

(3)	compliance with applicable governmental laws, rules and regulations;

(4)	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

(5)	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel shall be accorded full access to our Chief Financial Officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be accorded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by the Chief Financial Officer or by any person who would be considered an “insider” for the purposes of our Insider Trading Compliance Policy by virtue of such person’s relationship to the Chief Financial Officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our Chief Financial Officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the Chief Financial Officer, the incident must be reported to any member of our Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another.

Committees of the Board Of Directors

Due to financial constraints, aside from a compensation committee, we presently do not have an audit committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee of our board of directors.

Terms of Office

Our directors are appointed for a one year term to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation (1)	Securities Underlying Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compensation
Timothy M. Roberts Chairman, Chief Executive Officer and Director	2004 2003 2002	$250,000 $2,500 Nil	[1]	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Kevin Bachus President and Chief Operating Officer	2004 2003 2002	$250,000 $16,667 Nil	[2]	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	2,100,000 Nil Nil	Nil Nil Nil	Nil Nil Nil
Richard S. Skoba Executive Vice President of Sales and Business Development	2004 2003 2002	$207,965 Nil Nil	[3]	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

1	Includes 500,000 shares of S-8 stock issued in lieu of cash compensation.
2	Includes 500,000 shares of S-8 stock issued in lieu of cash compensation.
3	Includes 224,574 shares of S-8 stock issued in lieu of cash compensation.

The following table sets forth for each of the executive officers certain information concerning stock options granted to them during fiscal 2004. We have never issued stock appreciation rights. We grant options that generally vest immediately at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date

Not applicable.	0	0%	$0	--
Not applicable.	0	0%	$0	--
Not applicable.	0	0%	$0	--
Not applicable.	0	0%	$0	--
Not applicable.	0	0%	$0	--

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

No options were exercised during 2004.

Directors’ Compensation

Directors and executive officers receive, on an annual basis, incentive stock options to purchase shares of our common stock as awarded by our Board of Directors in consultation with the compensation committee. Issuances, if any, pursuant to the Company’s stock incentive plan are subject to shareholder consent which, to date, has not been provided.

Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment Contract

On January 11, 2006, we entered into an Employment Agreement with Greg Koler, our Chief Executive Officer and Interim Chief Financial Officer. Pursuant to the Employment Agreement, we will employ Mr. Koler commencing January 11, 2006 and his employment will be at-will. Mr. Koler will be paid an annual base salary of $250,000 (the “Base Salary”). In addition, on a quarterly basis, Mr. Koler will be eligible to earn a bonus of up to 35% of Base Salary based on meeting performance objectives and bonus criteria. In addition, Mr. Koler shall be entitled to receive the pro-rata amount of Base Salary due from November 18, 2005 through the January 10, 2006, as compensation for Mr. Koler’s role as our Interim Chief Executive Officer and Interim Chief Financial Officer beginning on November 18, 2005.

Mr. Koler will be granted an aggregate of 5,000,000 restricted shares of our common stock, in accordance with the following vesting schedule: (i) 1,000,000 shares will be fully vested upon execution of the Employment Agreement, and the Stock Vesting Agreement dated as of January 11, 2006; and (ii) the remaining 4,000,000 shares of common stock shall vest quarterly over two years, 1/8 per quarter, to the extent Mr. Koler is employed with us at the pertinent vesting date and that our shareholders have authorized additional common stock. As of February 7, 2006, no shares under this agreement have been issued.

In addition, on January 11, 2006 we entered into a Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement with Mr. Koler. The non-competition and non-solicitation provisions shall remain in effect for two years following termination while the balance of this agreement survives any termination, subject to standard exceptions.

On January 15, 2004, we entered into an employment agreement with Tyrol Graham, Vice President of Product Development. Per the agreement, Mr. Graham’s salary is $150,000 per year and grants Mr. Graham the option to purchase 150,000 shares of the Company’s common stock pursuant to our stock option plan and the eligibility to participate in our MBO Plan for a maximum of 400,000 additional shares of common stock to be awarded pursuant to our Incentive Stock Option Plan.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2004 provided for or contributed to by our company.

Stock Options

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for available for future issuance under equity compensation plans (excluding securities reflected in column a))
	(a)	(b)	(c)
Equity Compensation plans approved by shareholders	0	0	0

Equity Compensation plans not approved by shareholders	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, during the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which we were or are to be a party, in which any of the directors, officers, or 5% or greater shareholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

On January 5, 2004, our wholly owned subsidiary merged with and into Infinium Labs Operating Corporation, with Infinium Labs Operating Corporation surviving as our wholly-owned subsidiary. In connection with such merger, Timothy M. Roberts, our former Chief Executive Officer and one of our directors, received 36,199,220 shares of our common stock as merger consideration based on the shares he owned in Infinium Labs Operating Corporation immediately prior to the merger. Also in connection with the merger, Mr. Roberts' mother, sister and brother received, respectively, 3,141,660, 31,400 and 31,400 shares of our common stock as merger consideration.

On July 28, 2004, we issued a director 800,000 shares of common stock as consideration for the director's personal guaranty of a promissory note payable secured by a real estate mortgage encumbering the director's residence.   The note, effective on July 28, 2004 and expiring on July 27, 2005, is payable to Stephen A. Witzer, Trustee U/A dated February 7, 1985.  The principal is for $500,000 with interest calculated at fifteen percent (15%) per annum, plus a five percent (5%) penalty, if applicable, for any late payment.  In the event of an uncured default, the interest increases to eighteen percent (18%) per annum.

On January 27, 2005, we borrowed $300,000 from Timothy Roberts, our former CEO and a director of our company, under a 15% promissory note, which was payable no later than April 27, 2005.  The note was subsequently transferred by Mr. Roberts to parties unaffiliated with us.  In June 2005, the full principal and interest was settled in consideration for our issuance of 3,187,206 shares of common stock to the holdres, valued at $318,721.

On December 9, 2005, this promissory note was assigned by Witzer to a director.  The terms of the promissory note were subsequently amended to provide that as of November 1, 2005, principal and accrued interest totaled $560,437.43.  With respect to the revised principal, commencing November 2, 2005, simple interest at a rate of fifteen percent (15%) per annum will accrue on a monthly basis until December 31, 2006 (maturity date), at which time the entire remaining principal and all accrued and unpaid interest are due in full.

On June 21, 2004, we compensated Timothy M. Roberts, our former Chief Executive Officer $50,000 as consideration for his personal guaranty at that time of a commercial promissory note payable secured by a real estate mortgage encumbering the his residence.  The note is for $1,500,000 with interest calculated at fifteen percent (15%) per annum up to the maximum amount allowed by law in the event of default.  The note also permits a late charge in the amount of five percent (5%).

On August 18, 2005, we issued 5,000,000 shares of common stock to a Director with a fair value of $350,000 ($0.07 per share).

On August 18, 2005, we issued 10,000,000 shares of common stock to Timothy M. Roberts, our former Chief Executive Officer, with a fair value of $700,000 ($0.07 per share).

TRANSACTIONS WITH PROMOTER

Immediately prior to the merger described above, Peter Goldstein surrendered to us 10,000,000 shares of our common stock in exchange for all of the issued and outstanding of our wholly-owned subsidiary Global Business Resources, Inc., a Florida corporation. The operations of such subsidiary were not material to us and were not desired to be retained following the merger.

CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On January 5, 2004, Baumann, Raymondo & Company PA resigned as our independent accountants. The Board of Directors approved the decision to change independent accountants. The report of Baumann, Raymondo & Company PA on our financial statements for the fiscal year ended October 31, 2003 and reports through January 5, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Baumann, Raymondo's opinion in its report on our financial statements for the fiscal year 2003 expressed substantial doubt with respect to our ability to continue as a going concern.

In connection with its audit for the most recent fiscal year ended October 31, 2003 and through January 5, 2004, there were no disagreements with Baumann, Raymondo & Company PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Baumann, Raymondo & Company PA would have caused Baumann, Raymondo & Company PA to make reference thereto in their report on the financial statements for such years. During the most recent fiscal year ended October 31, 2003 and through January 5, 2004 there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-X.

On January 5, 2004, we engaged Webb & Company PA as our new principal independent accountant. The engagement was approved by the Board of Directors on January 5, 2004. We has not consulted with Webb & Company PA on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 9, 2006:

1	by each person who is known by us to beneficially own more than 5% of our common stock;
2	by each of our officers and directors; and
3	by all of our officers and directors as a group.

	Amount and Nature of Beneficial Ownership (1)		Percentage of Class

Greg Koler	4,962,350	(2)	1.21%
Timothy M. Roberts	21,648,628		5.27%

Richard Angelotti 2080 Ringling Blvd Sarasota, Florida 34237	5,593,000		1.36%
All Officers and Directors as a group (3 persons)	32,203,978		7.84%

*	Represents less than 1% of our Company’s outstanding stock

(1)
Based on 411,209,612 shares of common stock issued and outstanding as of February 9, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes 1,000,000 shares of common stock which we are obligated to issue under Mr. Koler’s Employment Agreement but as of the date of this prospectus, such shares have not been issued.

DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

We are authorized to issue up to 600,000,000 shares of common stock, par value $.0001 per share. As of February 9, 2006, we had approximately 324 holders of our common stock and 411,209,612 shares of our common stock are issued and outstanding.  Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as independent transfer agent or registrar.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

1	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
2	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
3	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
4	an exchange distribution in accordance with the rules of the applicable exchange;
5	privately-negotiated transactions;
6	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
7	through the writing of options on the shares.
8	a combination of any such methods of sale; and
9	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1	that a broker or dealer approve a person's account for transactions in penny stocks; and
2	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

1	obtain financial information and investment experience objectives of the person; and
2
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

1	sets forth the basis on which the broker or dealer made the suitability determination; and
2	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, it will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Debentures and/or Warrants	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering*	Percentage of Common Stock Owned Before Offering*	Beneficial Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)
Golden Gate Investors Investors, Inc.(2)	50,000,000(3)	12.16%	Up to 50,000,000 shares of common stock	41,079,840	9.99%	-	-

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation.

**Less than 1%.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on February 3, 2006, the conversion price would have been $.0111. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholder has contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 49,000,000 shares of common stock underlying our $50,000 convertible debenture and 1,000,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4) Assumes that all securities registered will be sold, which does not represent all of the shares of common stock potentially issuable upon conversion of the convertible debenture held by Golden Gate at current market prices.

Terms of Convertible Debentures

On January 25, 2006, we completed a private placement pursuant to which we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (“Golden Gate”) dated as of January 24, 2006, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of January 24, 2006, for the sale of (i) a $50,000 principal amount convertible debenture and (ii) a warrant to purchase 5,000,000 shares of our common stock. Golden Gate provided us with an aggregate of $130,000 in gross proceeds upon the execution of final definitive agreements. Upon notification that the registration statement (as described below) has been filed with the SEC by February 14, 2006, Golden Gate shall wire us $150,000. If the registration statement is filed later than February 14, 2006, Golden Gate shall wire us $50,000. These amounts shall represent a prepayment towards the exercise of the warrant.

The debenture bears interest at 5¼%, mature three years from the date of issuance, is convertible into our common stock, at Golden Gate’s option. The convertible debenture is convertible into the number of our shares of common stock equal to the dollar amount of the debenture being converted multiplied by 110, less the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, which is divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $0.10, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion. Beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, Golden Gate is obligated to convert at least 5%, but no more than 10%, of the face value of the debenture per calendar month into shares of our common stock, so long as the shares are available, registered and freely tradable. If Golden Gate converts more than 5% of the face value of the debenture in any calendar month, the excess over 5% shall be credited against the next month’s minimum conversion amount. In the event that Golden Gate does not convert at least 5% of the face value of the debenture in any calendar month, Golden Gate shall not be entitled to collect interest on the debenture for that month and shall not be entitled to receive shares of our common stock issuable upon conversion of the debenture, provided that we provide Golden Gate with written notice of such failure to convert the minimum monthly conversion amount. However, in the event that our volume weighted average price is less than $.01, we will have the option to prepay the debenture at 130% rather than have the debenture converted. If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.

In addition, beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, Golden Gate is obligated to exercise the warrant concurrently with the submission of a conversion notice by Golden Gate with respect to the debenture, in the same percentage of the debenture being converted. If Golden Gate exercises more than 5% of the warrants in any calendar month, the excess over 5% shall be credited against the next month’s minimum exercise amount. In the event Golden Gate does not exercise the warrant concurrently with the conversion of the debenture, it shall not be entitled to receive shares of our common stock for the portion of the debenture being simultaneously converted. The warrant is exercisable into 5,000,000 shares of common stock at an exercise price of $1.09 per share. Accordingly, if all warrants are exercised by Golden Gate which we are registering in this prospectus, we will receive $1,090,000 in proceeds.

Golden Gate has contractually agreed to restrict its ability to convert its debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

Sample Conversion Calculation

The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures being converted multiplied by 110, less the product of the conversion formula multiplied by 100 times the dollar amount of the debenture being converted, which is divided by the conversion formula. The conversion formula for the convertible debentures is the lesser of (i) $0.10, (ii) eighty percent of the average of the thee lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion. For example, assuming conversion of $50,000 of debentures on February 3, 2006, a conversion price of $0.0111 per share, the number of shares issuable upon conversion would be:

($50,000 x 110) - ($.0111 x (100 x $50,000)) = 5,444,500 /$.0111 = 490,495,496

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of February 9, 2006 of $0.02.

		Effective	Number	% of
% Below	Price Per	Conversion	of Shares	Outstanding
Market	Share	Price	Issuable	Stock

25%	$.015	$.012	453,333,333	50.68%
50%	$.01	$.008	682,500,000	60.74%
75%	$.005	$.004	1,370,000,000	75.64%

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Webb & Company, PA have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the year and two month period then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors’ opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Infinium Labs, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

INFINIUM LABS, INC.

FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2005 and September 30, 2004

Consolidated Balance Sheets	F-2
Consolidated Statements of Operations	F-3
Consolidated Statement of Stockholder’s Deficiency	F-4-14
Consolidated Statements of Cash Flow	F-15-16
Notes to Consolidated Financial Statements	F-17-48

For the Year Ended December 31, 2004 and December 31, 2003

Report of Independent Auditors	F-49
Balance Sheet	F-50
Statements of Operations	F-51
Statement of Changes in Stockholders’ Deficit	F-52-55
Statements of Cash Flow	F-56
Notes to Unaudited Financial Statements	F-57-78

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets

ASSETS
Current Assets:	September 30, 2005 (Unaudited)	December 31, 2004
Cash	$5,140	$4,102
Restricted Cash	-	894,910
Prepaid Expenses	34,786	66,589
Other Receivable	1,479	407
Total Current Assets	41,405	966,008

Property and Equipment, Net	336,993	475,122

Other Assets:
Deposits	9,125	5,440
Intangible asset, net	213,012	256,495
Total Other Assets	222,137	261,935

Total Assets	$600,535	$1,703,065

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable	$2,476,627	$3,598,885
Due to developers	845,000	985,000
Accrued interest expense	590,911	301,415
Other accrued expense	112,686	105,000
Accrued payroll and payroll taxes (Note 5E)	3,218,007	1,665,769
Promissory notes, net (Note 2)	3,810,439	7,298,348

Total Current Liabilities	11,053,670	13,954,417

Commitments and Contingencies	-	-

Stockholders’ Deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 600,000,000 shares authorized, 290,320,456 and 121,090,655 shares issued and outstanding, respectively (Note 3)	29,032	12,109
Additional paid-in capital (Note 3)	52,689,734	24,523,917
Subscription receivable	(22,517)	(22,517)
Deferred Compensation	(410,600)
Accumulated deficit during development stage	(62,738,784)	(36,764,861)

Total Stockholders’ Deficiency	(10,453,135)	(12,251,352)

Total Liabilities and Stockholders’ Deficiency	$600,535	$1,703,065

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended September 30, 2005	For the Three Months Ended September 30, 2004	For the Nine Months Ended September 30, 2005	For the Nine Months Ended September 30, 2004	For the Period from December 9, 2002 (Inception) to September 30, 2005

Operating Expenses:
Development costs	$(1,808)	$503,265	$(1,808)	$1,755,209	$3,534,396
Advertising	29,453	472,605	256,633	1,041,539	1,845,189
Salary expense	2,426,170	1,833,282	4,741,193	4,340,147	11,899,099
Professional fees	183,510	414,815	859,395	2,013,581	4,563,998
Consultants	887,019	2,854,625	2,823,031	7,935,599	12,765,052
Impairment of assets	-	-	-	-	352,299
General and administrative	145,556	767,750	1,675,700	3,515,902	5,906,606
Total Operating Expenses	3,669,900	6,846,342	10,354,144	20,601,977	40,866,639
Net Loss from Operations	(3,669,900)	(6,846,342)	(10,354,144)	(20,601,977)	(40,866,639)

Other Income (Expense):
Other income	293	-	383	-	2,317
Loss on sale of equipment	(2,532)	-	(5,011)	-	(5,459)
Loss on conversion of notes	(52,974)	-	(10,670,049)	-	(10,670,049)
Gain on vendor settlement	25,444	-	2,720	-	2,720
Interest expense	(1,142,020)	(822,428)	(4,414,981)	(3,910,825)	(10,121,019)
Payroll Tax Penalty & Interest	(326,372)	(66,926)	(532,841)	(86,746)	(1,080,655)
Total Other Income (Expense)	(1,498,161)	(889,354)	(15,619,779)	(3,997,571)	(21,872,145)

Loss before Income Taxes	(5,168,061)	(7,735,696)	(25,973,923)	(24,599,548)	(62,738,784)

Income Taxes	-	-	-	-	-

Net Loss	$(5,168,061)	$(7,735,696)	$(25,973,923)	$(24,599,548)	$(62,738,784)

Per Common Share

Loss per common share - basic and diluted	$(.022)	$(.076)	$(.142)	$(.258)	$(.587)

Weighted average - basic and diluted	238,676,683	101,507,725	183,285,656	95,387,254	106,917,452

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Stock issued to founders ($0.0004 per share)	-	$-	58,189,728	$5,819	$12,703	$-	$(18,517)	-	$5

Stock issued for cash ($0.12 per share)	-	-	4,423,012	442	526,261	-	-	-	526,703

Stock issued for services ($0.3775 per share)	-	-	2,957,376	296	1,112,709	-	-	-	1,113,005

Net loss for the period from December 9, 2002 (inception) to October 31, 2003	-	-	-	-	-	(2,270,129)	-	-	(2,270,129)

Balance, October 31, 2003	-	-	65,570,116	6,557	1,651,673	(2,270,129)	(18,517)	-	(630,416)

Stock issued for cash ($0.28 per share)	-	-	2,169,148	217	612,172	-	(145,000)	-	467,389

Stock issued for signage rights ($0.3175 per share)	-	-	942,600	94	299,906	-	-	-	300,000

Stock issued for services ($0.3175 per share)	-	-	434,036	43	138,597	-	-	-	138,640

Net loss for the two months ended December 31, 2003	-	-	-	-	-	(674,945)	-	-	(674,945)

Balance, December 31, 2003	-	-	69,115,900	6,911	2,702,348	(2,945,074)	(163,517)	-	(399,332)

Recapitalization of Global Business Resources	-	-	16,156,000	1,615	(1,615)	-	-	-	-

Shares issued for cash ($0.25 per share)	-	-	6,650,000	665	1,661,835	-	-	-	1,662,500

Shares issued for cash ($0.257 per share)	-	-	-	-	-	-	141,000	-	141,000

Shares issued with note payable ($0.78 per share)			560,000	56	433,944			-	434,000

See accompanying Notes to Consolidated Financial Statements.

 INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued for legal settlement ($1.475 per share)			66,668	7	98,328			-	98,335

Shares issued for services ($1.475 per share)			1,750,000	175	2,581,075			-	2,581,250

Shares issued with note payable ($1.47 per share)			7,500		11,025			-	11,025

Shares issued with note payable ($1.42 per share)	-	-	200,000	20	283,980	-	-	-	284,000

Shares issued with note payable ($1.475 per share)	-	-	100,000	10	147,490	-	-	-	147,500

Shares issued with note payable ($1.13 per share)	-	-	60,000	6	67,794	-	-	-	67,800

Shares issued with note payable ($1.43 per share)	-	-	33,000	3	47,187	-	-	-	47,190

Shares issued with note payable ($1.475 per share)	-	-	511,000	51	753,674	-	-	-	753,725

Shares issued for loan default penalty ($1.475 per share)	-	-	74,999	8	110,616	-	-	-	110,624

Shares issued for loan default penalty ($1.13 per share)	-	-	75,000	8	84,742	-	-	-	84,750

Shares issued for loan default penalty ($1.475 per share)	-	-	80,000	8	117,992	-	-	-	118,000

Shares issued for loan default penalty ($1.56 per share)	-	-	603,038	61	942,487	-	-	-	942,548

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued for loan default penalty ($1.47 per share)	-	-	955,312	96	1,404,213	-	-	-	1,404,309

Shares issued for cash ($2.50 per share)	-	-	40,000	4	99,996	-	-	-	100,000

Shares issued for legal settlement ($1.455 per share)	-	-	53,332	5	77,560	-	-	-	77,565

Shares issued for cash ($2.00 per share)	-	-	100,000	10	199,990	-	-	-	200,000

Shares issued to consultants for services ($1.44 per share)	-	-	830,000	83	1,195,117	-	-	-	1,195,200

Shares issued to consultants for services ($1.475 per share)	-	-	100,000	10	147,490	-	-	-	147,500

Shares issued to consultants for services ($1.60 per share)	-	-	279,260	28	446,788	-	-	-	446,816

Shares issued to consultants for services ($0.92 per share)	-	-	440,000	44	404,756	-	-	-	404,800

Beneficial conversion of promissory notes at $0.75 per share	-	-	-	-	71,275	-	-	-	71,275

Shares issued for loan guaranty ($1.04 per share)	-	-	800,000	80	831,920	-	-	-	832,000

Shares issued to consultants ($1.13 per share)	-	-	1,000,000	100	1,129,900	-	-	-	1,130,000

Shares issued to consultants for services ($0.64 per share)	-	-	21,460	2	13,732	-	-	-	13,734

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to consultants for services ($0.61 per share)	-	-	200,000	20	121,980	-	-	-	122,000

Shares issued to consultants for services ($0.60 per share)	-	-	36,000	4	21,416	-	-	-	21,420

Shares issued to consultants for services ($0.60 per share)	-	-	1,933,224	193	1,162,251	-	-	-	1,162,444

Shares issued to employees ($0.33 per share)	-	-	300,000	30	98,970	-	-	-	99,000

Shares issued for cash ($0.25 per share)	-	-	1,900,400	190	474,910	-	-	-	475,100

Shares issued to employees ($0.32 per share)	-	-	1,790,000	179	565,321	-	-	-	565,500

Shares issued to employees ($0.22 per share)	-	-	5,199,967	520	1,136,579	-	-	-	1,137,099

Shares issued to executives ($0.22 per share)	-	-	1,100,000	110	240,432	-	-	-	240,542

Shares issued to consultants for services ($0.21 per share)	-	-	3,885,410	388	811,753	-	-	-	812,141

Shares issued with notes payable ($0.42 per share)	-	-	1,750,000	175	734,825	-	-	-	735,000

Shares issued to consultants for services ($0.28 per share)	-	-	1,350,000	135	377,365	-	-	-	377,500

Shares issued for interest ($0.18 per share)	-	-	375,000	38	67,462	-	-	-	67,500

Shares issued for services ($0.25 per share)	-	-	150,000	15	37,485	-	-	-	37,500

Shares issued for cash ($0.16 per share)	-	-	1,649,635	165	263,910	-	-	-	264,075

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Beneficial conversion of promissory notes at $0.10 per share	-	-	-	-	318,500	-	-	-	318,500

Fair value of warrants issued in conjunction with promissory notes ranging from $0.10 per share to $1.00 per share	-	-	-	-	2,025,000	-	-	-	2,025,000

Shares contributed in kind	-	-	(1,191,450)	(119)	119	-	-	-	-

Net loss, December 31, 2004	-	-	-	-	-	(33,819,787)	-	-	(33,819,787)

Balance, December 31, 2004	-	-	121,090,655	12,109	24,523,917	(36,764,861)	(22,517)	-	(12,251,352)

Shares issued to Director for services ($1.59 per share)	-	-	40,000	4	63,596	-	-	-	63,600

Shares issued to consultants for services ($0.87 per share)	-	-	125,179	13	108,916	-	-	-	108,929

Shares issued to convert note payable ($1.18 per share)	-	-	7,043,750	704	8,310,921	-	-	-	8,311,625

Shares issued to consultants for services ($0.54 per share)	-	-	1,200,000	120	647,880	-	-	-	648,000

Shares issued to convert note payable ($0.365 per share)	-	-	4,925,291	493	1,797,238	-	-	-	1,797,731

Shares issued to consultants for services ($0.32 per share)	-	-	1,722,453	172	558,675	-	-	(19,665)	539,182

Shares issued to employees ($0.25 per share)	-	-	225,000	22	56,228	-	-	-	56,250

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to convert note payable ($0.122 per share)	-	-	5,815,069	582	711,336	-	-	-	711,918

Shares issued to consultant for services ($0.32 per share)	-	-	100,000	10	31,990	-	-	-	32,000

Shares issued to Director for services ($0.34 per share)	-	-	800,000	80	271,920	-	-	-	272,000

Beneficial conversion of promissory notes	-	-	-	-	375,000	-	-	-	375,000

Shares issued to consultants for services ($0.32 per share)	-	-	1,423,734	143	319,812	-	-	-	319,955

Shares issued to convert note payable ($0.17 per share)	-	-	13,325,000	1,333	2,280,600	-	-	-	2,281,933

Shares issued to consultant for services ($0.18 per share)	-	-	250,000	25	44,975	-	-	-	45,000

Shares issued to employee ($0.23 per share)	-	-	100,000	10	22,990	-	-	-	23,000

Shares issued to employees ($0.15 per share)	-	-	601,725	60	90,199	-	-	-	90,259

Shares issued to convert note payable ($0.10 per share)	-	-	2,936,644	294	293,370	-	-	-	293,664

Loss on conversion of note payable	-	-	-	-	69,863	-	-	-	69,863

Shares issued to employees ($0.15 per share)	-	-	678,067	68	101,242	-	-	-	101,310

Shares issued to consultants for services ($0.15 per share)	-	-	2,255,097	225	338,550	-	-	-	338,775

Shares issued to employees ($0.15 per share)	-	-	962,324	96	143,244	-	-	-	143,340

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to employees ($0.12 per share)	-	-	1,162,720	116	139,410	-	-	-	139,526

Shares issued to executive ($0.15 per share)	-	-	250,000	25	37,475	-	-	-	37,500

Shares issued to convert note payable ($0.16 per share)	-	-	3,961,170	396	633,391	-	-	-	633,787

Shares issued to convert note payable ($0.16 per share)	-	-	3,700,000	370	591,630	-	-	-	592,000

Shares issued to convert note payable ($0.14 per share)	-	-	5,900,000	590	825,828	-	-	-	826,418

Shares issued to convert note payable ($0.14 per share)	-	-	12,000,000	1,200	1,685,636	-	-	-	1,686,836

Shares issued to satisfy vendor payable ($0.16 per share)	-	-	1,976,021	198	315,965	-	-	-	316,163

Shares issued to executive ($0.10 per share)	-	-	250,000	25	24,975	-	-	-	25,000

Shares issued to executive ($0.10 per share)	-	-	500,000	50	49,950	-	-	-	50,000

Shares issued to consultants for services ($0.11 per share)	-	-	2,934,536	293	322,342	-	-	-	322,635

Shares issued to employees ($0.08 per share)	-	-	2,122,675	212	178,188	-	-	-	178,400

Shares issued to convert note payable ($0.11 per share)	-	-	3,695,339	369	403,642	-	-	-	404,011

Shares returned to Treasury per legal settlement ($1.47 per share)	-	-	(120,000)	(12)	(175,888)	-	-	-	(175,900)

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to convert note payable ($0.10 per share)	-	-	2,075,453	208	207,337	-	-	-	207,545

Loss on conversion of note payable	-	-	-	-	62,263	-	-	-	62,263

Shares issued to convert note payable ($0.10 per share)	-	-	3,187,206	319	318,402	-	-	-	318,721

Loss on conversion of note payable	-	-	-	-	95,616	-	-	-	95,616

Shares issued to convert note payable ($0.10 per share)	-	-	1,110,298	111	110,919	-	-	-	111,030

Loss on conversion of note payable	-	-	-	-	3,309	-	-	-	3,309

Shares issued to convert note payable ($0.10 per share)	-	-	1,109,069	111	110,796	-	-	-	110,907

Loss on conversion of note payable	-	-	-	-	3,272	-	-	-	3,272

Shares issued to convert note payable ($0.10 per share)	-	-	1,863,852	186	186,199	-	-	-	186,385

Loss on conversion of note payable	-	-	-	-	3,416	-	-	-	3,416

Beneficial conversion of promissory notes	-	-	-	-	220,400	-	-	-	220,400

Warrants issued	-	-	-	-	594,429	-	-	-	594,429

Deferred Compensation 2 nd Quarter Amortization	-	-	-	-	-	-	-	9,941	9,941

Shares issued to consultants for services ($0.10 per share)	-	-	500,000	50	49,950	-	-	(10,000)	40,000

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to consultants for services ($0.096 per share)	-	-	32,000	3	3,069	-	-	-	3,072

Shares issued to consultants for services ($0.084 per share)	-	-	22,000	2	1,849	-	-	-	1,851

Shares issued to consultants for services ($0.09 per share)	-	-	72,223	7	6,493	-	-	-	6,500

Shares issued to consultants for services ($0.086 per share)	-	-	50,000	5	4,297	-	-	-	4,302

Shares issued to satisfy vendor payable ($0.09 per share)	-	-	2,549,075	255	229,162	-	-	(52,631)	176,786

Shares issued to employees ($0.10 per share)	-	-	50,000	5	4,995	-	-	-	5,000

Shares issued to employees ($0.07 per share)	-	-	2,767,036	277	195,015	-	-	-	195,292

Shares issued to employees ($0.07 per share)	-	-	182,799	18	12,778	-	-	-	12,796

Shares issued to employees ($0.065 per share)	-	-	100,000	10	6,490	-		-	6,500

Shares issued to executives and director ($0.07 per share)	-	-	1,891,655	189	132,227	-	-	-	132,416

Shares issued to satisfy vendor payable ($0.08 per share)	-	-	368,375	37	29,433	-	-	-	29,470

Shares issued to consultants for services ($0.07 per share)	-	-	150,000	15	10,485	-	-	-	10,500

Shares issued to consultants for services ($0.08 per share)	-	-	492,940	49	39,386	-	-	-	39,435

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to consultants for services ($0.09 per share)	-	-	333,340	33	29,967	-		-	30,000

Shares issued to consultants for services ($0.075 per share)	-	-	86,667	9	6,491	-		-	6,500

Shares issued to consultants for services ($0.06 per share)	-	-	250,000	25	14,975	-	-	-	15,000

Shares issued to employee ($0.07 per share)	-	-	100,000	10	6,990	-	-	-	7,000

Shares issued to convert note payable ($0.05 per share)	-	-	2,096,623	210	104,621	-	-	-	104,831

Shares issued to consultants for services ($0.07 per share)	-	-	2,399,879	240	167,752	-	-	(140,000)	27,992

Shares issued to consultants for services ($0.09 per share)	-	-	62,500	6	5,619	-	-	-	5,625

Shares issued to consultants for services ($0.06 per share)	-	-	53,571	5	3,209	-	-	-	3,214

Shares issued to consultants for services ($0.07 per share)	-	-	750,000	75	52,425	-	-	-	52,500

Shares issued to employees ($0.07 per share)	-	-	2,600,000	260	181,740	-	-	-	182,000

Shares issued to director ($0.07 per share)	-	-	5,000,000	500	349,500	-	-	-	350,000

Shares issued to executive ($0.07 per share)	-	-	10,000,000	1,000	699,000	-	-	-	700,000

Shares issued to convert accrued interest on note payable ($0.054 per share)	-	-	7,114,667	711	383,481	-	-	-	384,192

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Deficiency
For the Period from December 9, 2002 (Inception) to September 30, 2005
(Unaudited)

Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions	Deferred
Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Shares issued to consultants for services ($0.06 per share)	-	-	250,000	25	14,975	-	-	-	15,000

Shares issued to consultants for services ($0.05 per share)	-	-	1,629,027	163	81,288	-		(27,505)	53,946

Shares issued to satisfy vendor payable ($0.049 per share)	-	-	6,361,113	636	336,503	-	-	-	337,139

Gain on settlement of vendor payable	-	-	-	-	(25,444)	-	-	-	(25,444)

Shares issued to convert notes payable ($0.0472 per share)	-	-	12,882,049	1,288	606,766	-	-	-	608,054

Loss on conversion of notes payable	-	-	-	-	36,048	-	-	-	36,048

Shares issued to convert note payable ($0.045 per share)	-	-	3,385,259	339	151,998	-	-	-	152,337

Loss on conversion of note payable	-	-	-	-	16,926	-	-	-	16,926

Shares issued to employees ($0.055 per share)	-	-	5,415,729	542	297,323	-	-	(85,758)	212,107

Shares issued to employees ($0.05 per share)	-	-	3,045,708	305	151,981	-	-	(44,648)	107,638

Shares issued to employees ($0.045 per share)	-	-	3,977,894	398	178,607	-	-	(50,058)	128,948

Deferred Compensation 3 rd Quarter Amortization	-	-	-	-	-	-	-	9,724	9,724

Net loss for the Nine Months Ended September 30, 2005	-	-	-	-	-	(25,973,923)	-	-	(25,973,923)
BALANCE, SEPTEMBER 30, 2005	-	$-	290,320,456	$29,032	$52,689,734	$(62,738,784)	$(22,517)	(410,600)	$(10,453,135)

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2005	For the Nine Months Ended September 30, 2004	For the Period from December 9, 2002 (Inception) to September 30, 2005
Cash Flows from Operating Activities:
Net loss	$(25,973,923)	$(24,599,548)	$(62,738,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170,940	162,061	345,288
Impairment of assets	-	-	352,299
Loss on disposal of assets	5,011	-	5,459
Common stock issued for services	4,044,820	7,944,675	13,748,808
Common Stock issued to employees	1,812,005	99,000	3,854,146
Common stock issued for legal settlements	(175,900)	175,900	-
Common stock issued for interest	1,190,329	2,731,505	3,918,060
Common stock issued for loan guarantee	-	-	832,000
Common stock issued for vendor settlement	863,857	-	863,857
(Gain)/Loss on vendor settlement	(2,720)	-	(2,720)
Loss on conversion of notes payable	10,670,049	-	10,670,049
Legal fees on conversion of notes payable	34,000	-	34,000
Legal fees on vendor settlement	25,607		25,607
Amortization of interest expense	2,909,751	869,999	5,085,339
Warrants Issued	594,429	-	594,429
Changes in operating assets and liabilities:
Decrease (increase) in current assets:
Other receivables	(1,478)	36	(1,478)
Deposits	(3,685)	(27,100)	(9,125)
Prepaid expense	32,210	(53,000)	(34,786)
Increase (decrease) in current liabilities:
Accounts Payable	(1,122,255)	1,654,514	2,476,630
Due To Developers	(140,000)	687,500	845,000
Accrued Interest	289,496	102,292	590,911
Other Accrued Expense	7,691	0	112,691
Accounts payable and accrued expenses	1,552,234	621,745	3,218,005
Net Cash Used in Operating Activities	(3,217,532)	(9,630,421)	(15,214,315)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	(796,974)	(970,467)
Proceeds from the sale of property and equipment	5,660	-	17,415
(Increase) decrease in restricted cash	894,910	-	-
Net Cash Provided (Used) in Investing Activities	900,570	(796,974)	(953,052)

See accompanying Notes to Consolidated Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2005	For the Nine Months Ended September 30, 2004	For the Period from December 9, 2002 (Inception) to September 30, 2005
Cash Flows from Financing Activities:
Repayments of notes payable	-	(475,000)	(1,075,000)
Proceeds from stockholder	-	3,314	4,940
Payments to stockholder	-	-	(4,940)
Proceeds from sale of common stock, net	595,400	4,652,579	9,327,147
Promissory note	1,722,600	6,221,641	7,920,360
Net Cash Provided by Financing Activities	2,318,000	10,402,534	16,172,507

NET INCREASE IN CASH	1,038	(24,861)	5,140

CASH AT BEGINNING OF PERIOD	4,102	45,852	-

CASH AT END OF PERIOD	$5,140	$20,991	$5,140

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$18,750	$213,200	$533,838

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
During 2003, the Company issued 235,600 shares of common stock with a fair value of $300,000 for intangible signage rights.

During the nine months ended September 30, 2005, the Company issued 80,831,480 shares of common stock to convert 20 notes payable aggregating $8,120,260.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Basis of Presentation

Infinium Labs, Inc. (“Infinium”) a Delaware corporation, formed on December 9, 2002, and located in Sarasota, Florida, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital and developing its products.

Infinium Labs, Inc. is developing an innovative broadband video game delivery system designed to allow consumers to purchase and play games directly over the internet. Infinium Labs Inc.’s service also will have the capacity to allow multiplayer tournaments and contests, both against other subscribers and against PC gamers. The subscriber can access all of this without ever having to go to a store to purchase games.

On January 5, 2004, Global Business Resources, Inc., a State of Delaware Corporation, consummated an agreement with Infinium Labs, Inc. a Delaware corporation, pursuant to which Infinium Labs, Inc. exchanged all of its then issued and outstanding shares of common stock for 58,189,728 shares or approximately 81% of the common stock of Global Business Resources, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a capital transaction and recapitalization by the accounting acquirer (Infinium Labs, Inc.) and as reorganization by the accounting acquiree (Global Business Resources, Inc.). Subsequent to the merger, Global Business Resources, Inc. changed its name to Infinium Labs, Inc. and Infinium Labs, Inc. changed its fiscal year end to December 31 from October 31.

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Consolidation
The accompanying September 30, 2005 and 2004 consolidated financial statements include the accounts of Infinium Labs, Inc. and its wholly owned subsidiary, Infinium Labs Operating Corporation. Intercompany transactions and balances have been eliminated in consolidation.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

(D) Research and Development Costs

The Company’s software products reach technological feasibility shortly before the products are released for manufacturing. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred.

(E) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of three to seven years. Various note holders have a security interest in the Company’s assets.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by statement of Financial Accounting Standards “SFAS” No. 128, “Earnings per Share.” For the three months ended September 30, 2005, the three months ended September 30, 2004, the nine months ended September 30, 2005, the nine months ended September 30, 2004 and the period from December 9, 2002 (Inception) through September 30, 2005, the effect of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

(H) Advertising

Advertising costs are expensed either in the periods in which those costs are incurred or the first time the advertising takes place. For the three months ended September 30, 2005, the three months ended September 30, 2004 the nine months ended September 30, 2005, the nine months ended September 30, 2004 and the period from December 9, 2002 (Inception) to September 30, 2005, the company incurred advertising costs of $29,453, $472,605, $256,633, $1,041,539 and $1,845,189, respectively.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

(K) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004, the Company had $894,910 held in an attorney trust account related to the notes payable issued in December 2004. The release of the funds to the Company was contingent upon the Form SB-2 being filed with the SEC. The form SB-2 was filed with the SEC on January 5, 2005 and, subsequently, the $894,910 was transferred from the attorney trust account into Infinium Labs, Inc.’s bank account on January 6, 2005.

(L) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At September 30, 2005, the Company had no cash in excess of FDIC insurance limits.

(M) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, accrued expenses and notes payable approximate fair value based on the short-term maturity of these instruments.

(N) Stock Based Compensation

The Company accounts for employee stock options in accordance with APB Opinion No. 25, “Accounting For Stock Issued To Employees” and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 as amended by SFAS 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” requires that companies, which do not elect to account for stock-based compensation as prescribed by this statement, disclose the pro-forma effects on earnings per share as if SFAS 123 has been adopted.

(O) Long-Lived Assets, Goodwill and Intangible Assets

In accordance with SFAS 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 2     NOTES PAYABLE

During 2003, the Company received $275,000, net of offering costs of $25,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by the Company's Chairman. The maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of the Company's assets and is convertible in its entirety at the option of the holder into the Company's common stock at a conversion price of $1.00. There was no beneficial conversion recognized on the issuance of the convertible notes payable as the conversion price was equal to recent cash offering price. During February 2004, the entire convertible note was repaid with cash of $275,000. At September 30, 2005, the outstanding balance on the convertible debenture was $0.

During 2003, the Company entered into a $100,000 convertible note payable in full settlement of a lawsuit. The note is non-interest bearing and was due August 11, 2004. The note is convertible at the option of the note holder at any time at the current trading price of the Company's common stock. During February 2004, the entire convertible note was repaid with cash of $100,000. At September 30, 2005, the balance on the note payable was $0.

In February 2004, the Company authorized a private debt offering of secured 12% and 15% promissory notes with due dates one year from the date of issuance, within sixty days of the Company's SB-2 becoming effective or upon the Company receiving an equity investment of at least $15,000,000. For each loan to the Company, the lender was also entitled to 20,000 shares of the Company's common stock. During the twelve months ended December 31, 2004, the Company issued an aggregate of $2,400,000 promissory notes and issued 560,000 common shares. The shares were treated as a discount to the private offering, the shares were valued at $434,000 based on the market price on the dates the funds were received and the discount is being amortized over the life of the notes. $1,000,000 of these notes were settled on May 16, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.14. The Company recognized a loss on the conversion of $540,000. At September 30, 2005, the balance on theses notes payable was $1,400,000 which is currently in default. Accrued interest of $364,192 was paid on the $1,400,000 note in August 2005 via a Settlement Agreement which converted the accrued interest on the note to common stock at a per share price of $.054. Unpaid interest on the note at September 30, 2005 was $20,712. These notes are secured with the assets of the Company.

On February 27, 2004, the Company borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 200,000 shares of common stock having a fair value of $284,000. The shares were treated as a discount to the debenture and the discount is being amortized over the life of the debenture. This note was settled on May 16, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.14. The Company recognized a loss on the conversion of $265,500. (See Note 3)

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On April 7, 2004, the Company borrowed $500,000 under a 15% promissory note which was initially payable on December 15, 2004 and subsequently became payable on March 31, 2005 per a conversion option agreement dated November 10, 2004 that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.10; the conversion option was treated as a $216,000 discount to the debenture and the discount was amortized over the life of the conversion option agreement. In addition, the note holder is entitled to a Stock Purchase Warrant for 200% of the number of shares obtained in the conversion at a warrant exercise price of $0.10. The note was secured with the assets of the Company. On March 22, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10 and the Company issued 11,630,138 warrants exercisable at $0.10 per share. The Company recognized a loss on the conversion of $130,411. (See Note 3)

On May 7, 2004, the Company borrowed $100,000 under a 15% promissory note. As additional consideration, the Company issued the holder 40,000 shares of common stock having a fair value of $55,200. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note was fully paid off as of September 30, 2005.

On May 7, 2004, the Company borrowed $250,000 under a 15% promissory note which was initially payable on September 15, 2004 and was extended to April 30, 2005 per a conversion option agreement dated November 10, 2004 that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.10; the conversion option was treated as a $102,500 discount to the debenture and the discount was amortized over the life of the conversion option agreement. In addition, the note holder is entitled to a Stock Purchase Warrant for 200% of the number of shares obtained in the conversion at a warrant exercise price of $0.10. As additional consideration, the Company issued to the holder 100,000 shares of common stock having a fair value of $147,500. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note was secured with the assets of the Company. On May 7, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10 and the Company issued 5,873,288 warrants exercisable at $0.10 per share. The Company recognized a loss on the conversion of $69,863.

On May 19, 2004, the Company borrowed $417,260 under a 15% secured promissory note which was initially payable on June 3, 2004 but has been amended to January 15, 2005 for an additional consideration of $30,000. The additional consideration was amortized over the life of the amendment. This note was settled on May 10, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.16. The Company recognized a loss on the conversion of $158,447. (See Note 3)

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On May 28, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which was payable August 1, 2004. As additional consideration, the Company issued the holder 33,000 shares of common stock having a fair value of $47,190. The shares were treated as a discount to the note and the discount was amortized over the life of the note. The note is secured with the assets of the Company. This note was settled on January 6, 2005 via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10. The Company recognized a loss on the conversion of $3,803,625. (See Note 3)

On May 28, 2004, the Company borrowed $350,000 under a 15% promissory note which was initially payable on June 8, 2004 but has been amended to January 1, 2005 for additional consideration of $30,000. The additional consideration was amortized over the life of the amendment. As additional consideration, the Company issued the holder 7,500 shares of common stock having a fair value of $11,025. The shares were treated as a discount to the note and the discount was amortized over the life of the note. This note was settled on May 10, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.16. The Company recognized a loss on the conversion of $222,000.

On June 4, 2004, the Company borrowed $825,000 under a 15% secured convertible promissory note, which was initially due no later than June 3, 2005 but the note was amended and is now payable no later than January 15, 2005. As additional consideration, the Company issued the holder 511,000 shares of common stock having a fair value of $753,725. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The Company recognized beneficial conversion on the promissory note of $71,275. The beneficial conversion was treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company. On February 11, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.215. The Company recognized a loss on the conversion of $738,794.

On June 21, 2004, the Company borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2005. As additional consideration, the Company issued the holder 60,000 shares of common stock having a fair value of $67,800. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. As consideration for the Chairman’s personal guaranty of note, the Company compensated the Chairman $50,000. This note was settled on April 11, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.17. The Company recognized a loss on the conversion of $716,933.

On July 28, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005. As consideration for a Director's personal guaranty of note, the Company issued the Director 800,000 shares of common stock having a fair value of $832,000. The principal and accrued interest due on this note as of September 30, 2005 was $568,698. This note is currently in default.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On September 13, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which is payable September 13, 2005. The note is secured with the assets of the Company. On January 6, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10. The Company recognized a loss on the conversion of $3,803,625.

On October 20, 2004, the Company entered into a Bridge Loan Agreement with Hazinu Ltd. pursuant to which the Lender advanced the principal amount of $300,000 to the Company on October 21, 2004 in exchange for (i) a 10% secured promissory note in such principal amount, (ii) 500,000 shares of our common stock, and (iii) warrants to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share. The value of the shares and warrants of $152,500 and $147,500, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note was due December 31, 2004 and during December 2004, the entire note was repaid with cash. At September 30, 2005, the outstanding balance on the convertible debenture was $0.

On October 27, 2004, the Company entered into a Bridge Loan Agreement with JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom pursuant to which the Lenders advanced an aggregate principal amount of $300,000 to the Company on October 28, 2004 in exchange for (i) 10% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $0.50 per share. The value of the shares and warrants of $152,500 and $147,500, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note was due December 31, 2004 and during December 2004, the entire note was repaid with cash. At September 30, 2005, the outstanding balance on the convertible debenture was $0.

On December 13, 2004, the Company entered into a Bridge Loan Agreement with 15 various entities pursuant to which the Lenders advanced an aggregate principal amount of $1,160,000 to the Company on December 16, 2004 in exchange for (i) 8% secured promissory notes in such aggregate principal amount, (ii) 250,000 shares of our common stock and (iii) warrants to purchase an aggregate of 16,312,461 shares of our common stock at exercise prices ranging from $0.10 to $1.00 per share. The value of the shares and warrants of $60,000 and $1,100,000, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note is due December 16, 2005 and is currently in default.

On December 28, 2004, the Company entered into a Bridge Loan Agreement with 14 various entities pursuant to which the Lenders advanced an aggregate principal amount of $1,000,000 to the Company on January 6, 2005 in exchange for (i) 8% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 4,4687,485 shares of our common stock at an exercise price of $0.10 per share. The value of the shares and warrants of $370,000 and $630,000, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note is due December 28, 2005 and is currently in default.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On January 27, 2005, the Company borrowed $300,000 from Timothy Roberts, the Company’s Chairman, under a 15% promissory note, which was payable no later than April 27, 2005. This note was settled on June 13, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.10. The Company recognized a loss on the conversion of $95,616.

On January 28, 2005, the Company borrowed $135,000 under a 17% promissory note, which was payable no later than March 29, 2005. On September 15, 2005, the entire amount of the note was converted at a per share price of $0.05. The Company recognized a loss on the conversion of $16,926.

On January 31, 2005, the Company borrowed $175,000 under a 15% convertible promissory note, which is payable no later than May 10, 2005. The note is convertible into 1,000,000 million shares of common stock and the Company recognized beneficial conversion on the promissory note of $175,000. The beneficial conversion was treated as a discount to the note and the discount is being amortized over the life of the note. On June 10, 2005, the entire amount of the note was converted at a per share price of $0.10. The Company recognized a loss on the conversion of $3,416.

On January 31, 2005, the Company borrowed $100,000 under a 15% convertible promissory note, which is payable no later than May 10, 2005. The note is convertible into 1,000,000 million shares of common stock and the Company recognized beneficial conversion on the promissory note of $100,000. The beneficial conversion was treated as a discount to the note and the discount was amortized over the life of the note. On June 10, 2005, the entire amount of the note was converted at a per share price of $0.10. The Company recognized a loss on the conversion of $3,309.

On February 3, 2005, the Company borrowed $100,000 under a 15% convertible promissory note, which is payable no later than May 10, 2005. The note is convertible into 1,000,000 million shares of common stock and the Company recognized beneficial conversion on the promissory note of $100,000. The beneficial conversion was treated as a discount to the note and the discount was amortized over the life of the note. On June 10, 2005, the entire amount of the note was converted at a per share price of $0.10. The Company recognized a loss on the conversion of $3,272.

On March 9, 2005, the Company borrowed $400,000 under a 10% promissory note, which was payable no later than May 9, 2005. This note was settled on June 13, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.11. The Company recognized no gain or loss on the conversion.

On March 21, 2005, the Company borrowed $200,000 under a 17% promissory note, which was payable no later than May 20, 2005. This note was settled on June 10, 2005 via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10. The Company recognized a loss on the conversion of $62,263.  In conjunction with the conversion, the Company issued 6,226,359 warrants at an exercise price of $0.10 per share.  (See Note 6b)

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On April 7, 2005, the Company borrowed $300,000 under a 12% promissory note, which was payable no later than August 5, 2005. On September 15, 2005, the entire amount of the note was converted at a per share price of $0.05. The Company recognized a loss on the conversion of $19,040.

On April 29, 2005, the Company borrowed $200,000 under a 17% promissory note, which was payable no later than July 28, 2005. On September 15, 2005, the entire amount of the note was converted at a per share price of $0.05. The Company recognized a loss on the conversion of $12,693.

On June 13, 2005, the Company borrowed $68,000 under a 17% promissory note, which was payable no later than August 12, 2005. On September 15, 2005, the entire amount of the note was converted at a per share price of $0.05. The Company recognized a loss on the conversion of $4,315.

On June 30, 2005, the Company borrowed $100,000 under a 17% promissory note, which is unsecured and was payable no later than September 28, 2005. On August 11, 2005, the entire amount of the note was converted at a per share price of $0.05. The Company recognized no gain or loss on the conversion.

On September 7, 2005, the Company borrowed $50,000 under a 15% promissory note, which is unsecured and was payable no later than November 7, 2005. The note and interest are currently in default.

On September 7, 2005, the Company borrowed $50,000 under a 15% promissory note, which is unsecured and was payable no later than November 7, 2005. The note and interest are currently in default.

On September 13, 2005, the Company borrowed $40,000 under a 15% promissory note, which is unsecured and was payable no later than November 13, 2005. The note and interest are currently in default.

On September 19, 2005, the Company borrowed $100,000 under a 15% promissory note, which is unsecured and is payable no later than November 19, 2005.

Notes payable - face value	$4,300,000
Notes payable - discount	489,561

$3,810,439

The discount from the face value of the promissory notes is being amortized over the life of the promissory notes as additional interest expense. During the nine month period ended September 30, 2005, the nine month period ended September 30, 2004 and the period from December 9, 2002 (Inception) to September 30, 2005, the Company has recorded interest expense from the discounts of $2,923,535, $915,569 and $5,085,338, respectively.

All of these transactions were exempt from the registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 3   STOCKHOLDERS’ DEFICIENCY

(A) Stock Issued for Cash

During 2002, the Company issued 58,189,728 shares of common stock to its founder for $18,522 ($0.0004 per share).

During 2003, the Company issued 4,423,012 shares of common stock for cash of $526,703 ($0.12 per share).

During 2003, the Company issued 1,748,380 shares of common stock for $545,717 ($0.28 per share), net of offering costs of $11,239.

During 2003, the Company issued 420,768 shares of common stock for $66,672 ($0.16 per share).

During 2004, the Company issued 6,650,000 shares of common stock for $1,662,500 ($0.25 per share).

During 2004, the Company issued 40,000 shares of common stock for cash of $100,000 ($2.50 per share).

During 2004, the Company issued 1,900,400 shares of common stock for $475,100 ($0.25 per share). In connection with this transaction, the Company issued 2,022,900 warrants to purchase common stock exercisable at a price of $0.25. The warrants are fully exercisable at any time for a period of five years after the closing date of the sale. None of the warrants were executed, forfeited or expired in 2005. Therefore, all 2,022,900 warrants were outstanding and exercisable as of March 31, 2005.

On August 26, 2004, the Company issued 100,000 shares of common stock for $200,000 ($2.00 per share).

During 2004, the Company issued 1,649,635 shares of common stock for $264,075 ($0.16 per share).

(B) Stock Issued for Services

During 2002, the Company issued 2,957,376 shares of common stock for software development services valued for financial accounting purposes at $1,113,005 ($0.3775 per share) based upon recent cash offering prices.

During 2003, the Company issued 434,036 shares of common stock for software development services valued for financial accounting purposes at $138,640 ($0.3175 per share) based upon recent cash offering prices.

During 2003, the Company issued 942,600 shares of common stock for signature rights valued for financial accounting purposes at $300,000 ($0.3175 per share) based upon recent cash offering prices.

During 2004, the Company issued 1,750,000 shares of common stock for software development and consulting services with a fair value of $2,581,250 ($1.475 per share).

During 2004, the Company issued 279,260 shares of common stock for services with a fair value of $446,816 ($1.60 per share).

During 2004, the Company issued 830,000 shares of restricted common stock for services to three consultants having a fair value of $1,195,200 ($1.44 per share).

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

During 2004, the Company issued 440,000 shares of restricted common stock for services with a fair value of $404,800 ($.92 per share).

During 2004, the Company issued 100,000 shares of our restricted common stock for services with a fair value of $147,500 ($1.475 per share).

During 2004, the Company issued 1,933,224 shares to consultants for services with a fair value of $1,162,444 ($0.60 per share).

On July 28, 2004, as consideration for the Director's personal guaranty of a note payable (see Note 4), the Company issued the Director 800,000 shares of common stock having a fair value of $832,000 ($1.04 per share). These shares issued to the Director were restricted shares of common stock and, therefore, were not tradable at the time of issuance. These shares of common stock issued to the Director may become unrestricted on July 28, 2005.

During August 2004, the Company issued 1,000,000 shares to consultants for real estate service with a fair value of $1,130,000 ($1.13 per share).

During August 2004, the Company issued 21,460 shares to a consultant for services with a fair value of $13,734 ($0.64 per share).

During August, 2004, the Company issued 200,000 shares to a consultant for financial services with a fair value of $122,000 ($0.61 per share).

During August 2004, the Company issued 36,000 shares to a consultant for engineering services with a fair value of $21,420 ($0.60 per share).

On September 30, 2004, the Company issued 300,000 shares of restricted common stock to employees as a bonus with a fair value of $99,000 ($0.33 per share).

During 2004, the Company issued 1,790,000 shares of common stock to employees with a fair value of $565,500 ($0.32 per share) for bonuses. .

During 2004, the Company issued 5,199,967 shares of common stock to employees with a fair value of $1,137,099 ($0.22 per share) as regular compensation.

During 2004, the Company issued 1,100,000 shares of common stock to executives with a fair value of $240,542 ($0.22 per share) as compensation.

During 2004, the Company issued 3,885,410 shares of common stock for consulting services with a fair value of $812,141 ($0.21 per share).

During 2004, the Company issued 1,350,000 shares of common stock for consulting services with a fair value of $377,500 ($0.28 per share).

During 2004, the Company issued 150,000 shares of common stock for advisory services with a fair value of $37,500 ($0.25 per share).

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On January 4, 2005, the Company issued 40,000 shares of common stock to a Director for services with a fair value of $63,600 ($1.59 per share).

During January 2005, the Company issued 125,179 shares of common stock for consulting services with a fair value of $108,929 ($0.87 per share).

On January 28, 2005, the Company issued 1,200,000 shares of common stock for consulting services with a fair value of $648,000 ($0.54 per share).

On March 10, 2005, the Company issued 100,000 shares of common stock for consulting services with a fair value of $32,000 ($0.32 per share).

On March 11, 2005, the Company issued 800,000 shares of common stock to a Director for services with a fair value of $272,000 ($0.34 per share).

During March 2005, the Company issued 1,722,453 shares of common stock for consulting services with a fair value of $558,847 ($0.32 per share) of which $19,665 was considered deferred compensation.

On March 28, 2005, the Company issued 225,000 shares of common stock to employees with a fair value of $56,250 ($0.25 per share) as compensation.

During April 2005, the Company issued 1,423,734 shares of common stock for consulting services with a fair value of $319,955 ($0.22 per share).

During April 2005, the Company issued 100,000 shares of restricted common stock to employees as a bonus with a fair value of $23,000 ($0.23 per share).

On April 18, 2005, the Company issued 250,000 shares of restricted common stock for consulting services with a fair value of $45,000 ($0.18 per share).

During April 2005, the Company issued 601,725 shares of common stock to employees with a fair value of $90,259 ($0.15 per share) as regular compensation.

During April 2005, the Company issued 678,067 shares of common stock to employees with a fair value of $101,310 ($0.15 per share) as regular compensation.

During May 2005, the Company issued 2,255,097 shares of common stock for consulting services with a fair value of $338,775 ($0.15 per share).

During May 2005, the Company issued 962,324 shares of common stock to employees with a fair value of $143,340 ($0.15 per share) as regular compensation.

During May 2005, the Company issued 250,000 shares of common stock to an executive with a fair value of $37,500 ($0.15 per share) as compensation.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

During May 2005, the Company issued 250,000 shares of common stock to an executive with a fair value of $37,500 ($0.15 per share) as compensation.

During May 2005, the Company issued 1,162,720 shares of common stock to employees with a fair value of $139,526 ($0.12 per share) as regular compensation.

During June 2005, the Company issued 2,122,675 shares of common stock to employees with a fair value of $178,400 ($0.08 per share) as regular compensation.

During June 2005, the Company issued 250,000 shares of common stock to an executive with a fair value of $25,000 ($0.10 per share) as compensation.

During June 2005, the Company issued 500,000 shares of common stock to an executive with a fair value of $50,000 ($0.10 per share) as compensation.

During June 2005, the Company issued 2,934,536 shares of common stock for consulting services with a fair value of $322,635 ($0.11 per share).

During July 2005, the Company issued 500,000 shares of common stock for consulting services with a fair value of $50,000 ($0.10 per share) of which $10,000 was considered deferred compensation.

During July 2005, the Company issued 32,000 shares of common stock for consulting services with a fair value of $3,072 ($0.096 per share).

During July 2005, the Company issued 22,000 shares of common stock for consulting services with a fair value of $1,851 ($0.084 per share).

During July 2005, the Company issued 72,223 shares of common stock for consulting services with a fair value of $6,500 ($0.09 per share).

During July 2005, the Company issued 50,000 shares of common stock for consulting services with a fair value of $4,302 ($0.086 per share).

During July 2005, the Company issued 50,000 shares of common stock to employees with a fair value of $5,000 ($0.10 per share).

During July 2005, the Company issued 2,767,036 shares of common stock to employees with a fair value of $195,292 ($0.07 per share).

During August 2005, the Company issued 182,799 shares of common stock to employees with a fair value of $12,796 ($0.07 per share).

During August 2005, the Company issued 100,000 shares of common stock to employees with a fair value of $6,500 ($0.65 per share).

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

During August 2005, the Company issued 1,891,655 shares of common stock to executives with a fair value of $132,416 ($0.07 per share) as compensation.

During August 2005, the Company issued 150,000 shares of common stock for consulting services with a fair value of $10,500 ($0.07 per share) as compensation.

During August 2005, the Company issued 492,940 shares of common stock for consulting services with a fair value of $39,435 ($0.08 per share) as compensation.

During August 2005, the Company issued 333,340 shares of common stock for consulting services with a fair value of $30,000 ($0.09 per share) as compensation.

During August 2005, the Company issued 86,667 shares of common stock for consulting services with a fair value of $6,500 ($0.075 per share) as compensation.

During August 2005, the Company issued 250,000 shares of common stock for consulting services with a fair value of $15,000 ($0.06 per share).

During August 2005, the Company issued 100,000 shares of common stock to an employee with a fair value of $7,000 ($0.07 per share).

During August 2005, the Company issued 2,399,879 shares of common stock for consulting services with a fair value of $167,992 ($0.07 per share) of which $140,000 was considered deferred compensation.

During August 2005, the Company issued 62,500 shares of common stock for consulting services with a fair value of $5,625 ($0.09 per share).

During August 2005, the Company issued 53,571 shares of common stock for consulting services with a fair value of $3,214 ($0.06 per share).

During August 2005, the Company issued 750,000 shares of common stock for consulting services with a fair value of $52,500 ($0.07 per share).

During August 2005, the Company issued 2,600,000 shares of common stock to employees with a fair value of $182,000 ($0.07 per share).

During August 2005, the Company issued 5,000,000 shares of common stock to a Director with a fair value of $350,000 ($0.07 per share).

During August 2005, the Company issued 10,000,000 shares of common stock to the CEO with a fair value of $700,000 ($0.07 per share).

During September 2005, the Company issued 250,000 shares of common stock for consulting services with a fair value of $15,000 ($0.06 per share).

During September 2005, the Company issued 1,629,027 shares of common stock for consulting services with a fair value of $81,451 ($0.05 per share) of which $27,505 was considered deferred compensation.

 INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

During September 2005, the Company issued 5,415,729 shares of common stock to employees with a fair value of $297,865 ($0.055 per share) of which $85,758 was considered deferred compensation.

During September 2005, the Company issued 3,045,708 shares of common stock to employees with a fair value of $152,286 ($0.05 per share) of which $44,648 was considered deferred compensation.

During September 2005, the Company issued 3,977,894 shares of common stock to employees with a fair value of $179,005 ($0.045 per share) of which $50,058 was considered deferred compensation.

(C) Stock Issued for Legal Settlement

During February 2004, the Company issued 66,668 shares of common stock with a fair value of $98,335 ($1.475 per share) in partial settlement of a lawsuit.

On June 4, 2004, the Company issued 53,332 shares of common stock with a fair value of $77,565 in final settlement of a lawsuit ($1.455 per share).

During June 2005, the Company returned 120,000 shares of common stock with a fair value of $175,900 ($1.475 per share) were returned to Treasury in settlement of a lawsuit.

(D) Stock Issued for Vendor Settlement

During May 2005, the Company issued 1,976,021 shares of common stock with a fair value of $316,163 ($0.16 per share) in settlement of a vendor payable. The Company recognized a loss of $22,724 on the settlement of this vendor payable.

During August 2005, the Company issued 2,549,075 shares of common stock with a fair value of $229,417 ($0.09 per share) in settlement of the 2005 rent for the Sarasota office. Of this amount $52,631 was considered deferred compensation. The Company recognized no gain or loss on the settlement of this vendor payable.

During August 2005, the Company issued 368,375 shares of common stock with a fair value of $29,470 ($0.08 per share) in settlement of a vendor payable. The Company recognized no gain or loss on the settlement of this vendor payable.

During September 2005, the Company settled the outstanding amounts plus related legal fees with Biostar by issuing 6,361,113 shares of common stock with a fair value of $311,695 on the date of settlement.  A gain of $25,444 was recognized on the settlement.  The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

(E) Stock Issued for Cash with Notes Payable

During 2004, the Company issued 560,000 shares of common stock with a fair value of $434,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.78 per share).

During 2004, the Company issued 200,000 shares of common stock with a fair value of $284,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.42 per share).

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

During 2004, the Company issued 100,000 shares of common stock with a fair value of $147,500 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 60,000 shares of common stock with a fair value of $67,800 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.13 per share).

During 2004, the Company issued 33,000 shares of common stock with a fair value of $47,190 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.43 per share).

During 2004, the Company issued 511,000 shares of common stock with a fair value of $753,725 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 7,500 shares of common stock with a fair value of $11,025 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.47 per share).

During 2004, the Company issued 1,750,000 shares of common stock with a fair value of $735,000 as additional consideration for notes payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the notes ($0.42 per share).

(F) Stock Issued for Cash as Interest on Notes Payable

During 2004, the Company issued 375,000 shares to note payable holders for accrued interest on the notes with a fair value of $67,500 ($0.18 per share).

During August 2005, the Company issued 7,114,667 shares to a note payable holder for accrued interest on the note with a fair value of $384,192 ($0.054 per share). The Company recognized no gain or loss on this transaction.

(G) Stock Issued Under Loan Default Provisions

During 2004, the Company issued 74,999 shares to a note payable holder under a loan default provision with a fair value of $110,624 ($1.475 per share).

During 2004, the Company issued 75,000 shares to a note payable holder under a loan default provision with a fair value of $84,750 ($1.13 per share).

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

During 2004, the Company issued 80,000 shares to a note payable holder under a loan default provision with a fair value of $118,000 ($1.475 per share).

During 2004, the Company issued 603,038 shares to a note payable holder under a loan default provision with a fair value of $942,548 ($1.56 per share).

During 2004, the Company issued 955,312 shares to a note payable holder under a loan default provision with a fair value of $1,404,309 ($1.47 per share).

(H) Stock Issued for Conversion of Notes Payable

On January 6, 2005, the Company issued 7,043,750 shares of common stock with a fair value of $8,311,625 to convert a note payable with a fair value of $704,375 ($0.10 per share). The Company recognized a loss of $7,607,250 ($1.08 per share) on the conversion of this note.

On February 11, 2005, the Company issued 4,925,291 shares of common stock with a fair value of $1,797,731 to convert a note payable with a fair value of $1,058,938 ($0.215 per share). The Company recognized a loss of $738,793 ($0.15 per share) on the conversion of this note.

On March 22, 2005, the Company issued 5,815,069 shares of common stock with a fair value of $711,918 to convert a note payable with a fair value of $581,507 ($0.10 per share). The Company recognized a loss of $130,411 ($0.022 per share) on the conversion of this note.

On April 11, 2005, the Company issued 13,325,000 shares of common stock with a fair value of $2,281,933 to convert a note payable with a fair value of $1,565,000 ($0.12 per share). The Company recognized a loss of $716,933 ($0.05 per share) on the conversion of this note.

During April 2005, the Company issued 2,936,644 shares of common stock to convert a note payable with a fair value of $293,664 ($0.10 per share).

On May 10, 2005, the Company issued 3,961,170 shares of common stock with a fair value of $633,787 to convert a note payable with a fair value of $475,340 ($0.12 per share). The Company recognized a loss of $158,447 ($0.04 per share) on the conversion of this note.

On May 10, 2005, the Company issued 3,700,000 shares of common stock with a fair value of $592,000 to convert a note payable with a fair value of $370,000 ($0.10 per share). The Company recognized a loss of $220,000 ($0.06 per share) on the conversion of this note.

On May 16, 2005, the Company issued 5,900,000 shares of common stock with a fair value of $826,418 to convert a note payable with a fair value of $560,918 ($0.095 per share). The Company recognized a loss of $265,500 ($0.045 per share) on the conversion of this note.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

On May 16, 2005, the Company issued 12,000,000 shares of common stock with a fair value of $1,686,836 to convert a note payable with a fair value of $1,146,836 ($0.095 per share). The Company recognized a loss of $540,000 ($0.045 per share) on the conversion of this note.

During June 2005, the Company issued 3,695,339 shares of common stock to convert a note payable with a fair value of $404,011 ($0.11 per share).

On June 10, 2005, the Company issued 2,075,453 shares of common stock to convert a note payable with a fair value of $207,545 ($0.10 per share). The Company recognized a loss of $62,263 on the conversion of this note.

On June 10, 2005, the Company issued 3,187,206 shares of common stock to convert a note payable with a fair value of $318,721 ($0.10 per share). The Company recognized a loss of $95,616 on the conversion of this note.

On June 10, 2005, the Company issued 1,110,298 shares of common stock to convert a note payable with a fair value of $111,030 ($0.10 per share). The Company recognized a loss of $3,309 on the conversion of this note.

On June 10, 2005, the Company issued 1,109,069 shares of common stock to convert a note payable with a fair value of $110,907 ($0.10 per share). The Company recognized a loss of $3,272 on the conversion of this note.

On June 10, 2005, the Company issued 1,863,852 shares of common stock to convert a note payable with a fair value of $186,385 ($0.10 per share). The Company recognized a loss of $3,416 on the conversion of this note.

On August 11, 2005, the Company issued 2,096,623 shares of common stock to convert a note payable with a fair value of $104,831 ($0.05 per share). The Company recognized no gain or loss on the conversion of this note.

On September 15, 2005, the Company issued 12,882,049 shares of common stock to convert three notes payable with a fair value of $608,054 ($0.0472 per share). The Company recognized a loss of $36,048 on the conversion of these notes.

On September 15, 2005, the Company issued 3,385,259 shares of common stock to convert a note payable with a fair value of $152,337 ($0.045 per share). The Company recognized a loss of $16,926 on the conversion of this note.

(I) In Kind Contribution

During 2004, 1,191,450 shares of common stock were returned to the Company by a stockholder and recorded as an In Kind Contribution.

(J) Stock Dividend

During January 2004, the Company declared a 4 for 1 common stock dividend effected to stockholders of record on January 19, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

(K) Stock Split

During May 2004, the Company declared a 4 for 1 common stock split effected to stockholders of record on May 5, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

(L) Stock Issued in Reverse Merger

On January 5, 2004, the Company issued 16,156,000 shares of common stock for all the outstanding shares of Global Business Resources.

All of these transactions were exempt from registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

(M) Obligation to Reserve Stock

As of September 30, 2005, the Company had an obligation to reserve 60,879,731 shares of common stock issuable upon conversion of debentures. In addition, as of September 30, 2005, the Company had outstanding warrants totaling 53,889,731 shares of common stock.

(N) Amendment to Articles of Incorporation

On February 24, 2005, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 600,000,000 common shares at a par value of $0.0001 per share.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 4   INCOME TAXES

Income tax expense (benefit) is summarized as follows:

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004	December 9, 2002 (Inception) through September 30, 2005
Current:
Federal	$-	$-	$-
State	-	-	-
Deferred - Federal and State	-	-	-

Income tax expense (benefit)	$-	$-	$-

The Company's tax expense differs from the "expected" tax expense as follows:

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004	December 9, 2002 (Inception) through September 30, 2005

U.S. Federal income tax expense (benefit)	$(9,090,875)	$(8,609,842)	$(21,958,576)
Effect on net operating loss carryforward	9,090,875	8,609,842	21,958,576

	$-	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

	September 30, 2005 (Unaudited)	December 31, 2004
Deferred tax assets:
Net operating loss carry forward	$21,958,576	$12,867,701
Total gross deferred tax assets	21,958,576	12,867,701
Less valuation allowance	(21,958,576)	(12,867,701)

Net deferred tax assets	$-	$-

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

At September 30, 2005, the Company had a net operating loss carry forward of $62,738,788 for U.S. Federal income tax purposes available to offset future taxable income expiring through 2025. The net change in the valuation allowance during the nine months ended September 30, 2005 was an increase of $9,090,875.

NOTE 5 COMMITMENTS AND CONTINGENCIES

(A) Distribution Agreements

Riverdeep, Inc.
Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") dated October 23, 2003 that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

March 30, 2004	$50,000
September 30, 2004	50,000
September 30, 2004	125,000

Total	$225,000

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the Company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. From December 9, 2002 (inception) through September 30, 2005, $225,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

The Company is currently in default of this agreement.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

Codemasters Software Company Ltd.
Infinium signed a distribution agreement with The Codemasters Software Company Ltd. (“Codemasters”) dated December 3, 2004 that will allow Infinium to market Codemasters’ catalog of video games software on the Phantom Game System. The agreement expires on December 31, 2005 and authorizes Infinium to distribute Codemasters’ products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Codemasters requires Infinium to make the following advance royalty payments as follows:

November 21, 2004	$25,000
Upon receipt of the Licensor Deliverables	25,000

Total	$50,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Codemasters the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 25% to 50% of Infinium’s net receipts with a minimum per unit royalty fee ranging from $1.25 to $7.16 per title.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through September 30, 2005, $25,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

Atari, Inc.
Infinium signed a distribution agreement with Atari, Inc. (“Atari”) dated September 14, 2004 that will allow Infinium to market Atari’s catalog of video games software on the Phantom Game System. The agreement expires on September 14, 2007 and authorizes Infinium to distribute Atari’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Atari requires Infinium to make the following non-refundable advance royalty payments as follows:

September 19, 2004	$300,000
September 29, 2004	200,000

Total	$500,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Atari the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from $5.00 to $15.00 per title.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through September 30, 2005, $500,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

Eidos Inc.
Infinium signed a distribution agreement with Eidos Inc. (“Eidos”) dated September 21, 2004 that will allow Infinium to market Eidos’s catalog of video games software on the Phantom Game System. The agreement expires on December 31, 2005 and authorizes Infinium to distribute Eidos’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Eidos requires Infinium to make the following non-refundable advance royalty payments as follows:

September 25, 2004	$62,500
Upon receipt of the Licensor Deliverables	62,500

Total	$125,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Eidos the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 25% to 50% of Infinium’s net receipts

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through September 30, 2005, $125,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Enlight Inc.
Infinium signed a distribution agreement with Enlight Interactive Inc. (“Enlight”) dated September 21, 2004 that will allow Infinium to market Enlight’s catalog of video games software on the Phantom Game System. The agreement expires on September 2, 2009 and authorizes Infinium to distribute Enlight’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Enlight requires Infinium to make the following non-refundable advance royalty payments as follows:

October 2, 2004	$5,000
Upon receipt of the Licensor Deliverables	5,000

Total	$10,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Enlight the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 30% to 50% of Infinium’s net receipts.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

Enlight Inc. (continued)
As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through September 30, 2005, $10,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

(B) Development Agreement

The company has a development agreement dated October 11, 2004 in place with BIOSTAR for the Phantom Game Receiver mainboard and graphics adapter. Terms are: $156,000 due at signing; $78,000 due before ship of pilot production units from Biostar; $78,000 due on acceptance of pilot units. The end design product will be wholly owned by the company. This work is ongoing. From December 9, 2002 (inception) through September 30, 2005, $337,139 of expenses have been accrued and reported on the accompanying financial statements. During September 2005, the Company settled the outstanding amounts plus related legal fees with Biostar by issuing 6,361,113 shares of common stock with a fair value of $311,695 on the date of settlement. A gain of $25,444 was recognized on the settlement. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

(C) Litigation

CDW Corporation v. Infinium Labs Corporation, No. 05-M1-131484. In May 2005, CDW sued Infinium in the Circuit Court of Cook County, Illinois, alleging breach of contract and seeking damages in the amount of $26,958.24. Infinium is in the process of replacing local counsel. The Company has recorded $25,737 in accounts payable related to vendor payments due CDW Corporation.

Black Rocket Euro RSCG, LLC v. Infinium Labs, Inc. , No. 2005 CA 5008 NC. In May 2005, Black Rocket sued Infinium in the Circuit Court for Sarasota County, Florida, alleging breach of contract and seeking damages in the amount of $95,272.00. Infinium is defending itself vigorously in this suit. The Company has recorded $95,272 in accounts payable related to vendor payments due Black Rocket Euro RSCG, LLC.

Beshara v. Infinium Labs Corporation , No. 2005 CA 5103 NC. In May 2005, Beshara sued Infinium in the Circuit Court for Sarasota County, Florida, alleging default of a promissory note and seeking damages of approximately $1,400,000.00. Infinium expects to enter into a negotiated settlement with Beshara .   On October 25, 2005, the Company settled accrued interest through October 31, 2005, together with reasonable attorneys’ fees, in the amount of $384,192 through issuance of 7,114,667 shares of the Company’s stock.

Baytree Associates, Inc. v. Infinium Labs, Inc.,No. 2004 CA 11716 NC.  In December 2004, Baytree sued Infinium in the Circuit Court for Sarasota County, Florida, alleging breach of contract and seeking damages in the amount of $54,391.95.  On October 7, 2005, an order granting Baytree’s motion for default judgment was entered in the aforementioned court.  As Infinium maintains it was not properly served, Infinium will seek to set aside this judgment.

SBI USA, LLC v. Infinium Labs, Inc.,No. 05CC10694.  In November 2005, SBI USA, LLC, sued Infinium in the Superior Court of California, Orange County, alleging breach of contract and seeking damages in the amount of $58,000.  The Company plants to vigorously defend against this lawsuit.

Infinium Labs, Inc. v. Digital Interactive Streams, Inc. , No. 2004 CA 8193 NC. In August 2004 Infinium sued DiStream alleging breach of a settlement agreement and conversion and seeking damages of an unspecified amount. The parties currently are conducting discovery.

In the Matter of Certain Fax Blasts , SF-2926.,In approximately January 2005, we received subpoenas for documents from the Securities and Exchange Commission (“SEC”) in an investigation entitled In the Matter of Certain Fax Blasts .  In compliance with other SEC issued subpoenas, several former employees, including our Chairman of the Board of Directors, have given testimony to the SEC’s staff while several current employees have participated in off-record interviews with the SEC staff.  Additionally, Timothy M. Roberts, the Company's Chairman of the Board of Directors, has received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission (please see the Company’s 8-K filing on October 28, 2005 for more information).   The Company is unable to determine what, if any, actions may result from the ongoing investigation.

Except as described above, we are not a party to any litigation other than litigation arising in the ordinary course of its business, which is not expected to have a material adverse effect on its financial condition or results of operations and has not accrued any amounts relating to any litigation.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

(D) Licenses

As detailed above in Note 5 (A), the Company has entered into agreements with a number of publishers to provide content for our Phantom Game Service . These agreements provide that we pay an advance to each publisher, which is recoupable by us against future royalties payable to these publishers under their respective agreements. As of September 30, 2005, the Company currently owes an aggregate of $845,000 to these publishers pursuant to these agreements and, if we fail to pay these advances, these agreements may be terminated.

(E) Payroll Taxes

The Company has accrued applicable employment taxes for individuals that were initially deemed and paid as independent contractors during the two months ended December 31, 2003 and the three months ended March 31, 2004 but, subsequently, reclassified as employees by the Company. In addition, the Company has recorded our estimate for interest and penalties that are due for the Company’s failure to timely file and pay taxes for these individuals as well as for the Company’s failure to timely file and pay payroll taxes for the third and fourth quarters of 2004 and the first, second and third quarter of 2005. The amount recorded in accrued payroll and payroll taxes consists of the following:

	As of	As of
	September 30, 2005	December 31, 2004
	(unaudited)
Payroll	$0	$0
Payroll taxes	2,150,143	1,117,957
Penalties and interest	1,067,864	547,812
Accrued payroll and payroll taxes	$3,218,007	$1,665,769

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 6 STOCK OPTIONS AND WARRANTS

(A) Stock Options Issued Under Qualified Stock Option Plan

The Company's 2004 Omnibus Incentive Compensation Plan required shareholder consent which has not been obtained and will not be requested.  As such, any options granted under the Plan are not effective.

(B) Warrants Issued and Outstanding

Stock Purchase Warrants

For the nine months ended September 30, 2005, the Company granted warrants to purchase 6,226,359 shares of common stock in conjunction with a note payable settlement valued at $594,429. The Company recognized a loss on the settlement for these warrants based on the fair value of the warrants on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero; expected volatility of 175%, risk-free interest rate of 3.84%; expected life of five years.
	September 30, 2005	December 31, 2004
Warrants for common stock issued to an investor. The term of the warrants are five years expiring November 10, 2009. The warrants are exercisable at $0.10 per share	5,873,288	5,107,081

Warrants for common stock issued to an investor. The term of the warrants are five years expiring November 10, 2009. The warrants are exercisable at $0.10 per share.	11,630,138	8,722,604

Warrants for common stock issued to note holders. The term of the warrants are five years expiring October 22, 2009. The warrants are exercisable at $0.50 per share.	500,000	500,000

Warrants for common stock issued to note holders. The term of the warrants are five years expiring October 27, 2009. The warrants are exercisable at $0.50 per share.	500,000	500,000

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.26667 per share.	5,437,487	5,437,487

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.75 per share.	5,437,487	5,437,487

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $1.00 per share.	5,437,487	5,437,487

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.10 per share.	4,687,485	4,687,485

Warrants for common stock issued to an investor. The term of the warrants are five years expiring June 10, 2010. The warrants are exercisable at $0.10 per share.	6,226,359	-

Warrants for common stock issued to an investor. The term of the warrants is three years expiring September 19, 2008. The warrants are exercisable at $0.10 per share.	8,160,000	-

Total	53,889,731	35,829,631

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 7   GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no sales and has recurring losses from inception of $62,738,784, has a working capital deficiency of $11,012,265, a stockholders’ deficiency of $10,453,139 and has a negative cash flow from operations of $15,214,315 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding, settle notes payable currently in default and implement its business plan provide the opportunity for the Company to continue as a going concern.

NOTE 8   RELATED PARTY TRANSACTIONS

On January 27, 2005, the Company borrowed $300,000 from Timothy Roberts, the Company’s Chairman, under a 15% promissory note, which was payable no later than April 27, 2005. This note was settled on June 13, 2005 via a Settlement Agreement which converted the entire amount of the note into common stock at a per share price of $0.10. The Company recognized a loss on the conversion of $95,616

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 9   SUBSEQUENT EVENTS

(A) Common Stock Issuances

During October 2005, the Company issued 264,822 shares of common stock for consulting services with a fair value of $11,917 ($.045 per share).

During October 2005, the Company issued 500,000 shares of common stock for consulting services with a fair value of $15,000 ($.03 per share).

During October 2005, the Company issued 1,536,850 shares of common stock for consulting services with a fair value of $33,811 ($.022 per share).

During October 2005, the Company issued 16,163,070 shares of common stock to employees with a fair value of $323,261 ($.02 per share).

During October 2005, the Company issued 7,246,455 shares of common stock with a fair value of $217,394 ($.03 per share) in settlement of notes and accrued interest.  The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

During November 2005, the Company issued 998,991 shares of common stock for consulting services with a fair value of $25,374 ($.025 per share).

During November 2005, the Company issued 2,107,428 shares of common stock for consulting services with a fair value of $46,363 ($.022 per share).

During November 2005, the Company issued 6,380,900 shares of common stock for consulting services with a fair value of $127,618 ($.02 per share).

During November 2005, the Company issued 2,000,000 shares of common stock for consulting services with a fair value of $30,000 ($.015 per share).

During November 2005, the Company issued 141,537 shares of common stock to employees with a fair value of $3,595 ($.025 per share).

During November 2005, the Company issued 6,125,216 shares of common stock to employees with a fair value of $122,504 ($.02 per share).

During November 2005, the Company issued 7,948,856 shares of common stock with a fair value of $119,233 ($.015 per share) in settlement of notes and accrued interest.

During November 2005, the Company issued 1,134,775 shares of common stock with a fair value of $22,696 ($.02 per share) in full settlement of litigation against the company.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
(Unaudited)

(B) Notes Payable

On November 1, 2005, the Company borrowed $15,000 under a 15% promissory note, which is unsecured and is payable no later than January 1, 2006.

On November 7, 2005, the Company borrowed $25,000 under a 15% promissory note, which is unsecured and is payable on December 6, 2005. The note and interest are currently in default.

On December 9, 2005, a Promissory Note between the Company and Stephen A. Witzer, dated July 28, 2004 and disclosed in Form SB-2/A filed with the SEC on February 14, 2005, was assigned by Witzer to a director.  The terms of the Promissory Note were subsequently amended to provide that as of November 1, 2005, principal and accrued interest totaled $560,437.43.  With respect to the revised principal, commencing November 2, 2005, simple interest at a rate of fifteen percent (15%) per annum will accrue on a monthly basis until December 31, 2006 (maturity date), at which time the entire remaining principal and all accrued and unpaid interest are due in full.

(C) Litigation

Oracle USA, Inc. v. Infinium Labs, Inc. , No. C05-5049. In December 2005, Oracle USA sued Infinium in the United States District Court, Northern District of California, San Francisco Division, alleging breach of contract and seeking damages in the amount of $198,818. Infinium will defend itself vigorously in this suit.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Infinium Labs, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Infinium Labs, Inc. and subsidiary (A Development Stage Company) as of December 31, 2004 (consolidated) and 2003, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the year ended December 31, 2004 (consolidated), for the two months ended December 31, 2003 and for the period from December 9, 2002 (inception) to December 31, 2004 (consolidated). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Infinium Labs Corporation as of October 31, 2003, were audited by other auditors whose report dated December 11, 2003, except for Note F as to which the date is January 26, 2004, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Infinium Labs, Inc. and subsidiary (A Development Stage Company) as of December 31, 2004 (consolidated) and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 (consolidated), for the two months ended December 31, 2003 and for the period from December 9, 2002 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has had recurring losses from inception of $36,764,861, has a working capital deficiency of $12,988,409, a stockholders deficiency of $12,251,352 and used cash in operations from inception of $11,996,783. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 10. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2, the Company restated its Financial Statements for the two months ended December 31, 2003 and the year ended December 31, 2004 (consolidated).

WEBB & COMPANY, P.A.

Boynton Beach, Florida
April 14, 2005, except for Note 2, 7, 8(G), 9, 10 as to which date is December 16, 2005.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets

ASSETS
Restated - Note 2
	December 31, 2004 (Consolidated)	December 31, 2003
Current Assets:
Cash	$4,102	$45,852
Restricted Cash	894,910	-
Prepaid Expenses	66,589	-
Other Receivable	407	3,350
Total Current Assets	966,008	49,202

Property and Equipment, Net	475,122	162,763

Other Assets:
Deposits	5,440	7,490
Intangible asset, net (Note 3)	256,495	300,000
Total Other Assets	261,935	307,490

Total Assets	1,703,065	519,455

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable	$3,598,885	$349,005
Due to developers	985,000	-
Accrued interest expense	301,415	6,781
Other accrued expense	105,000	120,850
Accrued payroll and payroll taxes (Note 8(G))	1,665,769	75,997
Promissory notes (Note 5)	7,298,348	366,154

Total Current Liabilities	13,954,417	918,787

Commitments and Contingencies	-	-

Stockholders’ Deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 121,090,655 and 69,115,900 shares issued and outstanding, respectively (Note 6)	12,109	6,911
Additional paid-in capital (Note 6)	24,523,917	2,702,348
Subscription receivable	(22,517)	(163,517)
Accumulated deficit during development stage	(36,764,861)	(2,945,074)

Total Stockholders’ Deficiency	(12,251,352)	(399,332)

Total Liabilities and Stockholders’ Deficiency	1,703,065	519,455

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Operations

	For the Year Ended December 31, 2004 (Consolidated)	For the Two Months Ended December 31, 2003	For the Period from December 9, 2002 (Inception) to October 31, 2003	For the Period from December 9, 2002 (Inception to December 31, 2004) (Consolidated)
	Restated - Note 2	Restated - Note 2		Restated - Note 2
Operating Expenses:
Development costs	$3,130,854	$145,943	$259,407	$3,536,204
Advertising	1,380,377	55,141	153,038	1,588,556
Salary expense	6,985,422	172,484	-	7,157,906
Professional fees	2,808,733	58,133	837,737	3,704,603
Consultants	9,082,345	75,816	783,860	9,942,021
Impairment of assets	352,299	-	-	352,299
General and administrative	3,864,787	130,032	236,087	4,230,906
Total Operating Expenses	27,604,817	637,549	2,270,129	30,512,495
Net Loss from Operations	(27,604,817)	(637,549)	(2,270,129)	(30,512,495)

Other Income (Expense):
Other income	1,897	37	-	1,934
Loss on sale of equipment	(448)	-	-	(448)
IRS penalty and interest expense	(528,377)	(19,437)	-	(547,814)
Interest expense	(5,688,042)	(17,996)	-	(5,706,038)
Total Other Income (Expense)	(6,214,970)	(37,396)	-	(6,252,366)

Loss before Income Taxes	(33,819,787)	(674,945)	(2,270,129)	(36,764,861)

Income Taxes	-	-	-	-

Net Loss	$(33,819,787)	$(674,945)	$(2,270,129)	$(36,764,861)

Per Common Share

Loss per common share - basic and diluted	$(0.34)	$(0.01)	$(0.04)	$(0.46)

Weighted average - basic and diluted	100,688,617	67,745,088	57,420,568	79,230,175

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Stock issued to founders ($0.0004 per share)	-	$-	58,189,728	$5,819	$12,703	$-	$(18,517)	$5

Stock issued for cash ($0.12 per share)	-	-	4,423,012	442	526,261	-	-	526,703

Stock issued for services ($0.3775 per share)	-	-	2,957,376	296	1,112,709	-	-	1,113,005

Net loss for the period from December 9, 2002 (inception) to October 31, 2003	-	-	-	-	-	(2,270,129)	-	(2,270,129)

Balance, October 31, 2003	-	-	65,570,116	6,557	1,651,673	(2,270,129)	(18,517)	(630,416)

Stock issued for cash ($0.28 per share)	-	-	2,169,148	217	612,172	-	(145,000)	467,389

Stock issued for signage rights ($0.3175 per share)	-	-	942,600	94	299,906	-	-	300,000

Stock issued for services ($0.3175 per share)	-	-	434,036	43	138,597	-	-	138,640

Net loss for the two months ended December 31, 2003	-	-	-	-	-	(674,945)	-	(674,945)

Balance, December 31, 2003 (Restated - Note 2)	-	-	69,115,900	6,911	2,702,348	(2,945,074)	(163,517)	(399,332)

Recapitalization of Global Business Resources	-	-	16,156,000	1,615	(1,615)	-	-	-

Shares issued for cash ($0.25 per share)	-	-	6,650,000	665	1,661,835	-	-	1,662,500

Stock issued for cash ($0.257 per share)	-	-	-	-	-	-	141,000	141,000

Shares issued with note payable ($0.78 per share)	-	-	560,000	56	433,944	-	-	434,000

Shares issued for legal settlement ($1.475 per share)	-	-	66,668	7	98,328	-	-	98,335

Shares issued for services ($1.475 per share)	-	-	1,750,000	175	2,581,075	-	-	2,581,250

Shares issued with note payable ($1.47 per share)	-	-	7,500	-	11,025	-	-	11,025

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Shares issued with note payable ($1.42 per share)	-	-	200,000	20	283,980	-	-	284,000

Shares issued with note payable ($1.475 per share)	-	-	100,000	10	147,490	-	-	147,500

Shares issued with note payable ($1.13 per share)	-	-	60,000	6	67,794	-	-	67,800

Shares issued with note payable ($1.43 per share)	-	-	33,000	3	47,187	-	-	47,190

Shares issued with note payable ($1.475 per share)	-	-	511,000	51	753,674	-	-	753,725

Share issued for loan default penalty ($1.475 per share)	-	-	74,999	8	110,616	-	-	110,624

Share issued for loan default penalty ($1.13 per share)	-	-	75,000	8	84,742	-	-	84,750

Share issued for loan default penalty ($1.475 per share)	-	-	80,000	8	117,992	-	-	118,000

Share issued for loan default penalty ($1.56 per share)	-	-	603,038	61	942,487	-	-	942,548

Shares issued for loan default penalty ($1.47 per share)	-	-	955,312	96	1,404,213	-	-	1,404,309

Shares issued for cash ($2.50 per share)	-	-	40,000	4	99,996	-	-	100,000

Shares issued for legal settlement ($1.455 per share)	-	-	53,332	5	77,560	-	-	77,565

Shares issued for cash ($2.00 per share)	-	-	100,000	10	199,990	-	-	200,000

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Share issued to consultants for services ($1.44 per share)	-	-	830,000	83	1,195,117	-	-	1,195,200

Share issued to consultants for services ($1.475 per share)	-	-	100,000	10	147,490	-	-	147,500

Share issued to consultants for services ($1.60 per share)	-	-	279,260	28	446,788	-	-	446,816

Share issued to consultants for services ($0.92 per share)	-	-	440,000	44	404,756	-	-	404,800

Beneficial conversion of promissory notes at $0.75 per share	-	-	-	-	71,275	-	-	71,275

Shares issued for loan guaranty ($1.04 per share)	-	-	800,000	80	831,920	-	-	832,000

Shares issued to consultants ($1.13 per share)	-	-	1,000,000	100	1,129,900	-	-	1,130,000

Share issued to consultants for services ($0.64 per share)	-	-	21,460	2	13,732	-	-	13,734

Share issued to consultants for services ($0.61 per share)	-	-	200,000	20	121,980	-	-	122,000

Share issued to consultants for services ($0.60 per share)	-	-	36,000	4	21,416	-	-	21,420

Share issued to consultants for services ($0.60 per share)	-	-	1,933,224	193	1,162,251	-	-	1,162,444

Shares issued to employees ($0.33 per share)	-	-	300,000	30	98,970	-	-	99,000

Shares issued for cash ($0.25 per share)	-	-	1,900,400	190	474,910	-	-	475,100

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Shares issued to employees ($0.32 per share)	-	-	1,790,000	179	565,321	-	-	565,500

Shares issued to employees ($0.22 per share)	-	-	5,199,967	520	1,136,579	-	-	1,137,099

Shares issued to executives ($0.22 per share)	-	-	1,100,000	110	240,432	-	-	240,542

Share issued to consultants for services ($0.21 per share)	-	-	3,885,410	388	811,753	-	-	812,141

Shares issued with notes payable ($0.42 per share)	-	-	1,750,000	175	734,825	-	-	735,000

Share issued to consultants for services ($0.28 per share)	-	-	1,350,000	135	377,365	-	-	377,500

Shares issued for interest ($0.18 per share)	-	-	375,000	38	67,462	-	-	67,500

Shares issued for services ($0.25 per share)	-	-	150,000	15	37,485	-	-	37,500

Shares issued for cash ($0.16 per share)	-	-	1,649,635	165	263,910	-	-	264,075

Beneficial conversion of promissory notes at $0.10 per share	-	-	-	-	318,500	-	-	318,500

Fair value of warrants issued in conjunction with promissory notes ranging from $0.10 per share to $1.00 per share	-	-	-	-	2,025,000	-	-	2,025,000

Shares contributed in kind	-	-	(1,191,450)	(119)	119	-	-	-

Net loss, December 31, 2004	-	-	-	-	-	(33,819,787)	-	(33,819,787)

BALANCE, DECEMBER 31, 2004 (CONSOLIDATED) (RESTATED - NOTE 2)	-	$-	121,090,655	$12,109	$24,523,917	$(36,764,861)	$(22,517)	$(12,251,352)

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Cash Flows

	For the Year Ended December 31, 2004 (Consolidated)	For the Two Months Ended December 31, 2003	For the Period from December 9, 2002 (Inception) to October 31, 2003	For the Period from December 9, 2002 (Inception) to December 31, 2004
Cash Flows from Operating Activities:	Restated - Note 2	Restated - Note 2		Restated - Note 2
Net loss	$(33,819,787)	$(674,945)	$(2,270,129)	$(36,764,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170,059	3,614	675	174,348
Impairment of assets	352,299	-	-	352,299
Loss on disposal of assets	448	-	-	448
Common stock issued for services	8,452,305	138,680	1,113,005	9,703,990
Common Stock issued to employees	2,042,141	-	-	2,042,141
Common stock issued for legal settlements	175,900	-	-	175,900
Common stock issued for interest	2,727,731	-	-	2,727,731
Common stock issued for loan guarantee	832,000	-	-	832,000
Amortization of interest expense	2,150,588	25,000	-	2,175,588
Changes in operating assets and liabilities:
Decrease (increase) in current assets:
Prepaid expenses and other receivables	(63,646)	(36)	(3,314)	(66,996)
Deposits	2,050	(7,490)	-	(5,440)
Increase (decrease) in current liabilities:
Accounts payable	3,249,880			3,598,885
Due to developers	985,000			985,000
Accrued interest	294,634			301,415
Other accrued expense	(15,850)			105,000
Accrued payroll and payroll taxes	1,589,772	(50,427)	603,060	1,665,769
Net Cash Used in Operating Activities	(10,874,476)	(565,604)	(556,703)	(11,996,783)

Cash Flows from Investing Activities:
Purchase of property and equipment	(803,415)	(103,388)	(63,664)	(970,467)
Sale of property and equipment	11,755	-	-	11,755
Increase in restricted cash	(894,910)	-	-	(894,910)
Net Cash Used in Investing Activities	(1,686,570)	(103,388)	(63,664)	(1,853,622)

Cash Flows from Financing Activities:
Repayments of notes payable	(1,075,000)	-	-	(1,075,000)
Proceeds from stockholder	-	-	4,940	4,940
Payments to stockholder	-	(4,940)	-	(4,940)
Proceeds from sale of common stock, net	7,737,690	478,588	515,469	8,731,747
Promissory note	5,856,606	241,154	100,000	6,197,760
Net Cash Provided by Financing Activities	12,519,296	714,802	620,409	13,854,507

NET INCREASE (DECREASE) IN CASH	(41,750)	45,810	42	4,102

CASH AT BEGINNING OF PERIOD	45,852	42	-	-

CASH AT END OF PERIOD	$4,102	$45,852	$42	$4,102

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$508,308	$6,780	$-	$515,088

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
During 2003, the Company issued 235,600 shares of common stock with a fair value of $300,000 for intangible signage rights.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Infinium Labs, Inc. (“Infinium”) a Delaware corporation, formed on December 9, 2002, and located in Sarasota, Florida, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital and developing its products.

Infinium Labs, Inc. is developing an innovative broadband video game delivery system designed to allow consumers to purchase and play games directly over the internet. Infinium Labs Inc.’s service also will have the capacity to allow multiplayer tournaments and contests, both against other subscribers and against PC gamers. The subscriber can access all of this without ever having to go to a store to purchase games.

On January 5, 2004, Global Business Resources, Inc., a State of Delaware Corporation, consummated an agreement with Infinium Labs, Inc. a Delaware corporation, pursuant to which Infinium Labs, Inc. exchanged all of its then issued and outstanding shares of common stock for 58,189,728 shares or approximately 81% of the common stock of Global Business Resources, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a capital transaction and recapitalization by the accounting acquirer (Infinium Labs, Inc.) and as reorganization by the accounting acquiree (Global Business Resources, Inc.). Subsequent to the merger, Global Business Resources, Inc. changed its name to Infinium Labs, Inc. and Infinium Labs, Inc. changed its fiscal year end to December 31 from October 31.

Accordingly, the financial statements include the following:

(1)   The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)   The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Consolidation

The accompanying December 31, 2004 consolidated financial statements include the accounts of Infinium Labs, Inc. and its wholly owned subsidiary, Infinium Labs Operating Corporation. The accompanying financial statements for the period from November 1, 2003 through December 31, 2003 are for our wholly owned subsidiary, Infinium Labs Operating Corporation. The accompanying financial statements for the period from December 9, 2002 (Inception) through October 31, 2003 are for our wholly owned subsidiary, Infinium Labs Operating Corporation. Intercompany transactions and balances have been eliminated in consolidation.

(D) Research and Development Costs

The Company’s software products reach technological feasibility shortly before the products are released for manufacturing. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred.

(E) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of three to seven years. Various note holders have a security interest in the Company’s assets.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by statement of Financial Accounting Standards “SFAS” No. 128, “Earnings per Share.” For the twelve months ended December 31, 2004, two months ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and from the period from December 9, 2002 (Inception) to December 31, 2004, the effect of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

(H) Advertising

Advertising costs are expensed either in the periods in which those costs are incurred or the first time the advertising takes place. For the year ended December 31, 2004, the two months ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004 the company incurred advertising costs of $1,380,377, $55,141, $153,038 and $1,588,556, respectively.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

(K) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004, the Company had $894,910 held in an attorney trust account related to the notes payable issued in December 2004. The release of the funds to the Company was contingent upon the Form SB-2 being filed with the SEC. The form SB-2 was filed with the SEC on January 5, 2005 and, subsequently, the $894,910 was transferred from the attorney trust account into Infinium Labs, Inc.’s bank account on January 6, 2005.

(L) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2004, the Company had no cash in excess of FDIC insurance limits.

(M) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, accrued expenses and notes payable approximate fair value based on the short-term maturity of these instruments.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

(N) Stock Based Compensation

The Company accounts for employee stock options in accordance with APB Opinion No. 25, “Accounting For Stock Issued To Employees” and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 as amended by SFAS 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” requires that companies, which do not elect to account for stock-based compensation as prescribed by this statement, disclose the pro-forma effects on earnings per share as id SFAS 123 has been adopted.

(O) Long-Lived Assets, Goodwill and Intangible Assets

In accordance with SFAS 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

NOTE 2       RESTATEMENT OF FINANCIAL STATEMENTS

(A) Payroll and Corresponding Payroll Tax Liabilities

The Company determined that certain employees were incorrectly classified as consultants during the year ended December 31, 2004 and the two months ended December 31, 2003. The Company has reclassified these consultants to employees and has restated these expenses and related liabilities at December 31, 2004 and December 31, 2003.

(B) Penalties and Interest on Payroll Tax Liabilities

The Company determined that penalties and interest were applicable to unpaid payroll tax liabilities that existed as a result of employees originally classified as consultants during the year ended December 31, 2004 and the two months ended December 31, 2003. The Company also determined that penalties and interest were applicable to additional unpaid payroll tax liabilities recorded during the year ended December 31, 2004. The Company has included these penalties and interest in the restated expenses and related liabilities at December 31, 2004 and December 31, 2003.

A summary of significant effects of the restatement is as follows:

	Year Ended December 31, 2004 (As Previously Reported)	Amount of Change	Year Ended December 31, 2004 (As Restated)

Statement of Operations
Salary expense	$6,776,876	$208,546	$6,985,422
Consultants	9,130,767	(48,422)	9,082,345
Total Operating Expenses	27,444,693	160,124	27,604,817
Net loss from operations	(27,444,693)	(160,124)	(27,604,817)
IRS penalty and interest expense	0	(528,377)	(528,377)
Total Other Income (Expense)	(5,686,593)	(528,377)	(6,214,970)
Net loss	(33,131,286)	(688,501)	(33,819,787)
Loss per common share - basic and diluted	$(0.33)	$(0.01)	$(0.34)

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

	December 31, 2004 (As Previously Reported)	Amount of Change	December 31, 2004 (As Restated)

Balance Sheet
Accrued payroll and payroll taxes	$834,682	$831,087	$1,665,769
Total current liabilities	13,123,330	831,087	13,954,417
Accumulated deficit during development stage	(36,000,363)	(764,498)	(36,764,861)
Total Stockholders’ Deficiency	$(11,486,854)	$(764,498)	$(12,251,352)

	Two Months Ended December 31, 2003 (As Previously Reported)	Amount of Change	Two Months Ended December 31, 2003 (As Restated)

Statement of Operations
Salary expense	$0	$172,484	$172,484
Consultants	191,740	(115,924)	75,816
Total Operating Expenses	580,989	56,560	637,549
Net loss from operations	(580,989)	(56,560)	(637,549)
IRS penalty and interest expense	0	(19,437)	(19,437)
Total Other Income (Expense)	(17,959)	(19,437)	(37,396)
Net loss	(598,948)	(75,997)	(674,945)
Loss per common share - basic and diluted	$(0.01)	$(0.00)	$(0.01)

	December 31, 2003 (As Previously Reported)	Amount of Change	December 31, 2003 (As Restated)

Balance Sheet
Accrued payroll and payroll taxes	$0	$75,997	$75,997
Total current liabilities	842,790	75,997	918,787
Accumulated deficit during development stage	(2,869,077)	(75,997)	(2,945,074)
Total Stockholders’ Deficiency	$(323,335)	$(75,997)	$(399,332)

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

NOTE 3      INTANGIBLE ASSETS

During 2003, the Company entered into an agreement for the signage rights to a building located in Sarasota, Florida. The agreement called for the Company to issue 942,600 shares of common stock in exchange for signage rights beginning April 1, 2004 through May 31, 2009. The shares were valued at the recent cash offering price aggregating $300,000. The Company will amortize the cost over the life of the agreement. As of December 31, 2004, the Company has amortized $43,505 of expense of the signage rights.

NOTE 4       PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	December 31, 2004	December 31, 2003	October 31, 2003

Office equipment	$79,331	$25,684	$10,467
Computer equipment	347,677	69,072	15,161
Computer software	368,232	10,451	-
Office furniture	126,631	40,558	28,503
Leasehold improvements	36,914	21,288	9,533
	958,785	167,053	63,664
Less accumulated depreciation	(131,364)	(4,290)	(675)
Less impairment	(352,299)	-	-
	$475,122	$162,763	$62,989

Depreciation expense during the twelve month period ended December 31, 2004, the two month period ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004 was $127,075, $3,614, $675 and $131,364, respectively. During 2004, the Company recognized impairment of property and equipment of $352,299 due to the closing of the Company’s Dallas, Texas office as well as the restructuring and consolidation of the corporate office in Sarasota, Florida.

NOTE 5       NOTES PAYABLE

During 2003, the Company received $275,000, net of offering costs of $25,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by the Company's Chairman and Chief Executive officer. The maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of the Company's assets and is convertible in its entirety at the option of the holder into the Company's common stock at a conversion price of $1.00. There was no beneficial conversion recognized on the issuance of the convertible notes payable as the conversion price was equal to recent cash offering price. During February 2004, the entire convertible note was repaid with cash of $275,000. At December 31, 2004, the outstanding balance on the convertible debenture was $0.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

During 2003, the Company entered into a $100,000 convertible note payable in full settlement of a lawsuit. The note is non-interest bearing and was due August 11, 2004. The note is convertible at the option of the note holder at any time at the current trading price of the Company's common stock. During February 2004, the entire convertible note was repaid with cash of $100,000. At December 31, 2004, the balance on the note payable was $0.

In February 2004, the Company authorized a private debt offering of secured 12% and 15% promissory notes with due dates one year from the date of issuance, within sixty days of the Company's SB-2 becoming effective or upon the Company receiving an equity investment of at least $15,000,000. For each loan to the Company, the lender was also entitled to 20,000 shares of the Company's common stock. During the twelve months ended December 31, 2004, the Company issued an aggregate of $2,400,000 promissory notes and issued 560,000 common shares. The shares were treated as a discount to the private offering, the shares were valued at $434,000 based on the market price on the dates the funds were received and the discount is being amortized over the life of the notes. These notes secured with the assets of the Company are currently in default.

On February 27, 2004, the Company borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 200,000 shares of common stock having a fair value of $284,000. The shares were treated as a discount to the debenture and the discount is being amortized over the life of the debenture. This debenture is secured with the assets of the Company and is currently in default.

On April 7, 2004, the Company borrowed $500,000 under a 15% promissory note which was initially payable on December 15, 2004 and subsequently became payable on March 31, 2005 per a conversion option agreement dated November 10, 2004 that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.10; the conversion option was treated as a $216,000 discount to the debenture and the discount was amortized over the life of the conversion option agreement. In addition, the note holder is entitled to a Stock Purchase Warrant for 150% of the number of shares obtained in the conversion at a warrant exercise price of $0.10. The note is secured with the assets of the Company. On March 22, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10. The Company recognized a loss on the conversion of $130,411.

On May 7, 2004, the Company borrowed $100,000 under a 15% promissory note. The note was fully paid off as of December 31, 2004.

On May 7, 2004, the Company borrowed $250,000 under a 15% promissory note which was initially payable on September 15, 2004 and was extended to April 30, 2005 per a conversion option agreement dated November 10, 2004 that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.10; the conversion option was treated as a $102,500 discount to the debenture and the discount was amortized over the life of the conversion option agreement. In addition, the note holder is entitled to a Stock Purchase Warrant for 200% of the number of shares obtained in the conversion at a warrant exercise price of $0.10. As additional consideration, the Company issued to the holder 100,000 shares of common stock having a fair value of $147,500. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company.

On May 19, 2004, the Company borrowed $417,260 under a 15% secured promissory note which was initially payable on June 3, 2004 but has been amended to January 15, 2005 for an additional consideration of $30,000. The additional consideration is being amortized over the life of the amendment as of December 31, 2004. This note is currently in default.

On May 28, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which was payable August 1, 2004. As additional consideration, the Company issued the holder 33,000 shares of common stock having a fair value of $47,190. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company. As of December 31, 2004, this note was in default but was subsequently settled on January 6, 2005 via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10 (see Note 11).

On May 28, 2004, the Company borrowed $350,000 under a 15% promissory note which was initially payable on June 8, 2004 but has been amended to January 1, 2005 for additional consideration of $30,000. The additional consideration is being amortized over the life of the amendment as of December 31, 2004. As additional consideration, the Company issued the holder 7,500 shares of common stock having a fair value of $11,025. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. This note is currently in default.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

On June 4, 2004, the Company borrowed $825,000 under a 15% secured convertible promissory note, which was initially due no later than June 3, 2005 but the note was amended and is now payable no later than January 15, 2005. As additional consideration, the Company issued the holder 511,000 shares of common stock having a fair value of $753,725. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The Company recognized beneficial conversion on the promissory note of $71,275. The beneficial conversion was treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company. On February 11, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.215.

On June 21, 2004, the Company borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2005. As additional consideration, the Company issued the holder 60,000 shares of common stock having a fair value of $67,800. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. As consideration for the Chief Executive Officer’s personal guaranty of note, the Company compensated the Chief Executive Officer $50,000. On April 11, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.15.

On July 28, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005. As consideration for a Director's personal guaranty of note, the Company issued the Director 800,000 shares of common stock having a fair value of $832,000.

On September 13, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which is payable September 13, 2005. The note is secured with the assets of the Company. On January 6, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10.

On October 20, 2004, the Company entered into a Bridge Loan Agreement with Hazinu Ltd. pursuant to which the Lender advanced the principal amount of $300,000 to the Company on October 21, 2004 in exchange for (i) a 10% secured promissory note in such principal amount, (ii) 500,000 shares of our common stock, and (iii) warrants to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share. The value of the shares and warrants of $152,500 and $147,500, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note was due December 31, 2004 and during December 2004, the entire note was repaid with cash. At December 31, 2004, the outstanding balance on the convertible debenture was $0.

On October 27, 2004, the Company entered into a Bridge Loan Agreement with JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom pursuant to which the Lenders advanced an aggregate principal amount of $300,000 to the Company on October 28, 2004 in exchange for (i) 10% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $0.50 per share. The value of the shares and warrants of $152,500 and $147,500, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note was due December 31, 2004 and during December 2004, the entire note was repaid with cash. At December 31, 2004, the outstanding balance on the convertible debenture was $0.

On December 13, 2004, the Company entered into a Bridge Loan Agreement with 15 various entities pursuant to which the Lenders advanced an aggregate principal amount of $1,160,000 to the Company on December 16, 2004 in exchange for (i) 8% secured promissory notes in such aggregate principal amount, (ii) 250,000 shares of our common stock and (iii) warrants to purchase an aggregate of 16,312,461 shares of our common stock at exercise prices ranging from $0.10 to $1.00 per share. The value of the shares and warrants of $60,000 and $1,100,000, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note is due December 16, 2005.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

On December 28, 2004, the Company entered into a Bridge Loan Agreement with 14 various entities pursuant to which the Lenders advanced an aggregate principal amount of $1,000,000 to the Company on January 6, 2005 in exchange for (i) 8% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 4,4687,485 shares of our common stock at an exercise price of $0.10 per share. The value of the shares and warrants of $370,000 and $630,000, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note is due December 28, 2005.

Note payable - face value	$10,102,260
Note payable - discount	2,803,912
$7,298,348

The discount from the face value of the promissory notes is being amortized over the life of the promissory notes as additional interest expense. During the twelve month period ended December 31, 2004, the two month period ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004, the Company has recorded interest expense from the discounts of $2,150,588, $25,000, $0 and $2,175,588, respectively.

All of these transactions were exempt from the registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

NOTE 6       STOCKHOLDERS’ DEFICIENCY

(A) Stock Issued for Cash

During 2002, the Company issued 58,189,728 shares of common stock to its founder for $18,522 ($0.0004 per share).

During 2003, the Company issued 4,423,012 shares of common stock for cash of $526,703 ($0.12 per share).

During 2003, the Company issued 1,748,380 shares of common stock for $545,717 ($0.28 per share), net of offering costs of $11,239.

During 2003, the Company issued 420,768 shares of common stock for $66,672 ($0.16 per share).

During 2004, the Company issued 6,650,000 shares of common stock for $1,662,500 ($0.25 per share).

During 2004, the Company issued 40,000 shares of common stock for cash of $100,000 ($2.50 per share).

During 2004, the Company issued 1,900,400 shares of common stock for $475,100 ($0.25 per share). In connection with this transaction, the Company issued 2,022,900 warrants to purchase common stock exercisable at a price of $0.25. The warrants are fully exercisable at any time for a period of five years after the closing date of the sale. None of the warrants were executed, forfeited or expired in 2004. Therefore, all 2,022,900 warrants were outstanding and exercisable as of December 31, 2004.

On August 26, 2004, the Company issued 100,000 shares of common stock for $200,000 ($2.00 per share).

During 2004, the Company issued 1,649,635 shares of common stock for $264,075 ($0.16 per share).

(B) Stock Issued for Services

During 2002, the Company issued 2,957,376 shares of common stock for software development services valued for financial accounting purposes at $1,113,005 ($0.3775 per share) based upon recent cash offering prices.

During 2003, the Company issued 434,036 shares of common stock for software development services valued for financial accounting purposes at $138,640 ($0.3175 per share) based upon recent cash offering prices.

During 2003, the Company issued 942,600 shares of common stock for signature rights valued for financial accounting purposes at $300,000 ($0.3175 per share) based upon recent cash offering prices.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

During 2004, the Company issued 1,750,000 shares of common stock for software development and consulting services with a fair value of $2,581,250 ($1.475 per share).

During 2004, the Company issued 279,260 shares of common stock for services with a fair value of $446,816 ($1.60 per share).

During 2004, the Company issued 830,000 shares of restricted common stock for services to three consultants having a fair value of $1,195,200 ($1.44 per share).

During 2004, the Company issued 440,000 shares of restricted common stock for services with a fair value of $404,800 ($.92 per share).

During 2004, the Company issued 100,000 shares of our restricted common stock for services with a fair value of $147,500 ($1.475 per share).

During 2004, the Company issued 1,933,224 shares to consultants for services with a fair value of $1,162,444 ($0.60 per share).

On July 28, 2004, as consideration for the Director's personal guaranty of a note payable (see Note 4), the Company issued the Director 800,000 shares of common stock having a fair value of $832,000 ($1.04 per share). These shares issued to the Director were restricted shares of common stock and, therefore, were not tradable at the time of issuance. These shares of common stock issued to the Director may become unrestricted on July 28, 2005.

During August 2004, the Company issued 1,000,000 shares to consultants for real estate service with a fair value of $1,130,000 ($1.13 per share).

During August 2004, the Company issued 21,460 shares to a consultant for services with a fair value of $13,734 ($0.64 per share).

During August, 2004, the Company issued 200,000 shares to a consultant for financial services with a fair value of $122,000 ($0.61 per share).

During August 2004, the Company issued 36,000 shares to a consultant for engineering services with a fair value of $21,420 ($0.60 per share).

On September 30, 2004, the Company issued 300,000 to employees as a bonus with a fair value of $99,000 ($0.33 per share).

During 2004, the Company issued 1,790,000 shares of common stock to employees with a fair value of $565,500 ($0.32 per share) for bonuses. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 5,199,967 shares of common stock to employees with a fair value of $1,137,099 ($0.22 per share) as regular compensation. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 1,100,000 shares of common stock to executives with a fair value of $240,542 ($0.22 per share) as compensation. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 3,885,410 shares of common stock for consulting services with a fair value of $812,141 ($0.21 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 1,350,000 shares of common stock for consulting services with a fair value of $377,500 ($0.28 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 150,000 shares of common stock for advisory services with a fair value of $37,500 ($0.25 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

(C) Stock Issued for Legal Settlement

During February 2004, the Company issued 66,668 shares of common stock with a fair value of $98,335 ($1.475 per share) in partial settlement of a lawsuit.

On June 4, 2004, the Company issued 53,332 shares of common stock with a fair value of $77,565 in final settlement of a lawsuit ($1.455 per share).

(D) Stock Issued for Cash with Notes Payable

During 2004, the Company issued 560,000 shares of common stock with a fair value of $434,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.78 per share).

During 2004, the Company issued 200,000 shares of common stock with a fair value of $284,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.42 per share).

During 2004, the Company issued 100,000 shares of common stock with a fair value of $147,500 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 60,000 shares of common stock with a fair value of $67,800 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.13 per share).

During 2004, the Company issued 33,000 shares of common stock with a fair value of $47,190 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.43 per share).

During 2004, the Company issued 511,000 shares of common stock with a fair value of $753,725 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 7,500 shares of common stock with a fair value of $11,025 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.47 per share).

During 2004, the Company issued 1,750,000 shares of common stock with a fair value of $735,000 as additional consideration for notes payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the notes ($0.42 per share).

(E) Stock Issued for Cash as Interest on Notes Payable

During 2004, the Company issued 375,000 shares to note payable holders for accrued interest on the notes with a fair value of $67,500 ($0.18 per share).

(F) Stock Issued Under Loan Default Provisions

During 2004, the Company issued 74,999 shares to a note payable holder under a loan default provision with a fair value of $110,624 ($1.475 per share).

During 2004, the Company issued 75,000 shares to a note payable holder under a loan default provision with a fair value of $84,750 ($1.13 per share).

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

During 2004, the Company issued 80,000 shares to a note payable holder under a loan default provision with a fair value of $118,000 ($1.475 per share).

During 2004, the Company issued 603,038 shares to a note payable holder under a loan default provision with a fair value of $942,548 ($1.56 per share).

During 2004, the Company issued 955,312 shares to a note payable holder under a loan default provision with a fair value of $1,404,309 ($1.47 per share).

(G) In Kind Contribution

During 2004, 1,191,450 shares of common stock were returned to the Company by a stockholder and recorded as an In Kind Contribution.

(H) Stock Dividend

During January 2004, the Company declared a 4 for 1 common stock dividend effected to stockholders of record on January 19, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

(I) Stock Split

During May 2004, the Company declared a 4 for 1 common stock split effected to stockholders of record on May 5, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this split.

(J) Stock Issued in Reverse Merger

On January 5, 2004, the Company issued 16,156,000 shares of common stock for all the outstanding shares of Global Business Resources.

All of these transactions were exempt from registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

(K) Obligation to Reserve Stock

As of December 31, 2004, the Company had an obligation to reserve 46,656,000 shares of common stock issuable upon conversion of debentures. In addition, as of December 31, 2004, the Company had outstanding options and warrants totaling 41,014,493 shares of common stock

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

NOTE 7       INCOME TAXES

Income tax expense (benefit) is summarized as follows:

	Year Ended December 31, 2004	Two Months Ended December 31, 2003	December 9, 2002 (Inception) through October 31, 2003	December 9, 2002 (Inception) through December 31, 2004
Current:
Federal	$-	$-	$-	$-
State	-	-	-	-
Deferred - Federal and State	-	-	-	-

Income tax expense (benefit)	$-	$-	$-	$-

The Company's tax expense differs from the "expected" tax expense as follows:

	Year Ended December 31, 2004	Two Months Ended December 31, 2003	December 9, 2002 (Inception) through October 31, 2003	December 9, 2002 (Inception) through December 31, 2004

U.S. Federal income tax expense (benefit)	$(11,836,925)	$(236,231)	$(794,545)	$(12,867,701)
Effect on net operating loss carryforward	11,836,925	236,231	794,545	12,867,701
$ -		$-	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

	December 31, 2004	December 31, 2003	October 31, 2003
Deferred tax assets:
Net operating loss carryforward	$12,867,701	$1,030,776	$794,545
Total gross deferred tax assets	12,867,701	1,030,776	794,545
Less valuation allowance	(12,867,701)	(1,030,776)	(794,545)

Net deferred tax assets	$-	$-	$-

At December 31, 2004, the Company had a net operating loss carryforward of approximately $36,764,861 for U.S. Federal income tax purposes available to offset future taxable income expiring through 2025. The net change in the valuation allowance during the year ended December 31, 2004 was an increase of $11,836,925.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

NOTE 8       COMMITMENTS AND CONTINGENCIES

(A) Distribution Agreements

Riverdeep, Inc.

Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") date October 20, 2003 that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

March 30, 2004	$50,000
June 30, 2004	50,000
September 30, 2004	125,000

Total	$225,000

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the Company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. From December 9, 2002 (inception) through December 31, 2004, $225,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

The Company is currently in default of this agreement.

Codemasters Software Company Ltd.

Infinium signed a distribution agreement with The Codemasters Software Company Ltd. (“Codemasters”) dated December 3, 2004 that will allow Infinium to market Codemasters’ catalog of video games software on the Phantom Game System. The agreement expires on December 31, 2005 and authorizes Infinium to distribute Codemasters’ products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Codemasters requires Infinium to make the following advance royalty payments as follows:

November 21, 2004	$25,000
Upon receipt of the Licensor Deliverables	25,000
Total	$50,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Codemasters the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 25% to 50% of Infinium’s net receipts with a minimum per unit royalty fee ranging from $1.25 to $7.16 per title.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $50,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Atari, Inc.

Infinium signed a distribution agreement with Atari, Inc. (“Atari”) dated September 14, 2004 that will allow Infinium to market Atari’s catalog of video games software on the Phantom Game System. The agreement expires on September 14, 2007 and authorizes Infinium to distribute Atari’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Atari requires Infinium to make the following non-refundable advance royalty payments as follows:

September 19, 2004	$300,000
September 29, 2004	200,000
Total	$500,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Atari the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from $5.00 to $15.00 per title.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $500,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Eidos Inc.

Infinium signed a distribution agreement with Eidos Inc. (“Eidos”) dated September 21, 2004 that will allow Infinium to market Eidos’s catalog of video games software on the Phantom Game System. The agreement expires on December 31, 2005 and authorizes Infinium to distribute Eidos’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Eidos requires Infinium to make the following non-refundable advance royalty payments as follows:

September 25, 2004	$62,500
Upon receipt of the Licensor Deliverables	62,500
Total	$125,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Eidos the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 25% to 50% of Infinium’s net receipts.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $125,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Enlight Inc.

Infinium signed a distribution agreement with Enlight Interactive Inc. (“Enlight”) dated September 21, 2004 that will allow Infinium to market Enlight’s catalog of video games software on the Phantom Game System. The agreement expires on September 2, 2009 and authorizes Infinium to distribute Enlight’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Enlight requires Infinium to make the following non-refundable advance royalty payments as follows:

October 2, 2004	$5,000
Upon receipt of the Licensor Deliverables	5,000
Total	$10,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Enlight the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 30% to 50% of Infinium’s net receipts

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $10,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

(B) Development Agreement

The company has a development agreement dated October 11, 2004 in place with BIOSTAR for the Phantom Game Receiver mainboard and graphics adapter. Terms are: $156,000 due at signing; $78,000 due before ship of pilot production units from Biostar; $78,000 due on acceptance of pilot units. The end design product will be wholly owned by the company. From December 9, 2002 (inception) through December 31, 2004, $312,000 of expenses have been accrued and reported on the accompanying financial statements. At December 31, 2004, no payments had been made to Biostar and the Company was in default of this agreement.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

(C) Leases

Infinium leases office space in Sarasota, Florida (starting September 18, 2003) and Seattle, Washington (starting August 1, 2004) under operating leases that expire in 2009 and 2006, respectively. Minimum future rental payments under these leases are as follows:

Year Ending December 31,
2005	$571,893
2006	491,055
2007	309,938
2008	329,378
2009	309,355
Thereafter	-
$2,011,619

The Florida lease provides for a renewal option of 5 years at a rental rate equal to the last year of the initial term with an increase equal to the Consumer Price Index not to exceed 5%. Rent expense for the year ended December 31, 2004, the two months ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004 was $373,590, $3,859, $0 and $377,449, respectively.

(D) Litigation

On October 27, 2003, SensAble Technologies, Inc. filed a complaint against Infinium in the U.S. District Court for the District of Delaware, alleging federal trademark infringement, federal trademark dilution, federal unfair competition, and Delaware common law unfair competition regarding the trademark "Phantom". The complaint sought damages, injunctive relief against Infinium's use of the name "Phantom", surrender of the Company's website www.phantom.com withdrawal of trademark applications for the "Phantom" mark and other unspecified damages. The complaint was settled in full via a $150,000 payment to SensAble Technologies on January 10, 2005 per the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004. As a condition of the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004, Sensable Technologies returned their 120,000 shares of common stock after receipt of the $150,000 payment in 2005.

On or around November 24, 2004, SBI-USA, LLC, filed suit against us and our chief executive officer, Timothy M. Roberts, in United States District Court, Central District of California. The suit alleges breach of contract and fraud and seeks to recover damages of approximately $600,000 under a contract that we terminated with plaintiff, as well as punitive damages and attorney's fees. In connection with the breach of contract claim, the plaintiff alleges that, since March 6, 2004, we raised more than $30 million in financing and owe plaintiff 2% of all amounts received. In connection with the fraud claim, plaintiff claims that we represented that plaintiff would be our exclusive investment banker during the term of the agreement with plaintiff, and that we hired a competing firm. Prior to filing suit, plaintiff demanded that we pay approximately $66,000 in unpaid expenses as full compensation for amounts due under the agreement. Shortly following our refusal to do so absent documentation of the claimed expenses, plaintiff initiated this suit. Our counsel has advised us that this suit is completely meritless and we intend to vigorously defend it.

A default to the suit was entered against Timothy Roberts on January 5, 2005, but no default judgment has been entered. A motion to set aside the default was filed on February 7, 2005 and set to be heard on March 21, 2005. The motion seeks to set aside the default based on both lack of personal jurisdiction against Mr. Roberts as well as for good cause to set aside the default. The complaint was settled in full via a $55,000 payment to SBI-USA, LLC on April 4, 2005. As of December 31, 2004, the Company has accrued expenses of $55,000 for this settlement.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

KB Networks, Inc., Kyle Bennett and Steve Lynch v. Infinium Labs, Inc. and Timothy Robertswas filed on February 27, 2004 in the United States District Court for the Northern District of Texas, Dallas Division. The case bore the Cause Number 3:04-CV-423-D.

The parties to the proceeding are identified in the style set forth above. The Complaint asserted only claims for declaratory relief. In this regard, the Complaint did not seek any compensatory damages whatsoever. The subject matter of the Complaint arose out of the publication by the Plaintiffs of an article about the Defendants on a website maintained by the Plaintiffs. That publication took place on September 17, 2003. Defendants sent the Plaintiffs cease and desist letters asserting that the article was defamatory in a number of respects. Defendants also asserted that the use of Infinium Labs, Inc.’s registered marks constituted a violation of the Lanham Act and otherwise constituted trademark infringement. The Original Declaratory Judgment Complaint was filed in order to obtain a declaratory judgment that the publication of the article was not defamatory and that the Plaintiffs’ use of Infinium Labs, Inc.’s trademarks in connection with the article did not constitute infringement and was an act of fair use.

Rather than respond to the Complaint, Defendants filed a Motion to Dismiss the Complaint asserting that the Court lacked both subject matter and personal jurisdiction. However, rather than provide a timely ruling on the Motion to Dismiss, the Court allowed the Plaintiffs to engage in discovery related to the question of personal jurisdiction. However, the Plaintiffs’ tactics during this discovery phase of the action were extremely burdensome and expensive. Accordingly, the decision was made to terminate the litigation by consenting to the exercise of personal jurisdiction and responding to the Complaint in such a way as to concede that the article did not give rise to any liability for the Plaintiffs as a result of its publication. As a result, the District Court entered a declaratory judgment declaring that the Plaintiffs were not liable to the Defendants as a result of the publication of the article.

During the dismissal process, the Plaintiffs asserted a right to recover sanctions against the Defendants for their conduct during the discovery phase of the litigation. The Plaintiffs asserted a sanction claim in the approximate amount of $100,000. Rather than continue to litigate the question of sanctions, the company agreed to pay the Plaintiffs the sum of $50,000 to completely terminate the litigation. As a result, the final declaratory judgment was ultimately entered terminating the litigation with prejudice. In this regard, the Agreed Declaratory Judgment terminating the litigation in all respects was entered by the Court on February 16, 2005. As of December 31, 2004, the Company has accrued expenses of $50,000 for this settlement.

Infinium Labs, Inc., Timothy M. Roberts and Robert Shambro v. Digital Interactive Streams, Inc. and Royal O'Brien, No. 2004 CA 8193 NC. Plaintiffs have sued Defendants alleging breach of a settlement agreement ("Settlement Agreement") and conversion, and are seeking damages in an amount to be determined by the Court. Defendants have counterclaimed alleging breach of the Settlement Agreement and are seeking $500,000, warrants to purchase Infinium common stock and a declaratory judgment that they materially complied with the Settlement Agreement. The parties currently are conducting discovery and no amounts have been accrued as of December 31, 2004.

A confidential, non-public SEC investigation entitled “ In re Certain Fax Blasts ” is ongoing. The Company has provided documents in response to SEC subpoenas, and two Company employees, including the CEO, have testified in the investigation concerning, among other things, events at the Company. The Company’s response to the SEC subpoenas is continuing.

Except as described above and as of December 31, 2004, we are not a party to any litigation other than litigation arising in the ordinary course of its business, which is not expected to have a material adverse effect on its financial condition or results of operations and has not accrued any amounts relating to any litigation.

(E) Employment Agreements

On September 17, 2004, Infinium Labs, Inc. entered into an employment agreement with Timothy M. Roberts, Chief Executive Officer. The agreement is for a one year term and sets Mr. Roberts’ salary at $150,000 per year, automatically increasing to $250,000 per year when the Company’s stockholders’ equity equals or exceeds $5,000,000.

On November 1, 2003, Infinium Labs, Inc. entered into an employment agreement with Kevin Bachus, President and Chief Operating Officer. Per the agreement, Mr. Bachus’ salary is $200,000 per year from November 1, 2003 through April 30, 2004 and, thereafter, increased to $250,000 per year.

On June 1, 2004, Infinium Labs, Inc. entered into a revised employment agreement with Richard S. Skoba, Executive Vice President of Sales and Business Development, that supersedes in its entirety an original employment agreement with Infinium Labs Corporation dated January 3, 2003. The revised agreement sets January 3, 2004 as the effective date of hire and the initial salary is $125,000 per year. Effective February 4, 2004, Mr. Skoba's salary automatically increased to $175,000 per year. Effective June 1, 2004, Mr. Skoba received monthly increases to his salary for five months, in equal installments, until reaching $225,000 per year. Upon termination by us without cause, Mr. Skoba will be entitled to six months' salary and benefits.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

On January 15, 2004, Infinium Labs, Inc. entered into an employment agreement with Tyrol Graham, Vice President of Product Development. Per the agreement, Mr. Graham’s salary is $150,000 per year and grants Mr. Graham the option to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s stock option plan and the eligibility to participate in the Company’s MBO Plan for a maximum of 400,000 additional shares of common stock to be awarded pursuant to the Company’s Incentive Stock Option Plan.

On May 24, 2004, Infinium Labs, Inc. entered into an employment agreement with Andrew Schneider, Senior Vice President of Marketing. Per the agreement, Mr. Schneider’s salary is $190,000 per year and grants Mr. Schneider the option to purchase 300,000 shares of the Company’s common stock, of which, 20% vested on Mr. Schneider’s first day of employment.

(F) Licenses

As detailed in Note 7(A), we have entered into agreements with a number of publishers to provide content for our Phantom Game Service . These agreements provide that we pay an advance to each publisher, which is recoupable by us against future royalties payable to these publishers under their respective agreements. At December 31, 2004, we owed an aggregate of $885,000 to these publishers pursuant to these agreements and if we fail to pay these advances, these agreements may be terminated.

(G) Payroll Taxes

The Company has accrued applicable employment taxes for individuals that were initially deemed and paid as independent contractors during the year ended December 31, 2004 and the two months ended December 31, 2003 but, subsequently, reclassified as employees by the Company. In addition, the Company has recorded our estimate for interest and penalties that are due for the Company’s failure to timely file and pay taxes for these individuals, as well as, for the Company’s failure to timely file and pay additional taxes for the year ended December 31, 2004.
	As of	As of
	December 31, 2004	December 31, 2003
Payroll taxes	$1,117,952	$56,560
Penalties and interest	547,817	19,437
Total accrued payroll and payroll taxes	$1,665,769	$75,997

NOTE 9       STOCK OPTIONS AND WARRANTS

(A) Stock Options Issued Under Qualified Stock Option Plan

Under the 2004 Incentive Stock Option Plan, the Company may grant incentive stock options to its employees, officers, directors, and consultants of the Company to purchase up to 25,000,000 shares of common stock. Under the plan, the exercise price of each option equals or exceeds the market price of the Company’s stock on the date of grant, and the options’ maximum term is five years. Options are granted at various times and are exercisable per a 36 month vesting period.

During 2004, the Company granted 18,505,000 stock options to certain employees during the year ended December 31, 2004. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for options issued to employees. Had compensation cost been determined based on the fair market value at the grant date, consistent with SFAS 123, the Company’s net income (loss) would have changed to the pro-forma amounts indicated below.

		Year Ended December 31, 2004	Two Months Ended December 31, 2003	December 9, 2002 (Inception) through October 31, 2003	December 9, 2002 (Inception) through December 31, 2004
Net loss available to common shareholders	As Reported	$(33,819,787)	$(674,945)	$(2,270,129)	$(36,764,861)
	Pro Forma	$(35,006,245)	$(674,945)	$(2,270,129)	$(37,951,319)

Basic and diluted loss per share	As Reported	$(0.34)	$(0.01)	$(0.04)	$(0.46)
	Pro Forma	$(0.35)	$(0.01)	$(0.04)	$(0.48)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004: dividend yield of zero; expected volatility of 187%, risk-free interest rate of 3.86%; expected life of five years for the plan. The cost of the options was calculated based on the amount of vested shares as the vesting period is the same as the service period of the options (3 years). Based on the common stock share price, the weighted average shares equal the primary EPS on the income statement for the year ended December 31, 2004, the two months ended December 31, 2003, from December 9, 2002 (Inception) through October 31, 2003 and from December 9, 2002 (Inception) through December 31, 2004 of $(0.34), $(0.01), $(0.04) and $(0.46), respectively.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

A summary of the status of Company’s fixed stock option plan as of December 31, 2004 and 2003, and the changes during the years then ended is presented below:

	December 31, 2004		December 31, 2003
Fixed Options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of period	-	$-	-	$-
Cancelled	-	$-	-	$-
Granted	18,505,000	$1.43	-	$-
Forfeited	3,355,000	$1.43	-	$-
Expired	-	$-	-	$-
Exercised	-	$-	-	$-
Outstanding at end of period	15,150,000	$1.43	-	$-

Options exercisable at period end	5,184,862		-

Weighted average fair value of options granted to employees during the year	$1.43		$-

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2004	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2004	Weighted Average Exercise Price

$0.00 - 0.99	-	-	$-	-	$-
1.00 - 1.99	15,150,000	4.5	1.43	5,184,862	1.43
	15,150,000	4.5	$1.43	5,184,862	$1.43

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2003	Weighted Average Exercise Price

$0.00 - 0.99	-	-	$-	-	$-
1.00 - 1.99	-	-	-	-	-
-		-	$-	-	$-

During the period ended October 31, 2003, the Company had no Stock Option Plan in place.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

(B) Warrants Issued and Outstanding

Stock Purchase Warrants

For the twelve months ended December 31, 2004, the Company granted warrants to purchase shares of common stock in conjunction with notes payable. The warrants were treated as discounts to the notes and the company recognized an expense of $345,384 in the statement of operations for the year ended December 31, 2004, for the amortization of the discounts related to the warrants.

	December 31, 2004	December 31, 2003	October 31, 2003
Warrants for common stock issued to investors. The term of the warrants are five years expiring November 10, 2009. The warrants are exercisable at $0.25 per share	5,107,081	-	-

Warrants for common stock issued to an investor. The term of the warrants are five years expiring November 10, 2009. The warrants are exercisable at $0.10 per share.	8,722,604	-	-

Warrants for common stock issued to note holders. The term of the warrants are five years expiring October 22, 2009. The warrants are exercisable at $0.50 per share.	500,000	-	-

Warrants for common stock issued to note holders. The term of the warrants are five years expiring October 27, 2009. The warrants are exercisable at $0.50 per share.	500,000	-	-

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.26667 per share.	5,437,487	-	-

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.75 per share.	5,437,487	-	-

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $1.00 per share.	5,437,487	-	-

Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.10 per share.	4,687,485	-	-

Total	35,829,631	-	-

NOTE 10       GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no sales and has recurring losses from inception of $36,764,861, has a working capital deficiency of $12,988,409, a stockholders deficiency of $12,251,352 and has a negative cash flow from operations of $11,996,783. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for the Company to continue as a going concern.

NOTE 11       RELATED PARTY TRANSACTIONS

The Company issued a director 800,000 shares of common stock as consideration for the director's personal guaranty of a $500,000 note payable secured by a real estate mortgage encumbering the director's residence.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

The Company compensated the Chief Executive Officer $50,000 as consideration for the Chief Executive Officer's personal guaranty of a $1,500,000 note payable secured by a real estate mortgage encumbering the Chief Executive Officer's residence.

NOTE 12        SUBSEQUENT EVENTS

(A) Notes Payable

On January 27, 2005, the Company borrowed $300,000 Timothy Roberts, the Company’s Chief Executive Officer, under a 15% promissory note, which is payable no later than April 27, 2005.

On January 28, 2005, the Company borrowed $118,000 under a 15% promissory note, which is payable no later than April 30, 2005.

On January 31, 2005, the Company borrowed $175,000 under a 15% promissory note, which is payable no later than May 10, 2005.

On January 31, 2005, the Company borrowed $100,000 under a 15% promissory note, which is payable no later than May 10, 2005.

On February 3, 2005, the Company borrowed $100,000 under a 15% promissory note, which is payable no later than May 10, 2005.

On March 9, 2005, the Company borrowed $400,000 under a 10% promissory note, which is payable no later than April 15, 2005.

On March 21, 2005, the Company borrowed $200,000 under a 17% promissory note, which is payable no later than May 10, 2005.

(B) Common Stock Issuances

During 2005, the Company issued 2,747,632 shares of common stock for consulting services with a fair value of $931,805 ($0.34 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2005, the Company issued 1,465,000 shares of common stock to employees with a fair value of $767,850 ($0.52 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On January 6, 2005, the Company issued 7,043,750 shares of common stock to convert a note payable with a fair value of $704,375 ($0.10 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On February 11, 2005, the Company issued 4,925,291 shares of common stock to convert a note payable with a fair value of $1,058,938 ($0.215 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On March 22, 2005, the Company issued 5,815,069 shares of common stock to convert a note payable with a fair value of $581,507 ($0.10 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On April 11, 2005, the Company issued 7,825,000 shares of common stock to convert a note payable with a fair value of $1,565,000 ($0.15 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During April 2005, the Company issued 816,952 shares of common stock for consulting services with a fair value of $200,323 ($0.25 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During April 2005, the Company issued 100,000 shares of common stock to an employee with a fair value of $26,000 ($0.26 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

(C) Stock Returned per Legal Settlement

During 2005, Sensable Technologies returned their 120,000 shares of common stock after the Company’s receipt of the $150,000 payment from Sensable Technologies as a specified in the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004.

(D) Litigation

Sue Bohle & Associates d/b/a The Bohle Company v. Infinium Labs, Inc., No. 2005 CA 003604 NC. The Bohle Company has sued Infinium in the Circuit Court for Sarasota County, Florida, alleging breach of contract and seeking damages in the amount of $262,151.63 plus interest. Infinium expects to enter into a negotiated settlement with The Bohle Company. The Company has recorded $285,939.12 in accounts payable related to vendor payments due The Bohle Company as of December 31, 2004.

(E) Amendment to Articles of Incorporation

During 2005, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 600,000,000 common shares at a par value of $0.0001 per share.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$221.49
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	35,000.00	*
Miscellaneous	778.51
TOTAL	$46,000.00	*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period February 2003 through February 2006.

On January 5, 2004, we issued 69,115,900 shares of restricted common stock as merger consideration to the former stockholders of Infinium Labs Operating Corporation.

On January 7, 2004, we issued 2,290,000 shares of restricted common stock to eight investors in a private placement for consideration of $572,500 ($0.25 per share).

On January 22, 2004, we issued 4,360,000 shares of restricted common stock to 32 investors in a private placement for consideration of $1,090,000 ($0.25 per share).

On February 12, 2004, we borrowed $1.4 million under a 15% secured debenture for a maximum term of 12 months. As additional consideration, we issued to the holder 80,000 shares of restricted common stock valued at $118,000 ($1.475 per share). We subsequently issued 1,638,350 shares of restricted common stock valued at $2,464,857 ($1.50 per share) under loan default provisions.

On February 23, 2004, we borrowed $1.0 million under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, we issued to the holder 400,000 shares of restricted common stock valued at $198,000 ($0.495 per share).

On February 27, 2004, we borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, we issued to the holder 80,000 shares of restricted common stock valued at $118,000 ($1.475 per share).

During February 2004, we issued 66,668 shares of restricted common stock valued at $98,335 ($1.475 per share) to a single claimant as consideration for the settlement of a lawsuit..

On March 30, 2004, we issued 1,750,000 shares of restricted common stock to six service providers in exchange for services valued at $2,581,250 ($1.475 per share).

On April 7, 2004, we borrowed $500,000 under a 15% promissory note which was payable on December 15, 2004. As additional consideration, we issued 200,000 shares of restricted common stock valued at $284,000 ($1.42 per share).

On May 7, 2004, we borrowed $250,000 under a 15% promissory note, which was payable on September 15, 2004. As additional consideration, we issued 100,000 shares of restricted common stock valued at $147,500 ($1.475 per share).

On May 18, 2004, we borrowed $350,000 under a 15% promissory note, which was payable on September June 8, 2004. As additional consideration, we issued 7,500 shares of restricted common stock valued at $11,025 ($1.47 per share).

On May 24, we issued 279,260 shares of restricted common stock for services with a fair value of $446,816 ($1.60 per share).

On May 25, 2004, we issued 600,000 shares of restricted common stock for services valued at $864,000 ($1.44 per share).

On May 25, 2004, we issued 200,000 shares of restricted common stock for services valued at $288,000 ($1.44 per share).

On May 25, 2004, we issued 30,000 shares of restricted common stock for services valued at $43,200 ($1.44 per share).

On May 28, 2004, we borrowed $350,000 under a 15% promissory note, which was payable on August 2, 2004. As additional consideration, we issued 33,000 shares of restricted common stock valued at $47,190 ($1.43 per share).

On June 4, 2004, we borrowed $825,000 under a 15% secured convertible promissory note, which was payable no later than June 3, 2005. As additional consideration, we issued 511,000 shares of restricted common stock valued at $753,725 ($1.475 per share). We subsequently issued 74,999 shares of restricted common stock valued at $110,624 ($1.475 per share) as a penalty for our failure to profile a timely registration statement under the terms of our agreement.

On June 4, 2004, we issued 53,332 shares of restricted common stock valued at $77,565 ($1.455 per share) to a single claimant as consideration for the settlement of a lawsuit.

On June 18, 2004, we issued 440,000 shares of restricted common stock for services valued at $404,800 ($0.92 per share).

On June 21, 2004, we borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2004. As additional consideration, we issued 60,000 shares of restricted common stock valued at $67,800 ($1.13 per share). We subsequently issued 75,000 shares of restricted common stock valued at $84,750 ($1.13 per share) under a loan default provision.

On June 30, 2004, we issued 100,000 shares of restricted common stock for services valued at $147,500 ($1.475 per share).

During June 2004, we issued 400,000 shares of restricted common stock to an investor for consideration of $100,000 ($0.25 per share).

On July 28, 2004, we borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005 and was guaranteed by a Director. As consideration for the Director's personal guaranty of note, we issued the Director 800,000 shares of restricted common stock having a fair value of $832,000 ($1.04 per share).

During August 2004, we issued 1,000,000 shares of restricted common stock to a consultant for real estate service with a fair value of $1,130,000 ($1.13 per share).

During August 2004, we issued 21,460 shares of restricted common stock to a consultant for services with a fair value of $13,734 ($0.64 per share).

During August 2004, we issued 200,000 shares of restricted common stock to a consultant for financial services with a fair value of $122,000 ($0.61 per share).

During August 2004, we issued 36,000 shares of restricted common stock to a consultant for engineering services with a fair value of $21,420 ($0.60 per share).

On August 26, 2004, we issued 200,000 shares of restricted common stock to an investor for consideration of $200,000 ($1.00 per share).

On September 30, 2004, we issued 300,000 shares of restricted common stock to two employees with a fair value of $99,000 ($0.33 per share).

During August 2004, we issued 1,900,400 shares of restricted common stock to 36 investors for total consideration of $475,100 ($0.25 per share).

On October 8, 2004, we issued 40,000 shares of restricted common stock to an employee with a fair value of $20,000 ($0.50 per share).

On October 18, 2004, we issued 100,000 shares of restricted common stock to an employee with a fair value of $38,000 ($0.38 per share).

On October 21, 2004, we issued 50,000 shares of restricted common stock to a consultant for financial services with a fair value of $15,500 ($0.31 per share).

On October 21, 2004, we issued 800,000 shares of restricted common to a consultant for marketing services with a fair value of $232,000 ($0.29 per share).

On October 20, 2004, we borrowed $500,000 under a 10% promissory note which was payable on December 31, 2004. We issued 500,000 shares of restricted common stock with a fair value of $155,000 ($0.31 per share) as additional consideration for the note payable.

On October 27, 2004, we borrowed an aggregate of $500,000 under four 10% promissory notes which were payable on December 31, 2004. We issued 500,000 shares of restricted common stock with a fair value of $150,000 ($0.30 per share) as additional consideration for these notes payable.

On November 10, 2004, we issued 1,189,635 shares of restricted common stock to an investor for consideration of $264,075 ($0.22 per share).

On November 17, 2004, we issued 700,000 shares of restricted common stock to an employee with a fair value of $196,000 ($0.28 per share).

On November 17, 2004, we issued 200,000 shares of restricted common stock to an employee with a fair value of $56,000 ($0.28 per share).

On November 18, 2004, we issued 500,000 shares of restricted common stock to a consultant for services with a fair value of $130,000 ($0.26 per share).

On December 16, 2004, we borrowed an aggregate of $1,160,000 under 15 separate 8% convertible debentures Series 04-02. We issued 250,000 shares of restricted common stock with a fair value of $60,000 ($0.24 per share) as additional consideration for these debentures.

On December 28, 2004, we borrowed an aggregate of $1,000,000 under 14 separate 8% convertible debentures Series 04-03. We issued 500,000 shares of restricted common stock with a fair value of $370,000 ($0.74 per share) as additional consideration for these debentures.

During December 2004, we issued 175,000 shares of restricted common stock to debt holders for interest values at $17,500 ($0.10 per share).

During December 2004, we issued 100,000 shares of restricted common stock to debt holders for interest values at $25,000 ($0.25 per share).

During December 2004, we issued 100,000 shares of restricted common stock to debt holders for interest values at $25,000 ($0.25 per share).

During December 2004, we issued 150,000 shares of restricted common stock to an advisor for advisory services valued at $37,500 ($0.25 per share).

During December 2004, we issued 750,000 shares of restricted common stock to an employee with a fair value of $255,000 ($0.34 per share).

On January 6, 2005, we issued 7,043,750 shares of restricted common stock to convert a note payable with a fair value of $704,375 ($0.10 per share).

On January 27, 2005, we borrowed $300,000 from Timothy Roberts, our former CEO and director of our company under a 15% promissory note, which is payable no later than April 27, 2005 and settled in June 2005.

On January 28, 2005, we issued 1,200,000 shares of restricted common stock to a former employee with a fair value of $648,000 ($0.54 per share).

On February 11, 2005, we issued 4,925,291 shares of restricted common stock to convert a note payable with a fair value of $1,058,938 ($0.215 per share).

On March 10, 2005, we issued 100,000 shares of restricted common stock to a consultant with a fair value of $32,000 ($0.32 per share).

On March 11, 2005, we issued 800,000 shares of restricted common stock to a Director with a fair value of $272,000 ($0.34 per share).

On March 22, 2005, we issued 5,815,069 shares of restricted common stock to convert a note payable with a fair value of $581,507 ($0.10 per share).

On April 8, 2005, we issued 100,000 shares of restricted common stock to an employee with a fair value of $26,000 ($0.26 per share).

On April 11, 2005, we issued 7,825,000 shares of restricted common stock to convert a note payable with a fair value of $1,565,000 ($0.15 per share).

During April 2005, we issued 100,000 shares of restricted common stock to employees as a bonus with a fair value of $23,000 ($0.23 per share).

On April 18, 2005, we issued 250,000 shares of restricted common stock for consulting services with a fair value of $45,000 ($0.18 per share).

On April 11, 2005, we issued 13,325,000 shares of common stock to convert a note payable with a fair value of $1,565,000 ($0.12 per share). We recognized a loss of $716,933 ($0.05 per share) on the conversion of this note.

During April 2005, we issued 2,936,644 shares of common stock to convert a note payable with a fair value of $293,664 ($0.10 per share).

On May 10, 2005, we issued 3,961,170 shares of common stock to convert a note payable with a fair value of $475,340 ($0.12 per share). We recognized a loss of $158,447 ($0.04 per share) on the conversion of this note.

On May 10, 2005, we issued 3,700,000 shares of common stock to convert a note payable with a fair value of $370,000 ($0.10 per share). We recognized a loss of $220,000 ($0.06 per share) on the conversion of this note.

On May 16, 2005, we issued 5,900,000 shares of common stock to convert a note payable with a fair value of $560,918 ($0.095 per share). We recognized a loss of $265,500 ($0.045 per share) on the conversion of this note.

On May 16, 2005, we issued 12,000,000 shares of common stock to convert a note payable with a fair value of $1,146,836 ($0.095 per share). We recognized a loss of $540,000 ($0.045 per share) on the conversion of this note.

During May 2005, we issued 1,976,021 shares of common stock with a fair value of $293,439 ($0.15 per share) in settlement of a vendor payable. We recognized a loss of $22,724 ($0.01 per share) on the settlement of this vendor payable.

During June 2005, we issued 3,695,339 shares of common stock to convert a note payable with a fair value of $404,011 ($0.11 per share).

In June 2005, the full principal and interest due under a note issued to Timothy Roberts, our former CEO and a director of our company, was settled with an unaffiliated third party who Mr. Roberts transferred such note to with our issuance of 3,187,206 shares of common stock, valued at $318,721.

On June 10, 2005, we issued 2,075,453 shares of common stock to convert a note payable with a fair value of $207,545 ($0.10 per share).

On June 10, 2005, we issued 3,187,206 shares of common stock to convert a note payable with a fair value of $318,721 ($0.10 per share).

On June 10, 2005, we issued 1,110,298 shares of common stock to convert a note payable with a fair value of $111,030 ($0.10 per share).

On June 10, 2005, we issued 1,109,069 shares of common stock to convert a note payable with a fair value of $110,907 ($0.10 per share).

On June 10, 2005, we issued 1,863,852 shares of common stock to convert a note payable with a fair value of $186,385 ($0.10 per share).

During July 2005, we issued 2,549,075 shares of common stock with a fair value of $229,417 ($0.09 per share) in settlement of the 2005 rent for the Sarasota office. We recognized no gain or loss on the settlement of this vendor payable. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

During August 2005, we issued 368,375 shares of common stock with a fair value of $29,470 ($0.08 per share) in settlement of a vendor payable. We recognized no gain or loss on the settlement of this vendor payable. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

On August 11, 2005, we issued 2,096,623 shares of common stock to convert a note payable with a fair value of $104,831 ($0.05 per share). We recognized no gain or loss on the conversion of this note. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

On August 18, 2005, we issued 750,000 shares of common stock for consulting services with a fair value of $52,500 ($0.07 per share).

On August 18, 2005, we issued 2,600,000 shares of common stock to employees with a fair value of $182,000 ($0.07 per share).

On August 18, 2005, we issued 5,000,000 shares of common stock to a Director with a fair value of $350,000 ($0.07 per share).

On August 18, 2005, we issued 10,000,000 shares of common stock to the CEO with a fair value of $700,000 ($0.07 per share).

During August 2005, we issued 7,114,667 shares to a note payable holder for accrued interest and related legal fees on the note with a fair value of $384,192 ($0.054 per share). We recognized no gain or loss on this transaction. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

During September 2005, we settled the outstanding amounts plus related legal fees with Biostar by issuing 6,361,113 shares of common stock with a fair value of $311,695 on the date of settlement.  A gain of $25,444 was recognized on the settlement.  The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

On September 15, 2005, we issued 12,882,049 shares of common stock to convert three notes payable with a fair value of $644,102 ($0.05 per share). We recognized a loss of $36,048 on the conversion of these notes. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

On September 15, 2005, we issued 3,385,259 shares of common stock to convert a note payable with a fair value of $169,263 ($0.05 per share). We recognized a loss of $16,926 on the conversion of this note. The shares were issued under a court ordered settlement pursuant to 3(a)(10) under the Securities Act of 1933.

On December 30, 2005, we issued an aggregate of 16,000,000 shares of common stock to certain of our debenture holders from our December 2004 Securities Purchase Agreement upon a partial conversion of their debentures.

* Unless otherwise noted, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "ies" in this Exhibit List mean Infinium Labs, Inc., a Delaware corporation.

Exhibit # Exhibit Name

2.1  Agreement and Plan of Merger dated as of December 24, 2003 by and among Global Business Resources, Inc., Global Infinium Merger Sub, Inc., Infinium Labs Corporation and Peter J. Goldstein (Incorporated by Reference to Exhibit 2.1 to Form 8-K filed with the SEC on January 20, 2004).

3.1      Certificate of Incorporation (Incorporated by Reference to Exhibit 3.0 to Form SB-2 (Registration No. 333-67990) filed with the SEC on August 20, 2001).

3.2  Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-KSB for the year ended December 31, 2003).

3.3  Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to the Company's Form 10-KSB for the year ended December 31, 2003).

3.4   Bylaws (Incorporated by reference to Exhibit 3.4 to the Company's Form 10-KSB for the year ended December 31, 2003).

5.1  Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith)

10.1  Stock Purchase Agreement dated as of January 22, 2004 between Infinium Labs, Inc. and SBI Brightline VI, LLC (Incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on January 26, 2004).

10.2  Stock Purchase Agreement dated as of January 22, 2004 between Infinium Labs, Inc.  and Infinium Investment Partners, LLC (Incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on January 26, 2004).

10.3  Form of Subscription Agreement between Infinium Labs, Inc. and certain stockholders of Infinium Labs, Inc. (Incorporated by reference to Exhibit 4.3 to the Form 10-KSB for the year ended December 31, 2003).

10.4  12% Secured Subordinated Debenture between the Company and Contare Ventures, LLC dated February 23, 2004 (Incorporated by reference to Exhibit 10.12 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.5  12% Secured Subordinated Debenture between the Company and Gary Kurfirst, dated February 23, 2004 (Incorporated by reference to Exhibit 10.9 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.6  15% Secured Debenture between the Company and James Beshara, dated March 29, 2004 (Incorporated by reference to Exhibit 10.4 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.7  15% Secured Debenture between the Company and Ronald Westman, dated April 7, 2004 (Incorporated by reference to Exhibit 10.11 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.8  15% Secured Subordinated Debenture between the Company and James Beshara, dated May 3, 2004 (Incorporated by reference to Exhibit 10.3 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.9  15% Secured Debenture between the Company and Ronald Westman, dated May 7, 2004 (Incorporated by reference to Exhibit 10.1 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.10  Pledge Agreement between Robert F. Shambro in favor of Phoenix Capital Opportunity Fund, dated May 12, 2004 (Incorporated by reference from Exhibit 10.6 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.11  Promissory Note between the Company and Sharon M. Beshara, dated May 18, 2004 (Incorporated by reference from Exhibit 10.5 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.12  15% Secured Subordinated Debenture between the Company and and SBI USA, LLC, dated May 28, 2004 (Incorporated by reference from Exhibit 10.10 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.13  Amended and restated convertible secured promissory note dated, June 16, 2004, between the Company and Phantom Investors, LLC (Incorporated by reference from Exhibit 10.2 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.14  Commercial Promissory Note between the Company and Video Associates, LLC, dated June 2004 (Incorporated by reference from Exhibit 10.8 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.15  Employee Stock Ownership (Incorporated by reference from Exhibit 10.13 to the Form 10-QSB filed with the SEC on August 23, 2004).

10.16  Promissory Note between the Company and Stephen A. Witzer, dated July 28, 2004 (Incorporated by reference from Exhibit 10.14 of to the Form SB-2/A filed with the SEC on February 14, 2005).

10.17  10% Secured Promissory Note between the Company and Hazinu Ltd., dated October 20, 2004 (Incorporated by reference from Exhibit 4.2 of to Form 8-K filed with the SEC on October 29, 2004).

10.18  10% Secured Promissory Note between the Company and JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom, dated October 27, 2004 (Incorporated by reference from Exhibit 4.6 of to Form 8-K filed with the SEC on October 29, 2004)

10.19  Securities Purchase Agreement between the Company and JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom dated December 13, 2004 (Incorporated by reference from Exhibit 4.1 to Form 8-K filed with the SEC on October 29, 2004).

10.20  Registration Rights Agreement between the Company and JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom dated December 13, 2004 (Incorporated by reference from Exhibit 4.2 to Form 8-K filed with the SEC on October 29, 2004).

10.21  8% Convertible Debenture between the Company and JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom dated December 13, 2004 (Incorporated by reference from Exhibit 4.3 to Form 8-K filed with the SEC on October 29, 2004).

10.22  8% Convertible Debenture between the Company and accredited investors dated December 23, 2004 (Incorporated by reference to Form 8-K filed with the SEC on January 5, 2005).

10.23  Pinnacle Marketing Agreement to serve as manufacturing representatives (Incorporated by reference from to Exhibit 10.21 to the Form 10-KSB filed with the SEC on April 20, 2005).

10.24  Summit Marketing Agreement to serve as manufacturing representatives (Incorporated by reference from to Exhibit 10.22 to the Form SB-2/A filed with the SEC on February 14, 2005).

10.25  Limelight Networks Agreement to serve as manufacturing representatives (Incorporated by reference from to Exhibit 10.24 to the Form SB-2/A filed with the SEC on February 14, 2005).

10.26  Chicony agreement to manufacture system hardware (Incorporated by reference from to Exhibit 10.25 to the Form SB-2/A filed with the SEC on February 14, 2005).

10.27  Saitek agreement to manufacture system hardware (Incorporated by reference from to Exhibit 10.26 to the Form SB-2/A filed with the SEC on February 14, 2005).

10.28  BIOSTAR® Microtech International Corp. agreement for engineering, industrial design and manufacturing (Incorporated by reference from to Exhibit 10.27 to the Form SB-2/A filed with the SEC on February 14, 2005).

10.29  Teague agreement for engineering and industrial design (Incorporated by reference from to Exhibit 10.28 to the Form SB-2/A filed with the SEC on February 14, 2005).

10.30  6% Promissory Note between the Company and Nite Capital L.P., dated March 9, 2005 (Incorporated by reference from Exhibit 10.39 to the Form 10-QSB filed with the SEC on May 23, 2005).

10.31  17% Promissory Note between the Company and Ron Westman., dated March 21, 2005 (Incorporated by reference from Exhibit 10.40 to the Form 10-QSB filed with the SEC on May 23, 2005).

10.32  12% Promissory Note between the Company and Rob Shambro, dated April 7, 2005 (Incorporated by reference from Exhibit 10.1 to the Form 10-QSB filed with the SEC on August 15, 2005).

10.33  17% Promissory Note between the Company and Fred Niedrich, dated April 29, 2005 (Incorporated by reference from Exhibit 10.2 to the Form 10-QSB filed with the SEC on August 15, 2005).

10.34  17% Promissory Note between the Company and Fred Niedrich, dated June 13, 2005 (Incorporated by reference from Exhibit 10.3 to the Form 10-QSB filed with the SEC on August 15, 2005).

10.35  17% Promissory Note between the Company and James Breshara, dated June 30, 2005 (Incorporated by reference from Exhibit 10.4 to the Form 10-QSB filed with the SEC on August 15, 2005).

10.36  15% Promissory Note between the Company and Edward Breshara, dated September 7, 2005 (Incorporated by reference from Exhibit 10.1 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.37  5% Promissory Note between the Company and Sharon Breshara, dated September 7, 2005 (Incorporated by reference from Exhibit 10.2 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.38  5% Promissory Note between the Company and Fred Niedrich, dated September 13, 2005 (Incorporated by reference from Exhibit 10.3 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.39  5% Promissory Note between the Company and Fred Niedrich, dated September 19, 2005 (Incorporated by reference from Exhibit 10.4 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.40  % Promissory Note between the Company and Fred Niedrich, dated November 1, 2005 (Incorporated by reference from Exhibit 10.5 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.41  % Promissory Note between the Company and Edward Breshara, dated November 7, 2005 (Incorporated by reference from Exhibit 10.6 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.42  5% Assignment of Promissory Note between Stephen A. Witzer, Trustee and Director, Richard Angelotti, dated December 9, 2005 (Incorporated by reference from Exhibit 10.7 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.43  Amendment to Promissory Note between the Company and Director, Richard Angelotti, dated December 9, 2005 (Incorporated by reference from Exhibit 10.8 to the Form 10-QSB filed with the SEC on December 22, 2005).

10.44  Employment agreement between the Company and Tyrol Graham dated January 15, 2004 (Incorporated by reference from to Exhibit 10.32 to the Form 10-KSB filed with the SEC on April 20, 2005).

10.45  Employment agreement between the Company and Greg Koler dated January 11, 2006 (Incorporated by reference from to Exhibit 10.1 to the Form 8-K filed with the SEC on January 13, 2006).

10.46  Stockholder vesting agreement between the Company and Greg Koler dated January 11, 2006 (Incorporated by reference from to Exhibit 10.2 to the Form 8-K filed with the SEC on January 13, 2006).

10.47  Securities Purchase Agreement dated as of January 24 , 2006 by and between Infinium Labs, Inc. and Golden Gate Investors, Inc. (Incorporated by reference from to Exhibit 10.1 to the Form 8-K filed with the SEC on January 31, 2006).

10.48  Registration Rights Agreement dated as of January 24, 2006 by and between Infinium Labs, Inc. and Golden Gate Investors, Inc. (Incorporated by reference from to Exhibit 10.2 to the Form 8-K filed with the SEC on January 31, 2006).

10.49       5¼% Convertible Debenture of Infinium Labs, Inc. dated as of January 24, 2006. (Incorporated by reference from to Exhibit 10.3 to the Form 8-K filed with the SEC on January 31, 2006).

10.50  Warrant to Purchase Common Stock of Infinium Labs, Inc. dated as of January 24, 2006 (Incorporated by reference from to Exhibit 10.4 to the Form 8-K filed with the SEC on January 31, 2006).

10.51  Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of January 24, 2006 by and between Infinium Labs, Inc. and Golden Gate Investors, Inc. (Incorporated by reference from to Exhibit 10.5 to the Form 8-K filed with the SEC on January 31, 2006).

23.1  Consent of Webb & Company, LLP (filed herewith)

23.2  Consent of Sichenzia Ross Friedman Ference LLP (Incorporated by reference to Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington, on February 13, 2006.

INFINIUM LABS, INC.

Date:	By:	/s/ Greg Koler
Greg Koler
Interim CEO (Principal Executive Officer) and Interim Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Greg Koler	Interim Chief Executive Officer and	February 13, 2006
Greg Koler	Interim Chief Financial Officer

/s/ Timothy Roberts	Chairman of the Board	February 13, 2006
Timothy Roberts

/s/ Richard Angelotti	Director	February 13, 2006
Richard Angelotti